                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                               CREDIT AGREEMENT

                                     among

                                  MTL. INC.,

                  LEVY TRANSPORT, LTD./LEVY TRANSPORT LTEE.,

                                ABN AMRO BANK,
                           THE BANK OF NOVA SCOTIA,
                         BHF-BANK AKTIENGESELLSCHAFT.
                     CREDITANSTALT CORPORATE FINANCE, INC.
                                     and
                             ROYAL BANK OF CANADA,
                                 AS CO-AGENTS,

                         VARIOUS LENDING INSTITUTIONS,

                    SALOMON BROTHERS HOLDING COMPANY, INC,
                            AS DOCUMENTATION AGENT,

                            BANKERS TRUST COMPANY,
                             AS SYNDICATION AGENT,

                                      and

                          CREDIT SUISSE FIRST BOSTON,
                            AS ADMINISTRATIVE AGENT

                        _______________________________

                           Dated as of June 9, 1998
                                      and
                  Amended and Restates as of August 28, 1998

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----
SECTION 1.  Amount and Terms of Credit................................   2
     1.01  Commitments................................................   2
     1.02  Minimum Borrowing Amounts, etc.............................   8
     1.03  Notice of Borrowing........................................   8
     1.04  Disbursement of Funds......................................   9
     1.05  Notes......................................................  10
     1.06  Conversions................................................  13
     1.07  Pro Rata Borrowings........................................  15
     1.08  Interest...................................................  15
     1.09  Interest Periods...........................................  17
     1.10  Increased Costs; Illegality; etc...........................  18
     1.11  Compensation...............................................  21
     1.12  Change of Lending Office...................................  22
     1.13  Replacement of Banks.......................................  22
     1.14  Provisions Regarding Bankers' Acceptances, Drafts, B/A
            Equivalent Loans, etc.....................................  24
     1.15  Special Provisions Regarding Canadian Dollar Revolving
            Loans.....................................................  25

SECTION 2.  Letters of Credit.........................................  27
     2.01  Letters of Credit..........................................  27
     2.02  Letter of Credit Requests..................................  30
     2.03  Letter of Credit Participations............................  30
     2.04  Agreement to Repay Letter of Credit Drawings...............  33
     2.05  Increased Costs............................................  34

SECTION 3.  Fees; Commitments.........................................  35
     3.01  Fees.......................................................  35
     3.02  Voluntary Termination or Reduction of Total Unutilized
            Revolving Loan Commitment.................................  36
     3.03  Mandatory Reduction of Commitments.........................  37

SECTION 4.  Payments..................................................  39
     4.01  Voluntary Prepayments......................................  39
     4.02  Mandatory Repayments and Commitment Reductions.............  41
     4.03  Method and Place of Payment................................  51

                                      (i)

                                                                      Page
                                                                      ----
     4.04  Net Payments...............................................  52

SECTION 5.  Conditions Precedent to Restatement Effective Date........  55
     5.01  Execution of Agreement; Notes..............................  56
     5.02  Officer's Certificate......................................  56
     5.03  Opinions of Counsel........................................  56
     5.04  Company Documents; Proceedings.............................  57
     5.05  Adverse Change, etc........................................  58
     5.06  Litigation.................................................  58
     5.07  Approvals..................................................  58
     5.08  Consummation of the CLC Merger, Financing Transactions,
            etc.......................................................  59
     5.09  CLC Refinancing............................................  60
     5.10  Security Documents; etc....................................  62
     5.11  U.S. Subsidiaries Guaranty.................................  65
     5.12  Employee Benefit Plans; Shareholders' Agreements;
            Management Agreements; Employment Agreements; Collective
            Bargaining Agreements; Existing Indebtedness Agreements;
            Material Contracts; Tax Allocation Agreements               66
     5.13  Consent Letter.............................................  68
     5.14  Solvency Certificate; Insurance Certificates;
            Environmental Assessments.................................  68
     5.15  Financial Statements; Pro Forma Balance Sheet; Projections.  69
     5.16  Payment of Fees............................................  69
     5.17  Original Credit Agreement; etc.............................  69
     5.18  Compliance With Senior Subordinated Notes Indenture........  70

SECTION 6.  Conditions Precedent to All Credit Events.................  70
     6.01  No Default; Representations and Warranties.................  70
     6.02  Notice of Borrowing; Letter of Credit Request..............  71

SECTION 7.  Representations and Warranties............................  71
     7.01  Company Status.............................................  72
     7.02  Company Power and Authority................................  72
     7.03  No Violation...............................................  72
     7.04  Litigation.................................................  72
     7.05  Use of Proceeds; Margin Regulations........................  73
     7.06  Governmental Approvals.....................................  73
     7.07  Investment Company Act.....................................  74
     7.08  Public Utility Holding Company Act.........................  74
     7.09  True and Complete Disclosure...............................  74
     7.10  Financial Condition; Financial Statements..................  74

                                     (ii)

                                                                      Page
                                                                      ----
     7.11  Security Interests.........................................  76
     7.12  Compliance with ERISA......................................  77
     7.13  Capitalization.............................................  79
     7.14  Subsidiaries...............................................  79
     7.15  Intellectual Property, etc.................................  79
     7.16  Compliance with Statutes, etc..............................  80
     7.17  Environmental Matters......................................  80
     7.18  Properties.................................................  81
     7.19  Labor Relations............................................  81
     7.20  Tax Returns and Payments...................................  82
     7.21  Scheduled Existing Indebtedness............................  82
     7.22  Insurance..................................................  82
     7.23  Representations and Warranties in Other Documents..........  82
     7.24  Original Transaction and Transaction.......................  83
     7.25  Special Purpose Corporation................................  83
     7.26  Subordination..............................................  83
     7.27  Year 2000 Representation...................................  83

SECTION 8.  Affirmative Covenants.....................................  84
     8.01  Information Covenants......................................  84
     8.02  Books, Records and Inspections.............................  88
     8.03  Insurance..................................................  89
     8.04  Payment of Taxes...........................................  90
     8.05  Corporate Franchises.......................................  90
     8.06  Compliance with Statutes; etc..............................  90
     8.07  Compliance with Environmental Laws.........................  90
     8.08  ERISA......................................................  92
     8.09  Good Repair................................................  93
     8.10  End of Fiscal Years; Fiscal Quarters.......................  94
     8.11  Additional Security; Further Assurances....................  94
     8.12  Foreign Subsidiaries Security..............................  95
     8.13  Ownership of Subsidiaries..................................  96
     8.14  Permitted Acquisitions.....................................  96
     8.15  Maintenance of Company Separateness........................  98
     8.16  Performance of Obligations.................................  99
     8.17  Use of Proceeds............................................  99

SECTION 9.  Negative Covenants........................................  99
     9.01  Changes in Business........................................  99
     9.02  Consolidation; Merger; Sale or Purchase of Assets; etc..... 100
     9.03  Liens...................................................... 105

                                     (iii)

                                                                      Page
                                                                      ----
     9.04  Indebtedness...............................................  108
     9.05  Advances; Investments; Loans...............................  110
     9.06  Dividends; etc.............................................  114
     9.07  Transactions with Affiliates and Unrestricted Subsidiaries.  115
     9.08  Designated Senior Debt.....................................  116
     9.09  Consolidated Interest Coverage Ratio.......................  116
     9.10  Adjusted Total Leverage Ratio..............................  118
     9.11  Capital Expenditures.......................................  119
     9.12  Limitation on Voluntary Payments and Modifications of
            Indebtedness; Modifications of Certificate of Incorporation,
            By-Laws and Certain Other Agreements; Issuances of Capital
            Stock; etc.                                                 120
     9.13  Limitation on Issuance of Capital Stock....................  122
     9.14  Limitation on Certain Restrictions on Subsidiaries.........  123
     9.15  Limitation on the Creation of Subsidiaries, Joint Ventures
            and Unrestricted Subsidiaries                               124

SECTION 10.  Events of Default........................................  125
     10.01  Payments..................................................  125
     10.02  Representations, etc......................................  125
     10.03  Covenants.................................................  126
     10.04  Default Under Other Agreements............................  126
     10.05  Bankruptcy, etc...........................................  126
     10.06  ERISA.....................................................  127
     10.07  Security Documents........................................  128
     10.08  Guaranties................................................  128
     10.09  Judgments.................................................  128
     10.10  Ownership.................................................  128

SECTION 11.  Definitions..............................................  129

SECTION 12.  The Agents...............................................  183
     12.01  Appointment...............................................  183
     12.02  Delegation of Duties......................................  183
     12.03  Exculpatory Provisions....................................  183
     12.04  Reliance by Agents........................................  184
     12.05  Notice of Default.........................................  185
     12.06  Nonreliance on Agents and Other Banks.....................  185
     12.07  Indemnification...........................................  186
     12.08  Agents in their Individual Capacities.....................  186
     12.09  Holders...................................................  187
     12.10  Resignation of the Agents.................................  187

                                     (iv)

                                                                      Page
                                                                      ----
     12.11  Special Provisions Regarding the Co-Agents................  188

SECTION 13.  Miscellaneous............................................  188
     13.01  Payment of Expenses, etc..................................  188
     13.02  Right of Setoff...........................................  189
     13.03  Notices...................................................  189
     13.04  Benefit of Agreement......................................  189
     13.05  No Waiver; Remedies Cumulative............................  192
     13.06  Payments Pro Rata.........................................  192
     13.07  Calculations; Computations................................  193
     13.08  Governing Law; Submission to Jurisdiction; Venue..........  194
     13.09  Counterparts..............................................  195
     13.10  Effectiveness.............................................  195
     13.11  Headings Descriptive......................................  196
     13.12  Amendment or Waiver; etc..................................  196
     13.13  Survival..................................................  198
     13.14  Domicile of Loans and Commitments.........................  198
     13.15  Confidentiality...........................................  198
     13.16  Waiver of Jury Trial......................................  199
     13.17  Register..................................................  199
     13.18  Limitation on Additional Amounts, etc.....................  199
     13.19  Post-Closing Actions......................................  200
     13.20  Judgment Currency.........................................  201
     13.21  Absence of Financial Assistance by Canadian Borrower......  202
     13.22  Additions of New Banks, etc...............................  202

SECTION 14.  U.S. Borrower Guaranty...................................  203
     14.01  The U.S. Borrower Guaranty................................  203
     14.02  Bankruptcy................................................  203
     14.03  Nature of Liability.......................................  204
     14.04  Independent Obligation....................................  204
     14.05  Authorization.............................................  204
     14.06  Reliance..................................................  205
     14.07  Subordination.............................................  205
     14.08  Waiver....................................................  206
     14.09  Payment...................................................  207

SCHEDULE I          List of Banks and Commitments
SCHEDULE II         Bank Addresses
SCHEDULE III        Real Properties

                                      (v)

                                                                      Page
                                                                      ----
SCHEDULE IV         Scheduled Existing Indebtedness
SCHEDULE V          Plans
SCHEDULE VI         Existing Investments
SCHEDULE VII        Subsidiaries
SCHEDULE VIII       Insurance
SCHEDULE IX         Existing Liens
SCHEDULE X          Capitalization
SCHEDULE XI         Program Affiliates
SCHEDULE XII        Provisions Relating to Bankers' Acceptance Loans
                     and B/A Equivalent Loans
SCHEDULE XIII       Tractor Trailers
SCHEDULE XIV        Original Letters of Credit
SCHEDULE XV         Consolidated EBITDA Adjustments
SCHEDULE XVI        Affiliate Transactions


EXHIBIT A           Form of Notice of Borrowing
EXHIBIT B-1         Form of Tranche A Term Note
EXHIBIT B-2         Form of Tranche B Term Note
EXHIBIT B-3         Form of Tranche C Term Note
EXHIBIT B-4         Form of Dollar Revolving Note
EXHIBIT B-5         Form of Canadian Dollar Revolving Note
EXHIBIT B-6         Form of Swingline Note
EXHIBIT B-7         Form of B/A Equivalent Note
EXHIBIT C           Form of Letter of Credit Request
EXHIBIT D           Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1         Form of Opinion of Dewey Ballantine LLP,
                     special New York counsel to the Credit Parties
EXHIBIT E-2         Form of Opinion of Pepper Hamilton, special
                     Pennsylvania counsel to the U.S. Credit Parties
EXHIBIT E-3         Form of Opinion of Robert R. Kasak, special
                     Florida counsel to the U.S. Credit Parties
EXHIBIT E-4         Form of Opinion of Ogilvey Renault, special
                      Canadian counsel to the Credit Parties
EXHIBIT F           Form of Officers' Certificate
EXHIBIT G-1         Form of U.S. Pledge Agreement
EXHIBIT G-2         Form of Quebec Pledge Agreement
EXHIBIT G-3         Form of Canadian Pledge Agreement
EXHIBIT H-1         Form of U.S. Security Agreement
EXHIBIT H-2         Form of Canadian Security Agreement
EXHIBIT H-3         Form of Canadian Movable Hypothec

                                     (vi)

                                                                      Page
                                                                      ----
EXHIBIT I-1         Form of U.S. Subsidiaries Guaranty
EXHIBIT I-2         Form of Canadian Subsidiaries Guaranty
EXHIBIT J           Form of Consent Letter
EXHIBIT K           Form of Solvency Certificate
EXHIBIT L           Form of Assignment and Assumption Agreement
EXHIBIT M           Form of Intercompany Note
EXHIBIT N           Form of Shareholder Subordinated Note

                                     (vii)

          CREDIT AGREEMENT, dated as of June 9, 1998 and amended and restated as of August 28, 1998, among MTL, INC., a Florida corporation (the "U.S. Borrower"), LEVY TRANSPORT, LTD./LEVY TRANSPORT LTEE., a Quebec company and a Wholly-Owned Subsidiary of the U.S. Borrower (the "Canadian Borrower"), the Banks from time to time party hereto, ABN AMRO BANK, THE BANK OF NOVA SCOTIA, BHF-BANK AKTIENGESELLSCHAFT, CREDITANSTALT CORPORATE FINANCE, INC. and ROYAL BANK OF CANADA, as Co-Agents (in such capacity, each a "Co-Agent" and, collectively, the "Co-Agents"), SALOMON BROTHERS HOLDING COMPANY INC, as Documentation Agent (in such capacity, the "Documentation Agent"), BANKERS TRUST COMPANY, as Syndication Agent (in such capacity, the "Syndication Agent"), and CREDIT SUISSE FIRST BOSTON, as Administrative Agent (in such capacity, the "Administrative Agent" and together with the Documentation Agent and the Syndication Agent, each an "Agent," and collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 11 are used herein as so defined.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, the U.S. Borrower, the Canadian Borrower, the Original Banks, Salomon Brothers Holding Company, Inc, as Documentation Agent, Bankers Trust Company, as Syndication Agent, and Credit Suisse First Boston, as Administrative Agent, are parties to a Credit Agreement, dated as of June 9, 1998 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Agreement to, inter alia, permit the CLC
                                                   ----- ----
Merger and the financing therefor on the terms and subject to the conditions provided herein and make available to the U.S. Borrower and the Canadian Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  Commitments.  (a)  Subject to and upon the terms and conditions
                -----------
set forth herein, (A) each Original Term Loan Bank severally agrees to continue, on the Restatement Effective Date, the Original Term Loans made by such Original Term Loan Bank to the U.S. Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) as Tranche A Term Loans hereunder and (B) each Bank with a New Tranche A Term Loan Commitment severally agrees to make, on the Restatement Effective Date, a term loan or term loans (each, a "New Tranche A Term Loan" and, collectively, the "New Tranche A Term Loans" and together with the Original Term Loans continued pursuant to clause (A) above, the "Tranche A Term Loans") to the U.S. Borrower, which Tranche A Term Loans:

          (i)   shall be denominated in U.S. Dollars;

         (ii) except as hereinafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that (x) except as otherwise
                                --------
     specifically provided in Section 1.10(b), all Tranche A Term Loans made as part of the same Borrowing shall at all times consist of Tranche A Term Loans of the same Type and (y) unless the Agents have determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Tranche A Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Restatement Effective Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Restatement Effective Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing; and

        (iii) shall not exceed for any Bank, in initial principal amount, that amount which equals the sum of (x) the aggregate outstanding principal amount of the Original Term Loans, if any, made by such Bank and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) as set forth on Part A of Schedule I and (y) the New Tranche A Term Loan Commitment of such Bank (if any) as in effect on the Restatement Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)).

Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

          (b)  Subject to and upon the terms and conditions herein set forth,
(x) each RL Bank (other than a Canadian RL Bank in its capacity as such) severally agrees to make a revolving loan or revolving loans to the U.S. Borrower, which revolving loans shall be made and maintained in U.S. Dollars (each, a "Dollar Revolving Loan" and, collectively, the "Dollar Revolving Loans") and (y) each Canadian RL Bank severally agrees to make a revolving loan or revolving loans to the Canadian Borrower, which revolving loans shall be made and maintained in Canadian Dollars (each, a "Canadian Dollar Revolving Loan" and, collectively, the "Canadian Dollar Revolving Loans", and with the revolving loans made to the Borrowers pursuant to this Section 1.01(b) being each called, a "Revolving Loan" and, collectively, the "Revolving Loans"), which Revolving
Loans:

          (i) shall be made at any time and from time to time on and after the Original Effective Date and prior to the A TL/RL Maturity Date;

         (ii) shall, in the case of Dollar Revolving Loans, and at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise
                                          --------
     specifically provided in Section 1.10(b), all Dollar Revolving Loans made as part of the same Borrowing shall at all times be of the same Type;

        (iii) shall, in the case of Canadian Dollar Revolving Loans, and at the option of the Canadian Borrower, be made either by means of (x) Canadian Prime Rate Loans in Canadian Dollars, (y) in the case of a B/A Bank, the creation and discount of Bankers' Acceptances in Canadian Dollars on the terms and conditions provided for herein and in Schedule XII hereto (the terms and conditions of which shall be deemed incorporated by reference into this Agreement) or (z) in a case of a Non-B/A Bank, the creation and purchase of completed Drafts in Canadian Dollars and the exchange of such Drafts for B/A Equivalent Notes, in each case on the terms and conditions provided for herein and in Schedule XII hereto;

         (iv) may be repaid and reborrowed in accordance with the provisions hereof;

          (v) shall not be made (or be required to be made) by any RL Bank on any date if, after giving effect thereto, the Revolving Credit Exposure of such RL Bank would exceed the Revolving Loan Commitment of such RL Bank at such time;

         (vi) shall not, in the case of Dollar Revolving Loans, be made (or be required to be made) by any RL Bank on any date if, after giving effect thereto, either (x) the U.S. Revolving Credit Exposure of such RL Bank would exceed the Non-Canadian Revolving Loan Sub-Commitment of such RL Bank at such time or

     (y) the Aggregate U.S. Revolving Credit Exposure would exceed the Total Non-Canadian Revolving Loan Sub-Commitment as then in effect;

        (vii) shall not, in the case of Canadian Dollar Revolving Loans, exceed for any Canadian RL Bank at the time of the making of any such Canadian Dollar Revolving Loans, and after giving effect thereto, that aggregate principal amount or Face Amount, as the case may be, of such Canadian Dollar Revolving Loans (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, thereof) which, when added to the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of all other Canadian Dollar Revolving Loans then outstanding from such Canadian RL Bank, equals the Canadian Revolving Loan Sub-Commitment of such Canadian RL Bank at such time;

       (viii) shall not, in the case of Canadian Dollar Revolving Loans, exceed for all Canadian RL Banks at the time of the making of any such Canadian Dollar Revolving Loans, and after giving effect thereto, that aggregate principal amount or Face Amount, as the case may be, of such Canadian Dollar Revolving Loans (for this purpose, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, thereof) which, when added to the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of all other Canadian Dollar Revolving Loans then outstanding, equals the Total Canadian Revolving Loan Sub-Commitment at such time; and

         (ix) shall not, in the case of all Revolving Loans, be made at any time if, after giving effect thereto, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment at such time.

          (c) Subject to and upon the terms and conditions herein set forth, CSFB in its individual capacity agrees to make at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a loan or loans to the U.S. Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans:

          (i)  shall be denominated in U.S. Dollars;

         (ii)  shall be made and maintained as Base Rate Loans;

        (iii) may be repaid and reborrowed in accordance with the provisions hereof;

         (iv) shall not be made (or be required to be made) on any date, if after giving effect thereto, either (x) the Aggregate U.S. Revolving Credit Exposure would exceed the Total Non-Canadian Revolving Loan Sub-Commitment as then in effect or (y) the Aggregate Revolving Credit Exposure would exceed the Total Revolving Loan Commitment at such time; and

          (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

CSFB shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless CSFB has entered into arrangements satisfactory to it and the U.S. Borrower to eliminate CSFB's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Dollar RL Percentage of the outstanding Swingline Loans. CSFB will not make a Swingline Loan after it has received written notice from any Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as CSFB shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

          (d) On any Business Day, CSFB may, in its sole discretion, give notice to the RL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Dollar Revolving Loans (provided that each such notice shall be
                                       --------
deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Dollar Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Banks pro rata based on each RL Bank's Dollar RL Percentage or, if a
                --- ----
Sharing Event then exists, pro rata based on each RL Bank's Sharing Percentage,
                           --- ----
and the proceeds thereof shall be applied directly to repay CSFB for such outstanding Swingline Loans. Each RL Bank hereby irrevocably agrees to make Dollar Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by CSFB notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or such RL Bank's Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code or any other bankruptcy, reorganization, dissolution, insolvency, receivership, liquidation or similar law with respect to any Borrower), each RL Bank (other than CSFB) hereby agrees that it shall forthwith purchase from CSFB (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Banks to share in such Swingline Loans ratably based upon their respective Dollar RL Percentages or, if a Sharing Event exists on the date otherwise required above, pro rata based upon their
                                                   --- ----
respective Sharing Percentages, provided that (x) all interest payable on the
                                --------
Swingline Loans shall be for the account of CSFB until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Bank purchasing same from and after such date of purchase and (y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing RL Bank shall be required to pay CSFB interest on the principal amount of assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the rate otherwise applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (e) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B Term Loan Commitment severally agrees to make, on the Restatement Effective Date, a term loan or term loans (each, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the U.S. Borrower, which Tranche B Term Loans:

          (i)  shall be denominated in U.S. Dollars;

         (ii) except as hereafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise
                                --------
     specifically provided in Section 1.10(b), all Tranche B Term Loans made as part of the same Borrowing shall at all times consist of Tranche B Term Loans of the same Type and (y) unless the Agents have determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Tranche B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Restatement Effective Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of New Tranche A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing; and

          (iii) shall not exceed for any Bank, in initial principal amount, that amount which equals the Tranche B Term Loan Commitment of such Bank as in effect on the Restatement Effective Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(c)).

          Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

          (f) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche C Term Loan Commitment severally agrees to make, on the Restatement Effective Date, a term loan or term loans (each, a "Tranche C Term Loan" and, collectively, the "Tranche C Term Loans") to the U.S. Borrower, which Tranche C Term Loans:

          (i)  shall be denominated in U.S. Dollars;

         (ii) except as hereafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise
                                --------
     specifically provided in Section 1.10(b), all Tranche C Term Loans made as part of the same Borrowing shall at all times consist of Tranche C Term Loans of the same Type and (y) unless the Agents have determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Tranche C Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90th day after the Restatement Effective Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of New Tranche A Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing; and

          (iii) shall not exceed for any Bank, in initial principal amount, that amount which equals the Tranche C Term Loan Commitment of such Bank as in effect on the Restatement Effective Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(d)).

          Once repaid, Tranche C Term Loans incurred hereunder may not be reborrowed.

          1.02  Minimum Borrowing Amounts, etc. The aggregate principal amount
                -------------------------------
of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Loans under such Tranche, provided
                                                                      --------
that Mandatory Borrowings shall be made in the amounts required by Section 1.01(d). More than one Borrowing may be incurred on any day, provided, that at
                                                               --------
no time shall there be outstanding more than (x) ten Borrowings of Eurodollar Loans and (y) six different maturity dates in the aggregate for all outstanding Bankers' Acceptance Loans and B/A Equivalent Loans.


          1.03  Notice of Borrowing.  (a)  Whenever any Borrower desires to make
                -------------------
a Borrowing hereunder (excluding (x) Borrowings of Swingline Loans, (y) Mandatory Borrowings and (z) Borrowings of Canadian Prime Rate Loans to the extent resulting from automatic conversions of Bankers' Acceptance Loans or B/A Equivalent Loans as provided in clause (i) of Schedule XII), an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans, Bankers' Acceptance Loans or B/A Equivalent Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans or Canadian Prime Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as otherwise expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount (or Face Amount, as the case may be) of the Loans to be made pursuant to such Borrowing (stated in the Applicable Currency), (ii) the date of such Borrowing (which shall be a Business Day),
(iii) whether the respective Borrowing shall consist of Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Dollar Revolving Loans or Canadian Dollar Revolving Loans, (iv) in the case of Dollar Loans, whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto, (v) in the case of Canadian Dollar Revolving Loans, whether the respective Borrowing shall consist of Canadian Prime Rate Loans, Bankers' Acceptance Loans or B/A Equivalent Loans and, if Bankers' Acceptance Loans or B/A Equivalent Loans, the term thereof (which shall comply with the requirements of clause (a) of Schedule XII) and (vi) in the case of a Borrowing of Dollar Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, the purchase price of a Permitted Acquisition, (x) a reference to the officer's certificate, if any, delivered in accordance with
Section 8.14, (y) the aggregate principal amount of such Dollar Revolving Loans to be utilized in connection with such Permitted Acquisition and (z) the Total Unutilized Revolving Loan Commitment then in effect after giving effect to the respective Permitted Acquisition (and all payments to be made in connection therewith). The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the U.S. Borrower desires to incur Swingline Loans here under, an Authorized Officer of the U.S. Borrower shall give CSFB not later than 2:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made here under. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d), with the U.S. Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(d).

          (c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or CSFB (in the case of a Borrowing of Swingline Loans) or the respective Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, CSFB or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of such Borrower. In each such case, the Administrative Agent's, CSFB's or the respective Letter of Credit Issuer's, as the case may be, record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

          1.04  Disbursement of Funds.  (a)  Not later than 1:00 P.M. (New York
                ---------------------
time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 3:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(d)), each Bank with a Commitment of the respective Tranche will make available its pro rata
                                                                    --- ----
share (determined in accordance with Section 1.07), if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, CSFB shall make available the full amount thereof) in the manner pro vided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars (in the case of Dollar Loans) or Canadian Dollars (in the case of Canadian Dollar Revolving Loans), as the case may be, and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the respective Borrower (or CSFB in the case of a Mandatory Borrowing) by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the relevant Borrower, and the relevant Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the relevant Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate (or, in the case of Canadian Dollar Revolving Loans, the cost to the Administrative Agent of acquiring overnight funds in Canadian Dollars) or (y) if paid by the respective Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08.

          (b) Nothing in this Agreement shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the relevant Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)  Each Borrower's obligation to pay the principal of
                -----
(and the Face Amount, as the case may be), and interest on, all the Loans made to such Borrower by each Bank shall be set forth on the Register maintained by the Administrative Agent pursuant to Section 13.17 and, subject to the provisions of Section 1.05(i), shall be evidenced (i) if Tranche A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Tranche C Term Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Tranche C Term Note" and, collectively, the "Tranche C Term Notes"), (iv) if Dollar Revolving Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, a "Dollar Revolving Note" and, collectively, the "Dollar Revolving Notes"), (v) if Canadian

Dollar Revolving Loans, by a promissory note substantially in the form of Exhibit B-5 with blanks appropriately completed in conformity herewith (each, a "Canadian Dollar Revolving Note" and, collectively, the "Canadian Dollar Revolving Notes") and (vi) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-6 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Tranche A Term Note issued to each Bank with a Tranche A Term Loan Commitment and/or outstanding Tranche A Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to such Bank or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the principal amount of the Tranche A Term Loans made and/or continued by such Bank on the Restatement Effective Date (or, in the case of any Tranche A Term Note issued after the Restatement Effective Date, in a stated principal amount equal to the outstanding principal amount of the Tranche A Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche A Term Loans evidenced thereby from time to time, (iv) mature on the A TL/RL Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the bene fits of this Agreement and the other Credit Documents.

          (c) The Tranche B Term Note issued to each Bank with a Tranche B Term Loan Commitment and/or outstanding Tranche B Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to such Bank or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Tranche B Term Loan Commitment of such Bank on the Restatement Effective Date (or, in the case of any Tranche B Term Note issued after the Restatement Effective Date, in a stated principal amount equal to the outstanding principal amount of the Tranche B Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche B Term Loans evidenced thereby from time to time, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Tranche C Term Note issued to each Bank with a Tranche C Term Loan Commitment and/or outstanding Tranche C Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to such Bank or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Tranche C Term Loan Commitment of such Bank on the Restatement Effective Date (or, in the case of any Tranche C Term Note issued after the Restatement Effective Date, in a stated principal amount equal to the outstanding principal amount of the Tranche C Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Tranche C Term Loans evidenced thereby from time to time, (iv) mature on the Tranche C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Dollar Revolving Note issued to each RL Bank shall (i) be executed by the U.S. Borrower, (ii) be payable to such RL Bank or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Non-Canadian Revolving Loan Sub-Commitment of such RL Bank and be payable in the principal amount of the outstanding Dollar Revolving Loans evidenced thereby, (iv) mature on the A TL/RL Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The Canadian Dollar Revolving Note issued to each RL Bank that has a Canadian Revolving Loan Sub-Commitment or outstanding Canadian Dollar Revolving Loans shall (i) be executed by the Canadian Borrower, (ii) be payable to the order of such Canadian RL Bank or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount (expressed in Canadian Dollars) which equals the Canadian Dollar Equivalent (as of the date of issuance) of the Canadian Revolving Loan Sub-Commitment of such Canadian RL Bank, (iv) subject to Section 1.15, be payable in Canadian Dollars in the outstanding principal amount of, and Face Amount of, as applicable, the Canadian Dollar Revolving Loans evidenced thereby, (v) mature on the A TL/RL Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Canadian Prime Rate Loans evidenced thereby, (vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) The Swingline Note issued to CSFB shall (i) be executed by the U.S. Borrower, (ii) be payable to CSFB or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (h) Each Bank will note on its internal records the amount of each Loan made by it to each Borrower and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans (including, without limitation, the Face Amount of any outstanding Bankers' Acceptances) evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the respective Borrower's obligations in respect of such Loans.

          (i) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Dollar Revolving Notes, Canadian Dollar Revolving Notes and the Swingline Note shall only be delivered to Banks which at any time specifically request the delivery of such Notes. No failure of any Bank to request or obtain a Note evidencing its Loans to any Borrower shall affect or in any manner impair the obligations of the respective Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Bank which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (f). At any time when any Bank requests the delivery of a Note to evidence any of its Loans, the respective Borrower shall promptly execute and deliver to the respective Bank the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

          1.06  Conversions.  (a)  The U.S. Borrower shall have the option to
                -----------
convert on any Business Day occurring on or after the Restatement Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Dollar Loans (other than Swingline Loans which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Dollar Loans under a single Tranche into a Borrowing or Borrowings of another Type of Dollar Loan under such Tranche; provided, that (i) except as otherwise provided in Section 1.10(b) or
         --------
unless the U.S. Borrower pays all breakage costs and other amounts owing to each Bank pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Agents have determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day after the Restatement Effective Date,

Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans maintained as Base Rate Loans may not be converted into Eurodollar Loans unless any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (y) of Section 1.01(a)(ii), 1.01(e)(ii) or 1.01(f)(ii), as the case may be, and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Restatement Effective Date than are permitted under Section 1.01(a)(ii), 1.01(e)(ii) or 1.01(f)(ii), as the case may be, and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the U.S. Borrower by giving the Adminis trative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Dollar Loans to be so converted, the Borrowing(s) pursuant to which the Dollar Loans were made and, if to be converted into a Borrowing of Euro dollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Dollar Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Dollar Loans being converted.

          (b) Mandatory conversions of Bankers' Acceptance Loans and B/A Equivalent Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in clause (i) of Schedule XII. Except as otherwise provided under Section 1.15, Bankers' Acceptance Loans and B/A Equivalent Loans shall not be permitted to be converted into any other Type of Loan prior to the maturity date of the respective Bankers' Acceptance or B/A Equivalent Note, as the case may be.

          (c) The Canadian Borrower shall have the option to convert on any Business Day occurring on or after the Original Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Canadian Prime Rate Loans made pursuant to one or more Borrowings into a Borrowing or Borrowings of Bankers' Acceptance Loans and/or B/A Equivalent Loans; provided, that (i) Canadian Prime Rate Loans may only be converted into Bankers' Acceptance Loans and/or B/A Equivalent Loans if no Default or Event of Default is in existence on the date of such conversion and
(ii) Borrowings of Bankers' Acceptance Loans and B/A Equivalent Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Canadian Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior to the date of the proposed conversion, a Notice of Conversion specifying the Canadian Dollar Revolving Loans to be so converted into Bankers' Acceptance Loans and/or B/A Equivalent Loans, the Borrowing(s) pursuant to which such Canadian Dollar Revolving Loans were made and the term of the proposed Borrowing of

Bankers' Acceptance Loans and/or B/A Equivalent Loans (which, in each case, shall comply with the requirements of clause (a) of Schedule XII). The Administrative Agent shall give each Canadian RL Bank prompt notice of any such proposed conversion affecting any of its Canadian Dollar Revolving Loans maintained as Canadian Prime Rate Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Canadian Dollar Revolving Loans being converted.

          1.07  Pro Rata Borrowings.  All Borrowings of Tranche A Term Loans,
                -------------------
Tranche B Term Loans and Tranche C Term Loans shall be incurred by the U.S. Borrower from the Banks pro rata on the basis of such Banks' Tranche A Term Loan
                        --- ----
Borrowing Amounts, Tranche B Term Loan Commitments or Tranche C Term Loan Commitments, as the case may be. Subject to the provisions of Section 1.15(c) and, in the case of Mandatory Borrowings, Section 1.01(d), all Borrowings of Dollar Revolving Loans under this Agreement (including Mandatory Borrowings) shall be incurred by the U.S. Borrower from the RL Banks pro rata on the basis
                                                         --- ----
of their Dollar RL Percentages. All Borrowings of Canadian Dollar Revolving Loans under this Agreement shall be incurred from the Canadian RL Banks pro rata
                                                                        --- ----
on the basis of their Canadian RL Percentages. It is under stood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08  Interest.  (a)  The U.S. Borrower agrees to pay interest in
                --------
respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Base
                                                                 ----
Rate, each as in effect from time to time.


          (b) The U.S. Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Eurodollar Rate for such Interest Period, each as in
                  ----
effect from time to time.

          (c) The Canadian Borrower agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan made to it from the date the proceeds thereof are made available to it (which shall, in the case of a conversion pursuant to clause (i) of Schedule XII, be deemed to be the date upon which a maturing Bankers' Acceptance or B/A Equivalent Note is converted into a Canadian Prime Rate Loan pursuant to said clause (i), with the proceeds thereof to be equal to the full Face Amount of such maturing Bankers' Acceptance or B/A Equivalent Note), until the earlier of (i) the maturity thereof (whether by acceleration, or otherwise) and (ii) the conversion of such Canadian Prime Rate Loan to a Bankers' Acceptance Loan or B/A Equivalent Loan pursuant to Section 1.06(c), at a rate per annum which shall be equal to the relevant Applicable Margin plus the Canadian Prime Rate, each as in effect from time to time.

          (d) With respect to Bankers' Acceptance Loans and B/A Equivalent Loans, Drawing Fees shall be payable in connection therewith as provided in clause (g) of Schedule XII. Until the maturity of the respective Bankers' Acceptances or B/A Equivalent Notes, as the case may be, interest shall not otherwise be payable with respect thereto.

          (e) To the extent permitted by law, overdue principal and overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other amounts owing with respect to, Canadian Dollar Revolving Loans and any other amounts owing in Canadian Dollars, equal to 2% per annum in excess of the Applicable Margin for Canadian Prime Rate Loans plus the Canadian Prime Rate, each as in effect from time to time, and (2) in all other cases, equal to the greater of
(x) the rate which is 2% in excess of the rate borne by such Loan immediately prior to the respective payment default and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (f) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan and Canadian Prime Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii)11-15 in respect of each Loan (other than Bankers' Acceptance Loans and B/A Equivalent Loans), on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

          (g) All computations of interest hereunder shall be made in accordance with Section 13.07(c) and (d).

          (h) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the U.S. Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09  Interest Periods. At the time the U.S. Borrower gives a Notice
                  ----------------
of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any sub sequent Interest Period), the U.S. Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the U.S. Borrower (but otherwise subject to clause (y) of the proviso to Sections 1.01(a)(ii), 1.01(e)(ii) and 1.01(f)(ii) and to clause (iii) of the proviso to Section 1.06(a)), be a one, two, three, six or, to the extent available to each Bank with Loans and/or Commitments under the respective Tranche, nine or twelve month period. Notwithstanding anything to the contrary contained above:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period for any Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period for any
                              --------
     Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period for a Borrowing of Eurodollar Loans shall be selected which would extend beyond the respective Final Maturity Date for such Tranche;

            (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence; and

            (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, then out standing less the aggregate amount of such required Scheduled Repayment.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the U.S. Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the U.S. Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10  Increased Costs; Illegality; etc. (a) In the event that (x) in
                  ---------------------------------
the case of clause (i) and (iv) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any Interest Determination Date, that, by reason of any changes arising after the Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Restatement Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guide line, order or request (other than, in each case, any such change with respect to taxes or any similar charges), such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market (other than circumstances relating to taxes or any similar charges); or

            (iii) at any time since the Restatement Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market; or

            (iv) at any time that Bankers' Acceptance Loans or B/A Equivalent Loans are not available, as determined in good faith by the Administrative Agent, to fund any Borrowing of Bankers' Acceptance Loans or B/A Equivalent Loans, as the case may be, requested pursuant to Section 1.01(b);

then, and in any such event, such Bank (or the Administrative Agent in the case of clauses (i) and (iv) above) shall promptly give notice (by telephone confirmed in writing) to the respective Borrower or Borrowers and (except in the case of clauses (i) and (iv)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter, (w) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the U.S. Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the U.S. Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the U.S. Borrower, (x) in the case of clause (ii) above, the U.S. Borrower agrees, subject to the provisions of
Section 13.18 (to the extent applicable), to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall deter mine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, prepared in good faith and submitted to the U.S. Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of the U.S. Borrower's obligations to pay additional amounts pursuant to this
Section 1.10(a) upon the subsequent receipt of such notice), (y) in the case of clause (iii) above, the U.S. Borrower shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Bankers' Acceptance Loans and B/A Equivalent Loans (exclusive of Bankers' Acceptance Loans and

B/A Equivalent Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by the Canadian Borrower with respect to such Bankers' Acceptance Loans which have not been incurred shall be deemed rescinded by the Canadian Borrower.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the U.S. Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the U.S. Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the U.S. Borrower was notified by a Bank pursuant to
Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in
Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); provided, that if more than one Bank is affected at
                             --------
any time, then all affected Banks must be treated the same pursuant to this
Section 1.10(b).

          (c) If any Bank shall have determined that after the Restatement Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments or its obligations hereunder to any Borrower to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), such Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction in the rate of return to such Bank or such other corporation. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the relevant Borrower (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish such Borrower's obligation to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. In determining any additional amounts owing under this
Section 1.10(c), each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such
                                                        --------
Bank's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.


          1.11  Compensation.  The respective Borrower or Borrowers agree,
                ------------
subject to the provisions of Section 13.18 (to the extent applicable), to compensate each Bank, promptly upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified there for in a Notice of Borrowing or Notice of Conversion given by the U.S. Borrower (whether or not withdrawn by the U.S. Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Bank pursuant to Section 1.13 or 13.12(b)) or conversion of any Euro dollar Loans of the U.S. Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02) of any Bankers' Acceptance Loan or B/A Equivalent Loan occurs on a date which is not the maturity date of the respective Bankers' Acceptance Loan or B/A Equivalent Loan, as the case may be; (iv) if any prepayment of any Eurodollar Loans, Bankers' Acceptance Loans or B/A Equivalent Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (v) as a con sequence of (x) any other default by the U.S. Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made by the U.S. Borrower pursuant to Section 1.10(b); provided that the Canadian Borrower shall
                                      --------
not be obligated to compensate any Bank pursuant to this Section 1.11 unless such compensation is payable in respect of any losses, expenses and liabilities incurred in respect of Bankers' Acceptance Loans or B/A Equivalent Loans in the circumstances described in clauses (iii) and (iv) above. Each Bank's calculation of the amount of compensation owing pursuant to this Section 1.11 shall be made in good faith. A Bank's basis for requesting compensation pur-suant to this Section 1.11 and a Bank's calculation of the amount thereof made in accordance with the requirements of this Section 1.11, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.12  Change of Lending Office.  (a)  Each Bank may at any time or
                ------------------------
from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Bank) for the various Loans made, and Letters of Credit participated in, by such Bank (including by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Loans and Letter of Credit Outstandings versus Canadian Dollar Revolving Loans); provided that, for designations made after the Restatement Effective Date, to the extent such designation shall result in increased costs under Section 1.10, 2.05 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Bank), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation).
Each lending office and Affiliate of any Bank designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Bank (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).


          (b) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the applicable Borrower or Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such
                               --------
terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section
1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04 (although each such Bank shall nevertheless have an obligation to change its applicable lending office subject to the terms set forth in the immediately preceding sentence).


          1.13  Replacement of Banks.  (x)  If any Bank becomes a Defaulting
                --------------------
Bank, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in a material amount in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 13.12(b), each Borrower shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible

Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of which shall be reason ably acceptable to the Administrative Agent or, at the option of such Borrower, to replace only (a) the Revolving Loan Commitment (and related Sub-Commitments and related outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment (and related Sub-Commitments) provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments (and related Sub-Commitments) and/or outstanding Loans (including the Face Amount of any outstanding Bankers' Acceptances and B/A Equivalent Notes) of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments (and Sub-Commitments) and/or Loans of the respective Tranche provided by the Replacement Bank; provided that:
                  --------


            (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments (and related Sub-Commitments) and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment (and related Sub-Commitments) and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or (b) the outstanding Term Loans of one or more Tranches, the outstanding Term Loans of the respective Tranche or Tranches) of, and in each case (except for the replacement of only the outstanding Term Loans of one or more Tranches of the respective Bank) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (including the Face Amount of any outstanding Bankers' Acceptances and B/A Equivalent Notes) (or of the Loans of the respective Tranche or Tranches being replaced) of the Replaced Bank, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01, (y) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of Term Loans of a Replaced Bank, each Letter of Credit Issuer an amount equal to such Replaced Bank's Dollar RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) in the case of any replacement of Revolving Loan Commitments, CSFB an amount equal to such Replaced Bank's Dollar RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank;


            (ii) all obligations of the Borrowers then owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11 or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain out standing after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement; and


            (iii) if the respective Replaced Bank has a related Canadian RL Bank, or if the Replaced Bank is a Canadian RL Bank which has a related Bank, all of the actions specified above in this Section 1.13 shall be taken with respect to both the respective Bank and Canadian RL Bank (who shall be treated collectively as a Replaced Bank).


Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the respective Borrowers, (x) the Replacement Bank shall become a Bank here under and, unless the respective Replaced Bank continues to have outstanding Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) except in the case of the replacement of only outstanding Term Loans of one or more Tranches of Term Loans, the Dollar RL Percentages of the RL Banks shall be automatically adjusted at such time to give effect to such replacement.


          1.14  Provisions Regarding Bankers' Acceptances, Drafts, B/A
                ------------------------------------------------------
Equivalent Loans, etc.  The parties hereto agree that the provisions of Schedule
----------------------
XII shall apply to all Bankers' Acceptances, Bankers' Acceptance Loans, Drafts, B/A Equivalent Loans and B/A Equivalent Notes created hereunder, and that the provisions of Schedule XII shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

          1.15  Special Provisions Regarding Canadian Dollar Revolving Loans.
                ------------------------------------------------------------
(a) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Canadian Dollar Revolving Loans shall be automatically converted into Dollar Revolving Loans (in an amount equal to the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of the Canadian Dollar Revolving Loans on the date such Sharing Event first occurred, which Dollar Revolving Loans (i) shall be owed by the Canadian Borrower, (ii) shall thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Canadian Dollar Revolving Loans shall be immediately due and payable in U.S. Dollars, taking the Dollar Equivalent of such principal, accrued and unpaid interest and other amounts.


          (b) Upon the occurrence of a Sharing Event, each RL Bank shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in U.S. Dollars) undivided participating interests in the Revolving Loans outstanding to, and any Unpaid Drawings owing by, each Borrower in such amounts so that each RL Bank shall have a share of the outstanding Revolving Loans and Unpaid Drawings then owing by each Borrower equal to its Sharing Percentage thereof. Upon any such occurrence the Administrative Agent shall notify each RL Bank and shall specify the amount of U.S. Dollars required from such RL Bank in order to effect the purchases and sales by the various RL Banks of participating interests in the amounts required above (together with accrued interest with respect to the period from the last interest payment date through the date of the Sharing Event plus any additional amounts payable by any Borrower pursuant to Section 4.04 in respect of such accrued but unpaid interest); provided, in
                                                                 --------
the event that a Sharing Event shall have occurred, each RL Bank shall be deemed to have purchased, automatically and without request, such participating interests. Promptly upon receipt of such request, each RL Bank shall deliver to the Administrative Agent (in immediately available funds in U.S. Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various RL Banks in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each RL Bank which has sold participations in any of its Revolving Loans (through the Administrative Agent) will deliver to each RL Bank (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each RL Bank shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various RL Banks as required above.


          (c) Upon, and after, the occurrence of a Sharing Event (i) no further Revolving Loans shall be made to any Borrower, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of,

Canadian Dollar Revolving Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in U.S. Dollars as if such Canadian Dollar Revolving Loan had originally been made in U.S. Dollars and shall be distributed by the relevant RL Banks (or their Affiliates) to the Administrative Agent for the account of the RL Banks which made such Loans or are participating therein and (iii) the Commitments (and all Sub-Commitments) of the RL Banks shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any RL Bank to purchase its participating interest in any Revolving Loans and Unpaid Drawings upon the occurrence of a Sharing Event shall not relieve any other RL Bank of its obligation hereunder to purchase its participating interests in a timely manner, but no RL Bank shall be responsible for the failure of any other RL Bank to purchase the participating interest to be purchased by such other RL Bank on any date.


          (d)  If any amount required to be paid by any RL Bank pursuant to
Section 1.15(b) is paid to the Administrative Agent within one Business Day following the date upon which such RL Bank receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 1.15(b) (provided such notice is received
                                            --------
prior to 2:00 P.M. (New York time)), such RL Bank shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such RL Bank for the purchase of its participations times (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any RL Bank pursuant to Section 1.15(b) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such RL Bank receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such RL Bank on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any RL Bank with respect to any amounts payable under this Section 1.15 shall be conclusive in the absence of manifest error. Amounts payable by any RL Bank pursuant to this Section 1.15 shall be paid to the Administrative Agent for the account of the relevant RL Banks; provided that, if the Administrative Agent (in its sole discretion) has elected
--------
to fund on behalf of such RL Bank the amounts owing to such RL Banks, then the amounts shall be paid to the Administrative Agent for its own account.


          (e) Whenever, at any time after the relevant RL Banks have received from any RL Banks purchases of participations in any Revolving Loans pursuant to this Section 1.15, the RL Banks receive any payment on account thereof, such RL Banks will distribute to the Administrative Agent, for the account of the various RL Banks partici-
pating therein, such RL Banks' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that in the event that such payment received by any
          --------  -------
RL Banks is required to be returned, the RL Banks who received previous distributions in respect of their participating interests therein will return to the respective RL Banks any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective RL Banks.


          (f) Each RL Bank's obligation to purchase participating interests pursuant to this Section 1.15 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such RL Bank may have against any other RL Bank, the relevant Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (d) any breach of this Agreement by any Borrower or any RL Bank or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.


          (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each RL Bank which has purchased such participations shall be entitled to receive from the relevant Borrowers any increased costs and indemnities (including, without limitation, pursuant to Sections 1.10, 1.11, 2.05 and 4.04) directly from the Borrowers to the same extent as if it were the direct RL Bank as opposed to a participant therein, which increased costs shall be calculated without regard to
Section 1.13, Section 13.04(a) or the last sentence of Section 13.04(b). Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.15, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the relevant Borrower, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.15.


          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the U.S. Borrower may request a Letter of Credit Issuer at any time and from time to time after the Restatement Effective Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the A TL/RL Maturity Date to issue on a sight basis, (x) for the account of the U.S. Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable sight standby letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the U.S. Borrower and for the benefit of sellers of goods and materials to the U.S. Borrower or any of its Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such trade letter of credit, a "Trade Letter of Credit," and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and, collectively, the "Letters of Credit").


          (b) Subject to and upon the terms and conditions set forth herein, each Letter of Credit Issuer hereby agrees that it will, at any time and from time to time after the Restatement Effective Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the A TL/RL Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the U.S. Borrower one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the U.S. Borrower or any of its Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Support able Indebtedness as is permitted to remain outstanding hereunder. Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:


            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the Restatement Effective Date and which such Letter of Credit Issuer in good faith deems material to it; or


            (ii) such Letter of Credit Issuer shall have received written notice from any Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vii) of Section 2.01(c) or the last sentence of Section 2.02(b).

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed $25,000,000; (ii) no Letter of Credit shall be issued, if, after giving effect thereto, (x) the Aggregate U.S. Revolving Credit Exposure would exceed the Total Non-Canadian Revolving Loan Sub-Commitment at such time or (y) the U.S. Revolving Credit Exposure of any RL Bank would exceed its Non-Canadian Revolving Loan Sub-Commitment as then in effect; (iii) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit's date of issuance, provided, that any such Standby
                                             --------
Letter of Credit may be extendable for successive periods of up to one year, but not beyond the tenth Business Day preceding the A TL/RL Maturity Date, on terms acceptable to the Letter of Credit Issuer and (y) each Trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Trade Letter of Credit's date of issuance; (iv) (x) no Standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the A TL/RL Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the A TL/RL Maturity Date; (v) each Letter of Credit shall be denominated in U.S. Dollars; (vi) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respec tive Letter of Credit Issuer; and (vii) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from any Borrower, any Agent or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Banks.


          (d) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the U.S. Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Dollar RL Percentage (or, after the occurrence of a Sharing Event, such Defaulting Bank's or Banks' Sharing Percentage) of the Letter of Credit Outstandings, as the case may be.


          (e) Schedule XIV hereto contains a description of all letters of credit issued pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms hereof and thereof, an "Original Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of
Section 2.03(a), on the Restatement Effective Date. In addition, each letter of credit designated as a "Standby Letter of Credit" or "Trade Letter of Credit" on Schedule XIV shall constitute a "Standby Letter of Credit" or "Trade Letter of Credit", as the case may be, for all purposes of this Agreement. Any Bank hereunder to the extent it has issued an Original Letter of Credit shall constitute the "Letter of Credit Issuer" with respect to such Letter of Credit for all purposes of this Agreement.


          2.02  Letter of Credit Requests.  (a)  Whenever the U.S. Borrower
                -------------------------
desires that a Letter of Credit be issued, the U.S. Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice thereof prior to 12:00 Noon (New York time) at least three Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit C (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.


          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the U.S. Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements of,
Section 2.01(c). Unless the respective Letter of Credit Issuer has received notice from any Borrower, any Agent or the Required Banks before it issues a Letter of Credit that one or more of the applicable conditions specified in
Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the U.S. Borrower in accordance with such Letter of Credit Issuer's usual and customary practice.


          2.03  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Bank, and each such RL Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided inter est and participation, to the extent of such Participant's Dollar RL Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the U.S. Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto; provided that, upon the occurrence of a Sharing Event, the
                    --------
participations described above shall be automatically adjusted so that each RL Bank shall have a participation in all then outstanding Letters of Credit, and related obligations as described above, in a percentage equal to its Sharing Percentage (which adjustment shall occur concurrently with the adjustments described in Section 1.15). Upon any change in the Revolving Loan Commitments or the Dollar RL Percentages of the RL Banks pursuant to Section 1.13 or 13.04(b) (or, in the circumstances provided in the proviso to the immediately preceding sentence, the Sharing Percentages of the RL Banks pursuant to this Agreement) or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Dollar RL Percentages (or, in the circumstances provided in the proviso to the immediately preceding sentence, the Sharing Percentages) of the assigning and assignee Bank or of all RL Banks, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the U.S. Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Dollar RL Percentage (or, after the occurrence of a Sharing Event, its Sharing Percentage) of such payment in U.S. Dollars and in same day funds. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Letter of Credit Issuer such Participant's Dollar RL Percentage (or, after the occurrence of a Sharing Event, its Sharing Percentage) of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Dollar RL Percentage (or, after the occurrence of a Sharing Event, its Sharing Percentage) of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Dollar RL Percentage (or, after the occurrence of a

Sharing Event, its Sharing Percentage) of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Dollar RL Percentage (or, after the occurrence of a Sharing Event, its Sharing Percentage) of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Dollar RL Percentage (or, after the occurrence of a Sharing Event, its Sharing Percentage) of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reim bursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Dollar RL Percentage (or, after the occurrence of a Sharing Event, its Sharing Percentage) thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Dollar RL Percentage (or, after the occurrence of a Sharing Event, its Sharing Percentage) of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Standby Letter of Credit issued by it, give the Administrative Agent and the U.S. Borrower written notice of the issuance of, or amendment or modification to, such Standby Letter of Credit, which notice shall be accompanied by a copy of the Standby Letter of Credit or Standby Letters of Credit issued by it and each such amendment or modification thereto. Upon receipt of any such written notice from a Letter of Credit Issuer, the Administrative Agent shall promptly forward a copy of such notice and accompanying documentation to each Participant.

          (f) Each Letter of Credit Issuer (other than CSFB) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Letter of Credit Issuer for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

          (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off, defense or other right which the U.S. Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Letter of Credit Issuer, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the U.S. Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v)   the occurrence of any Default or Event of Default.


            2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The U.S.
                  --------------------------------------------
Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in U.S. Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Margin for Dollar Revolving Loans maintained as Base Rate Loans as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be pay able on demand. Each Letter of Credit Issuer shall provide the U.S. Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it; provided, that
                                                                 --------
(i) the notices referred to above shall not be required to be given if a Default or an Event of Default under such Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the U.S. Borrower) and (ii) the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the U.S. Borrower under this Section 2.04(a) or under any other Section of this Agreement.

          (b) The U.S. Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to drawings on Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the U.S. Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, any Agent or any Bank or other Person, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to con form to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided,
                                                                   --------
however, that the U.S. Borrower shall not be obligated to reimburse such Letter
-------
of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a court of competent jurisdiction; provided,
                                                                     --------
further, that any reimbursement made by the U.S. Borrower shall be without
-------
prejudice to any claim it may have against such Letter of Credit Issuer as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.05  Increased Costs.  If after the Restatement Effective Date, any
                ---------------
Letter of Credit Issuer or any Participant determines that the adoption or effectiveness of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital (other than any increased costs or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or any similar charges) with respect to Letters of Credit, then, upon written demand to the U.S. Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the U.S. Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. Any Letter of Credit Issuer or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the U.S. Borrower, which notice shall include a certificate submitted to the U.S. Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid and such certificate, if delivered in good faith, shall be final and conclusive and binding on the U.S. Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the U.S. Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3.  Fees; Commitments.
                      -----------------

          3.01  Fees.  (a)  The U.S. Borrower shall pay to the Administrative
                ----
Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment, a commitment fee (the "Commitment Fee") for the period from the Restatement Effective Date to but not including the A TL/RL Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the relevant Applicable Margin (as in effect from time to time) on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the A TL/RL Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

          (b)  The U.S. Borrower shall pay to the Administrative Agent for pro
                                                                           ---
rata distribution to each Non-Defaulting Bank with a Revolving Loan Commitment
----
(based on its Dollar RL Percentage or, for periods from and after the occurrence of a Sharing Event, its Sharing Percentage), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin for Dollar Revolving Loans maintained as Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The U.S. Borrower shall pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The U.S. Borrower shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is generally charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (e) Each Borrower shall pay to each Agent, for its own account, such other fees as may be agreed to in writing from time to time between such Borrower and such Agent, when and as due.

          (f) At the time of the incurrence of each Bankers' Acceptance Loan and each B/A Equivalent Loan, Drawing Fees shall be paid by the Canadian Borrower as required by, and in accordance with, clause (g) of Schedule XII.

          (g) All computations of Fees shall be made in accordance with Section 13.07(c) and (d).

          3.02  Voluntary Termination or Reduction of Total Unutilized Revolving
                ----------------------------------------------------------------
Loan Commitment.  (a)  Upon at least three Business Days' prior notice to the
---------------
Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrowers shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment. Each reduction to the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02(a) shall apply to permanently reduce the Revolving Loan Commitments of the various RL Banks pro rata based on their respective Sharing
                                    --- ----
Percentages. At the time of each reduction to the Revolving Loan Commitment of any RL Bank pursuant to this Section 3.02(a), the Borrowers shall specify the amount of such reduction to apply to the Canadian Revolving Loan Sub-Commitment of such RL Bank and to the Non-Canadian Revolving Loan Sub-Commitment of such RL Bank (the sum of which must equal the reduction to the Revolving Loan Commitment of such RL Bank); provided that all RL Banks with Canadian Revolving Loan Sub-
                  --------
Commitments shall be treated in a consistent fashion (i.e., with no reductions,
                                                      ----
or with proportionate reductions, to their respective Canadian Revolving Loan Sub-Commitments) at the time of any reduction to the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02(a). In the absence of a designation by the Borrowers pursuant to this Section 3.02, the amount of any reduction to the Revolving Loan Commitment of any RL Bank pursuant to this Section 3.02 shall apply (i) first, to reduce the Non-Canadian Revolving Loan Sub-Commitment of the respective RL Bank and (ii) second, to the extent in excess thereof, to reduce the Canadian Revolving Loan Sub-Commitment of such RL Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrowers shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment (and any related Canadian Revolving Loan Sub-Commitment) of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect of any Tranche of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Bank continues to have outstanding Term Loans of any Tranche hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, with out limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

          3.03  Mandatory Reduction of Commitments.  (a)  Each of the Total New
                ----------------------------------
Tranche A Term Loan Commitment (and the New Tranche A Term Loan Commitment of each Bank), the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) and the Total Tranche C Term Loan Commitment (and the Tranche C Term Loan Commitment of each Bank) shall terminate in its entirety on October 31, 1998 and the Original Credit Agreement shall continue in effect unless the Restatement Effective Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total New Tranche A Term Loan Commitment (and the New Tranche A Term Loan Commitment of each Bank) shall terminate in its entirety on the Restatement Effective Date (after giving effect to the making of New Tranche A Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term

Loan Commitment of each Bank) shall terminate in its entirety on the Restatement Effective Date (after giving effect to the making of Tranche B Term Loans on such date).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche C Term Loan Commitment (and the Tranche C Term Loan Commitment of each Bank) shall (i) be reduced by an amount equal to the outstanding principal amount of the CLC Senior Notes not tendered pursuant to the CLC Tender Offer/Consent Solicitation on the Restatement Effective Date (prior to the making of Tranche C Term Loans on such date) and (ii) terminate in its entirety on the Restatement Effective Date (after giving effect to the making of Tranche C Term Loans on such date).

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment, the Canadian Revolving Loan Sub-Commitment and the Non-Canadian Revolving Loan Sub-Commitment of each RL Bank) shall terminate in its entirety on the A TL/RL Maturity Date.

          (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be reduced from time to time to the extent required by Section 4.02.

          (g) Each reduction to the Total New Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Tranche C Term Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the New Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Tranche C Term Loan Commitment, as the case may be, of each Bank with such a Commitment.

          (h) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall apply to proportionally and permanently reduce the Revolving Loan Commitment of each RL Bank (based on their Sharing Percentages). At the time of each reduction to the Revolving Loan Commitment of any RL Bank pursuant to this Section 3.03, the Borrowers shall specify the amount of such reduction to apply to the Canadian Revolving Loan Sub-Commitment of such RL Bank and to the Non-Canadian Revolving Loan Sub-Commitment of such RL Bank (the sum of which must equal the reduction to the Revolving Loan Commitment of such RL Bank); provided that all RL Banks with
                                            --------
Canadian Revolving Loan Sub-Commitments shall be treated in a consistent fashion (i.e., with no reductions, or with proportionate reductions, to their respective
 ----
Canadian Revolving Loan Sub-Commitments) at the time of any reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03. In the absence of a designation by the Borrowers pursuant to this Section 3.03, the amount of any reduction to the Revolving Loan Commitment of any RL Bank pursuant to this
Section 3.03
shall apply (i) first, to reduce the Non-Canadian Revolving Loan Sub-Commitment of the respective RL Bank and (ii) second, to the extent in excess thereof, to reduce the Canadian Revolving Loan Sub-Commitments of such RL Bank.



            SECTION 4.  Payments.
                        --------

            4.01  Voluntary Prepayments.  Each Borrower shall have the right to
                  ---------------------
prepay the Loans, and the right to allocate such prepayments to Revolving Loans, Swingline Loans, Tranche A Term Loans, Tranche B Term Loans and/or Tranche C Term Loans made to such Borrower as such Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:


            (i) such Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans, Dollar Revolving Loans, Canadian Dollar Revolving Loans or Swingline Loans, the amount of such prepayment, the Types of Loans to be repaid and (in the case of Eurodollar Loans, Bankers' Acceptance Loans and/or B/A Equivalent Loans) the specific Borrowing(s) pursuant to which made, which notice (I) shall be given by the Borrower prior to 12:00 Noon (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans or Canadian Prime Rate Loans, (y) on the date of such prepayment in the case of Swingline Loans and (z) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (II) shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Banks;

            (ii) each prepayment (other than prepayments in full of (I) all outstanding Base Rate Loans or Canadian Prime Rate Loans or (II) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least (w) Cdn.$ 500,000, in the case of Canadian Dollar Revolving Loans, (x) $1,000,000, in the case of Eurodollar Loans,
     (y) $500,000, in the case of Dollar Revolving Loans and Term Loans maintained as Base Rate Loans and (z) $100,000, in the case of Swingline Loans and, in each case, if greater, in integral multiples of $100,000, provided, that no partial prepayment of Eurodollar Loans made pursuant to
     --------
     a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

            (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the U.S. Borrower shall pay the amounts required pursuant to Section 1.11;

            (iv) except as provided in clause (vii) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                        --- ----
     among such Loans, provided, that at such Borrower's election in connection
                       --------
     with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank;

            (v) prepayments of Bankers' Acceptance Loans and B/A Equivalent Loans may not be made prior to the maturity date of the respective underlying Bankers' Acceptances or B/A Equivalent Notes, as the case may be;

            (vi) each prepayment of principal of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche in direct order of maturity (based upon the then remaining principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto);

            (vii) in the event of certain refusals by a Bank to consent to certain pro posed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), such Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), repay all Loans of such Bank (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (vii), the Revolving Loan Commitment (and the related Sub-Commitment(s)) of such Bank is (are) terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments and related Sub-Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (vii) shall have been obtained; and

          (viii) each prepayment of Term Loans pursuant to this Section 4.01 (except as provided in preceding clause (vii)) shall be applied to the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans on a pro
          ---
     rata basis (based upon the then outstanding principal amount of Tranche A
     ----
     Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may
     be).


          4.02  Mandatory Repayments and Commitment Reductions.  (a) (i)  If on
                ----------------------------------------------
any date the Dollar Equivalent of the aggregate outstanding principal amount (or Face Amount, as the case may be) of Canadian Dollar Revolving Loans exceeds the Total Canadian Revolving Loan Sub-Commitment as then in effect, the Canadian Borrower shall prepay on such day the principal of outstanding Canadian Dollar Revolving Loans (for this purpose, taking the Dollar Equivalent of payments in Canadian Dollars made with respect to Canadian Dollar Revolving Loans) (other than Bankers' Acceptance Loans and B/A Equivalent Loans where the underlying Bankers' Acceptances or B/A Equivalent Notes, as the case may be, have not matured) equal to such excess. If after giving effect to the prepayment of all outstanding Canadian Dollar Revolving Loans (other than Bankers' Acceptance Loans and B/A Equivalent Loans where the underlying Bankers' Acceptances or B/A Equivalent Notes, as the case may be, have not yet matured), the sum of the aggregate Face Amount of outstanding Bankers' Acceptance Loans and B/A Equivalent Loans (for this purpose, using the Dollar Equivalent of the Face Amounts thereof) exceeds the Total Canadian Revolving Loan Sub-Commitment as then in effect, the Canadian Borrower shall pay to the Administrative Agent on such day an amount in Canadian Dollars of cash or Cash Equivalents equal to the amount of such excess (rounded up to the nearest integral multiple of Cdn.$100,000), such cash and Cash Equivalents to be held as cash collateral for the obligations of the Canadian Borrower to the Canadian RL Banks in respect of an equivalent Face Amount of outstanding Bankers' Acceptances accepted, and outstanding B/A Equivalent Notes held, by the Canadian RL Banks and which shall be paid to and applied by the Canadian RL Banks, in satisfaction of the obligations to the Canadian RL Banks of the Canadian Borrower in respect of such Bankers' Acceptances and B/A Equivalent Notes, on the respective maturity dates thereof.

          (ii) If on any day the aggregate outstanding principal amount of Dollar Revolving Loans and Swingline Loans made to the U.S. Borrower and the aggregate amount of all Letter of Credit Outstandings at such time exceeds an amount equal to the Total Non-Canadian Revolving Loan Sub-Commitment as then in effect, the U.S. Borrower shall prepay on such day the principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, principal of outstanding Dollar Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all such outstanding Swingline Loans and Dollar Revolving Loans, the sum of the outstanding Letter of Credit Outstandings exceeds the Total Non-Canadian Revolving Loan Sub-Commitment as then in effect, the U.S. Borrower shall pay to the Administrative Agent cash and/or Cash Equivalents in an amount equal to such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the

U.S. Borrower hereunder and under the other Credit Documents in a cash collateral account to be established by the Administrative Agent.

          (b) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the U.S. Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Tranche A Term Loan Scheduled Repayment"):


     Tranche A Scheduled Repayment Date              Amount
     ----------------------------------              ------

     September 30, 1998                              $225,000
     December 31, 1998                               $225,000

     March 31, 1999                                  $225,000
     June 30, 1999                                   $225,000
     September 30, 1999                              $225,000
     December 31, 1999                               $225,000

     March 31, 2000                                  $225,000
     June 30, 2000                                   $225,000
     September 30, 2000                              $225,000
     December 31, 2000                               $225,000

     March 31, 2001                                  $225,000
     June 30, 2001                                   $225,000
     September 30, 2001                              $225,000
     December 31, 2001                               $225,000

     March 31, 2002                                  $225,000
     June 30, 2002                                   $225,000
     September 30, 2002                              $225,000
     December 31, 2002                               $225,000

     March 31, 2003                                  $225,000
     June 30, 2003                                   $225,000
     September 30, 2003                              $225,000
     December 31, 2003                               $225,000

     March 31, 2004                                  $225,000
     A TL/RL Maturity Date                        $84,825,000

          (ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the U.S. Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Tranche B Term Loan Scheduled Repayment"):


     Tranche B Scheduled Repayment Date              Amount
     ----------------------------------              ------

     September 30, 1998                              $262,500
     December 31, 1998                               $262,500

     March 31, 1999                                  $262,500
     June 30, 1999                                   $262,500
     September 30, 1999                              $262,500
     December 31, 1999                               $262,500

     March 31, 2000                                  $262,500
     June 30, 2000                                   $262,500
     September 30, 2000                              $262,500
     December 31, 2000                               $262,500

     March 31, 2001                                  $262,500
     June 30, 2001                                   $262,500
     September 30, 2001                              $262,500
     December 31, 2001                               $262,500

     March 31, 2002                                  $262,500
     June 30, 2002                                   $262,500
     September 30, 2002                              $262,500
     December 31, 2002                               $262,500

     March 31, 2003                                    $262,500
     June 30, 2003                                     $262,500
     September 30, 2003                                $262,500
     December 31, 2003                                 $262,500

     March 31, 2004                                    $262,500
     June 30, 2004                                     $262,500
     September 30, 2004                                $262,500
     December 31, 2004                                 $262,500

     March 31, 2005                                    $262,500
     June 30, 2005                                  $48,956,250
     Tranche B Term Loan Maturity Date              $48,956,250

          (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the U.S. Borrower shall be required to repay that principal amount of Tranche C Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Tranche C Term Loan Scheduled Repayment"):


     Tranche C Scheduled Repayment Date              Amount
     ----------------------------------              ------
     September 30, 1998                             $225,000
     December 31, 1998                              $225,000

     March 31, 1999                                 $225,000
     June 30, 1999                                  $225,000
     September 30, 1999                             $225,000
     December 31, 1999                              $225,000

     March 31, 2000                                 $225,000
     June 30, 2000                                  $225,000
     September 30, 2000                             $225,000
     December 31, 2000                              $225,000

     March 31, 2001                                 $225,000
     June 30, 2001                                  $225,000
     September 30, 2001                             $225,000
     December 31, 2001                              $225,000

     March 31, 2002                                 $225,000
     June 30, 2002                                  $225,000
     September 30, 2002                             $225,000
     December 31, 2002                              $225,000

     March 31, 2003                                 $225,000
     June 30, 2003                                  $225,000
     September 30, 2003                             $225,000
     December 31, 2003                              $225,000

     March 31, 2004                                 $225,000
     June 30, 2004                                  $225,000
     September 30, 2004                             $225,000
     December 31, 2004                              $225,000

     March 31, 2005                                 $225,000
     June 30, 2005                                  $225,000
     September 30, 2005                             $225,000
     December 31, 2005                           $41,737,500

     Tranche C Term Loan Maturity Date           $41,737,500

In the event that less than $100.0 million of the outstanding principal amount of the CLC Senior Notes are tendered and repurchased on the Restatement Effective Date pursuant to the CLC Tender Offer/Consent Solicitation Consummation, then the Tranche C Term Loan Scheduled Repayments set forth above shall be reduced by an amount equal to the then outstanding principal amount of CLC Senior Notes (after giving effect to the CLC Refinancing), with any such reduction to be applied on a pro rata basis among such Tranche C Term Loan
                             --- ----
Scheduled Repayments (based upon the then remaining principal amount of such Tranche C Term Loan Scheduled Repayments after giving effect to all prior reductions thereto).


          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Original Effective Date upon which the U.S. Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale, an amount equal to the Applicable Prepayment Percentage of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i); provided that (I)(x) with respect
                                              --------
to any such Net Sale Proceeds received by the U.S. Borrower or any of its Subsidiaries in connection with a Tractor Trailer Replacement, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent that no Default or Event of

Default then exists and the U.S. Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that (i) an amount equal to such Net Sale Proceeds has been used to purchase a replacement Tractor Trailer within 180 days prior to the date of receipt of such Net Sale Proceeds or (ii) such Net Sale Proceeds shall be used to purchase a replacement Tractor Trailer within 180 days following the date of receipt of such Net Sale Proceeds (which certificate shall set forth the amount of the proceeds so expended or the estimates of the proceeds to be so expended, as the case may be) and (y) in the case of any Tractor Trailer Replacement for which no replacement Tractor Trailer has been purchased prior to the disposition of the Tractor Trailer to be replaced pursuant to such Tractor Trailer Replacement, if all or any portion of such Net Sale Proceeds referred to in preceding clause (x) (ii) are not so used within such 180-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above and (II)(x) with respect to no more than $7,500,000 in the aggregate of such Net Sale Proceeds received by the U.S. Borrower or its Subsidiaries in any fiscal year of the U.S. Borrower, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent that no Default or Event of Default then exists and the U.S. Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used or contractually committed to be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.01 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the capital stock of a Person engaged in such businesses) within 270 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended) and (y)(i) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 270-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above and (ii) if all or any portion of such Net Sale Proceeds are not so used within such 270-day period referred to in clause (i) of this clause (II)(y) because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above.

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Original Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Restatement Effective Date) or issuance of Preferred Stock (other than (x) Disqualified Preferred Stock to the extent the proceeds therefrom are used to effect Permitted Acquisitions, (y) Qualified Preferred Stock and (z) PIK Preferred Stock issued on the Restatement Effective Date in accordance with the requirements of Section 5.08(b)) by the U.S. Borrower or any of its Subsidiaries, an amount equal to the Applicable

Prepayment Percentage of the Net Cash Proceeds of the respective incurrence of Indebtedness or issuance of Preferred Stock shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Original Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from any sale or issuance of Qualified Preferred Stock or common equity of (or cash capital contributions to) the U.S. Borrower or any of its Subsidiaries (other than proceeds received from (t) the CLC Equity Financing, (u) the Original Common Equity Issuance, (v) issuances of U.S. Borrower Common Stock to management of the U.S. Borrower and its Subsidiaries (including as a result of the exercise of any options or Convertible Subordinated Notes with respect thereto) in an aggregate amount not to exceed $2,500,000 in any fiscal year of the U.S. Borrower, (w) equity contributions to any Subsidiary of the U.S. Borrower made by the U.S. Borrower or any other Subsidiary of the U.S. Borrower, (x) any issuance of Qualified Preferred Stock or U.S. Borrower Common Stock to the extent the proceeds therefrom are used to effect Permitted Acquisitions, (y) any issuance of U.S. Borrower Common Stock to the extent the proceeds therefrom are used to repurchase Senior Subordinated Notes in accordance with the provisions of Section 9.12(ii) and (z) additional issuances of U.S. Borrower Common Stock and Qualified Preferred Stock, to the extent that the aggregate proceeds excluded pursuant to this clause (z) after the Restatement Effective Date (and clause (z) of Section 4.02(e) of the Original Credit Agreement after the Original Effective Date) do not exceed $2,500,000), an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective equity issuance or capital contribution shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i); provided that Net Cash Proceeds
                                              --------
received by the U.S. Borrower from additional sales or issuances of U.S. Borrower Common Stock or Qualified Preferred Stock shall not be required to be applied as a mandatory repayment (and/or commitment reduction, as the case may
be) on the date of receipt thereof, to the extent that (x) no Default or Event of Default then exists and (y) the U.S. Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used or contractually committed to be used to make Capital Expenditures and/or effect Permitted Acquisitions within 270 days following the date of receipt of such Net Cash Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if
                                                  -------- -------
all or any portion of such Net Cash Proceeds are not so used (or contractually committed to be used) within such 270-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above and (ii) if all or any portion of such Net Cash Proceeds are not so used within such 270-day period referred to in clause (i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above.

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Original Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from any Excluded Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i); provided that (x) so long as
                                                   --------
no Default or Event of Default then exists and such proceeds do not exceed $4,000,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds $4,000,000, (b) the amount of such proceeds, together with other cash available to the U.S. Borrower and its Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the U.S. Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably accept, (c) an Authorized Officer of the U.S. Borrower has delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(f) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause (d), and (d) an Authorized Officer of the U.S. Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the U.S. Borrower has sufficient business interruption insurance and that the U.S. Borrower will receive payment thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrowers (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $4,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the U.S. Borrower from time to time as needed to pay or reimburse the U.S. Borrower or such Subsidiary actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent), provided further, that at any time while an Event of
                       ----------------
Default has occurred and is continuing, the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by each Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the U.S. Security Agreement, and provided further, that if all or any portion
                                    ----------------
of such proceeds not required to be applied as a mandatory repayment and/or commitment reduction pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within 360 days after the date of the respective Recovery Event or (B) if committed to be used within 360 days after the date of receipt of such net proceeds and not so used within 18 months after the date of respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date occurring 360 days after the date of the respective Recovery Event in the case of clause (A) above or the date occurring 18 months after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to the Applicable Excess Cash Flow Percentage of the Adjusted Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

          (h)  Each amount required to be applied pursuant to Sections 4.02(c),
(d), (e), (f) and (g) in accordance with this Section 4.02(h) shall be applied
(i) first, to repay the outstanding principal amount of Term Loans, with each such amount required to be applied to repay outstanding Term Loans to be applied pro rata to each Tranche of Term Loans based upon the then remaining principal
--- ----
amounts of the respective Tranches (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage), the numerator of which is equal to the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans) and (ii) second, to the extent in excess of the amounts required to be applied pursuant to the preceding clause (i), to reduce the Total Revolving Loan Commitment in the manner provided in Section 3.03(f) (it being understood and agreed that (x) the amount of any reduction to the Total Revolving Loan Commitment as provided in immediately preceding clause (ii) shall be deemed to be an application of proceeds for purposes of this Section 4.02(h) even though cash is not actually applied and (y) any cash received by the U.S. Borrower or any of its Subsidiaries will be retained by such Person except to the extent that such cash is otherwise required to be applied as provided in Section 4.02(a) as a result of any reduction to the Total Revolving Loan Commitment). All repayments of outstanding Term Loans pursuant to Sections 4.02(c), (d), (e), (f) or (g) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining
                           --- ----
Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto). For purposes of greater clarity, the parties hereto acknowledge and agree that any amount applied pursuant to Section 4.02(c), (d),
(e) or (f) as a mandatory repayment in accordance with this Section 4.02(h) need not represent the actual proceeds received by the U.S. Borrower or any of its Subsidiaries in connection with the respective Asset Sale, debt incurrence, equity issuance or Recovery Event, as the case may be.

          (i) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, Bankers' Acceptance Loans and B/A Equivalent Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments
                                                  --------
of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless (x) all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full and/or (y) concurrently with such repayment, the relevant Borrower pays all breakage costs and other amounts owing to each Bank pursuant to Section 1.11;
(ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the out standing Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of
                                              --- ----
Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02, if at any time the mandatory repayment of Loans pursuant to Section 4.02(c), (d), (e), (f) or (g) would result, after giving effect to the procedures set forth in this clause (i) above, in the U.S. Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (any such Eurodollar Loans, "Affected Loans"), the U.S. Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable. At the time any Affected Loans are otherwise required to be prepaid the U.S. Borrower may elect to deposit 100% (or such lesser percentage elected by the U.S. Borrower as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the U.S. Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to Eurodollar Loans of the respective Facility (or such earlier date or dates as shall be requested by the U.S. Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account).

          (j) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Final Maturity Date for such Loans.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the ratable account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in (x) U.S. Dollars in immediately available funds at the appropriate Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and (y) subject to the provisions of Section 1.15, Canadian Dollars in immediately available funds at the appropriate Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of, the Face Amount of or interest on Canadian Dollar Revolving Loans, or (ii) any increased costs, indemnities or other amounts owing with respect to Canadian Dollar Revolving Loans, in the case of this clause (ii) to the extent the respective Bank which is charging same denominates the amounts owing in Canadian Dollars. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) on any Business Day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by any Borrower hereunder
                ------------
(including, in the case of the U.S. Borrower, in its capacity as guarantor pursuant to Section 14) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Sections 4.04(b) and (f), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, in the case of each Bank, except as provided in the second succeeding sentence, any tax, including any income, branch profits, franchise or similar tax, which in each case is imposed on or measured by the net income, net profits or capital of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect to such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the relevant Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due by such Borrower under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence (any such amounts, the "Gross-Up Amount"), the relevant Borrower agrees to reimburse each Bank, upon the written request of such Bank, for the net amount, if any, of any taxes such Bank shall determine are incurred by such Bank (taking into account in calculating such net amount any allowable credit, deduction or other benefit available as a result of, or with respect to, the payment by the relevant Borrower to such Bank of (i) the Gross-Up Amount or (ii) any amount paid pursuant to this sentence) that would not have been incurred in the absence of the payment by such Borrower of (i) the Gross-Up Amount or (ii) any amount paid pursuant to this sentence. The relevant Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank in respect of any payments by or on behalf of such Borrower.

          (b) Each U.S. Bank party to this Agreement on the Restatement Effective Date hereby represents that, as of the Restatement Effective Date, all payments of principal, interest, and fees to be made to it by the U.S. Borrower pursuant to this Agreement will be totally exempt from withholding of United States federal tax. Each U.S. Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the U.S. Borrower and the

Administrative Agent on or prior to the Restatement Effective Date, or in the case of a U.S. Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04, on the date of such assignment or transfer to such U.S. Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such U.S. Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the U.S. Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such U.S. Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each U.S. Bank agrees that (a) from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, and (b) upon the U.S. Borrower's reasonable request after the occurrence of any other event requiring the delivery of a Form 1001, Form 4224, Form W-8, or any successor form in addition to or in replacement of the forms previously delivered, it will deliver to the U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224, 1001, Form W-8 and a
Section 4.04(b)(ii) Certificate, or any successor form, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such U.S. Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such form or certificate in which case such U.S. Bank shall not be required to deliver any such form or certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) the U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any U.S. Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes to the extent that such U.S. Bank has not provided to the U.S. Borrower U.S. Internal Revenue Service forms that establish a complete exemption from such deduction or withholding and (y) the U.S. Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to such U.S. Bank, or to indemnify and hold harmless or reimburse such U.S. Bank, in respect of income or similar taxes imposed by the United States if (I) such U.S. Bank has not provided to the U.S. Borrower the Internal Revenue Service forms required to be provided to the U.S. Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a U.S. Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the U.S. Borrower agrees to pay additional amounts and to indemnify each U.S. Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date (or, if later, after the date such U.S. Bank became a party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes. For purposes of the immediately preceding sentence, the final U.S. Treasury regulations that were issued October 6, 1997 with respect to the withholding of United States Federal income tax (the "New Withholding Regulations") shall not be considered to constitute a change after the Restatement Effective Date, or otherwise, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes, notwithstanding that the New Withholding Regulations generally are only effective for payments made after December 31, 1999. The U.S. Borrower shall not be required to pay any additional amounts or indemnification under Section 4.04(a) to any U.S. Bank to the extent that the obligation to pay such additional amounts or indemnification would not have arisen but for the representation set forth in the first sentence of Section 4.04(b) above made by the U.S. Bank not being true.

          (c)  If any Borrower pays any additional amount under this Section
4.04 with respect to taxes imposed on any payments made to or on behalf of a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund of tax, or any reduction of, or credit against, its tax liabilities (a "Tax Benefit"), such Bank shall pay to such Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank as a consequence of such refund, reduction or credit; provided, however, that
                                                      --------  -------
(i) any Bank may determine, in its sole discretion consistent with the policies of such Bank, whether to seek a Tax Benefit and (ii) nothing in this Section 4.04(c) shall require the Bank to disclose any confidential information to any Borrower (including, without limitation, its tax returns).


          (d) Each Bank shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such
Bank) (i) to file any certificate or document or to furnish any information as reasonably requested by any Borrower pursuant to any applicable treaty, law or regulation or (ii) to designate a different applicable lending office of such Bank, if the making of such filing or the furnishing of such information or the designation of such other lending office would avoid the need for or reduce the amount of any additional amounts payable by any Borrower and would not, in the sole discretion of such Bank, be disadvantageous to such Bank.

          (e) The provisions of this Section 4.04 are subject to the provisions of Section 13.18 (to the extent applicable).

          (f) Each Bank party to this Agreement that is a Canadian RL Bank on the Restatement Effective Date hereby represents that, as of the Restatement Effective Date, it is a resident of Canada for the purposes of the Income Tax Act (Canada) (the "Tax Act") and that all payments of principal, interest, and fees to be made to it by the Canadian Borrower pursuant to this Agreement will be totally exempt from withholding of Canadian federal tax. In addition, each such Canadian RL Bank agrees that from time to time after the Restatement Effective Date, when a change in circumstances renders the representation provided for in this Section 4.04(f) inaccurate in any material respect, it shall immediately notify the Canadian Borrower and the Administrative Agent of this fact. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) the Canadian Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by Canada (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Canadian RL Bank which is not a resident of Canada for the purposes of the Tax Act and (y) the Canadian Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Canadian RL Bank, or to indemnify and hold harmless or reimburse such Canadian RL Bank, in respect of income or similar taxes imposed by Canada, if a representation required to be made with respect to such Canadian RL Bank pursuant to this Section 4.04(f) has not been made or, if made, is inaccurate as of the date it is made. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Canadian Borrower agrees to pay additional amounts and to indemnify each Canadian RL Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by them as described in the immediately preceding sentence as a result of any change after the Restatement Effective Date (or, if later, after the date such Canadian RL Bank became a party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 5.  Conditions Precedent to Restatement Effective Date.  The
                      --------------------------------------------------
occurrence of the Restatement Effective Date pursuant to Section 13.10, and the obligation of each Bank to continue and/or make Loans hereunder, and the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder, in each case on the Restatement Effective Date, are subject at the time of the occurrence of the Restatement Effective Date to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Restatement
                -----------------------------
Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Tranche A Term Note, Tranche B Term Note and Tranche C Term Note and B/A Equivalent Notes and to CSFB the Swingline Note, in each case executed by the appropriate Borrower and in the amount, maturity and as otherwise provided herein.

          5.02  Officer's Certificate.  On the Restatement Effective Date, the
                ---------------------
Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the U.S. Borrower stating that all of the applicable conditions set forth in Sections 5.05 through 5.09, inclusive, and
6.01 (other than such conditions that are subject to the satisfaction of the Agents and/or the Required Banks), have been satisfied on such date.

          5.03  Opinions of Counsel.  On the Restatement Effective Date, the
                -------------------
Administrative Agent shall have received opinions, addressed to each Agent, the Collateral Agent and each of the Banks and dated the Restatement Effective Date, from (i) Dewey Ballantine, LLP, special New York counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agents and the Required Banks may reasonably request and be in form and substance reasonably satisfactory to the Agents and the Required Banks, (ii) Pepper Hamilton, special Pennsylvania counsel to the U.S. Credit Parties, which opinion shall cover the matters contained in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agents and the Required Banks may reasonably request (including an opinion as to non-contravention with the provisions of the CLC Preferred Stock Documents) and be in form and substance reasonably satisfactory to the Agents and the Required Banks, (iii) Robert R. Kasak, special Florida counsel to the U.S. Borrower, which opinion shall cover the matters contained in Exhibit E-3 and such other matters incident to the transactions contemplated herein as the Agents and the Required Banks may reasonably request and be in form and substance reasonably satisfactory to the Agents and the Required Banks, (iv) Ogilvey Renault, special Canadian counsel to the Canadian Credit Parties, which opinion shall cover the matters set forth in Exhibit E-4 and such other matters incident to the transactions contemplated herein as the Agents and the Required Banks may reasonably request and be in form and substance reasonably satisfactory to the Agents and the Required Banks,
(v) counsel rendering such opinions, reliance letters addressed to each Agent and each of the Banks and dated the Restatement Effective Date with respect to all legal opinions delivered in connection with the Transaction, which opinions shall cover such matters as the Agents may reasonably request and be in form and substance reasonably satisfactory to the Agents and (vi) local counsel to the Credit Parties and/or the Agents reasonably satisfactory to the Agents, which opinions (x) shall be addressed to each Agent, the Collateral Agent and each of the Banks and be dated the Restatement Effective Date, (y) shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

          5.04  Company Documents; Proceedings.  (a)  On the Restatement
                ------------------------------
Effective Date, the Administrative Agent shall have received from the U.S. Borrower and each New Credit Party a certificate, dated the Restatement Effective Date, signed by the chairman, a vice-chairman, the president or any vice-president of such New Credit Party, and attested to by the secretary or any assistant secretary of such New Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such New Credit Party and the resolutions of such New Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Agents.


          (b) On the Restatement Effective Date, the Administrative Agent shall have received a certificate from each Credit Party (other than the New Credit Parties) (x) certifying that there were no changes, or providing the text of any changes, to the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party as delivered pursuant to Section
5.04 of the Original Credit Agreement, (y) to the effect that such Credit Party is in good standing in its respective state of organization and in those states where such Credit Party conducts business and (z) providing the resolutions adopted by such Credit Party with respect to the actions contemplated by this Agreement (including, without limitation, with respect to the CLC Merger, the amendment and restatement of this Agreement, and the obligations of such Credit Party with respect to the increased extensions of credit pursuant hereto), and all of the foregoing shall be acceptable to the Agents.

          (c) On the Restatement Effective Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

          (d) On the Restatement Effective Date and after giving effect to the Transaction, the capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by the U.S. Borrower or any of its Subsidiaries), and management of the U.S. Borrower and its Subsidiaries shall be in form and substance satisfactory to the Agents.

          5.05  Adverse Change, etc.  (a)  On the Restatement Effective Date,
                --------------------
since December 31, 1997, nothing shall have occurred which (i) the Required Banks or either Agent shall reasonably determine has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agents, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (ii) has had a material adverse effect on the Transaction or a Material Adverse Effect.

          (b) On the Restatement Effective Date, there shall not have occurred and be continuing any material adverse change to the syndication market for credit facilities similar in nature to this Agreement and there shall not have occurred and be continuing a material disruption or a material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication, in each case as determined by the Agents in their reasonable discretion.

          5.06  Litigation.  On the Restatement Effective Date, there shall be
                ----------
no actions, suits, proceedings or investigations pending or threatened (a) with respect to this Agreement or any other Document or the Transaction, (b) with respect to any Existing Indebtedness or (c) which either the Agent or the Required Banks shall determine could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agents hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agents hereunder or under any other Credit Document.

          5.07  Approvals.  On the Restatement Effective Date, (i) all necessary
                ---------
governmental (domestic and foreign), regulatory and third party approvals in connection with any Existing Indebtedness, the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans.

          5.08  Consummation of the CLC Merger, Financing Transactions, etc.
                ------------------------------------------------------------
(a) On the Restatement Effective Date, (i) there shall have been delivered to the Administrative Agent a true and correct copy of the CLC Merger Agreement, certified as such by an appropriate officer of the U.S. Borrower, which shall be in the form previously provided to the Administrative Agent with such amendments, modifications and waivers thereto (and the schedules thereto) as shall be in form and substance satisfactory to the Agents, (ii) the CLC Merger, including all of the terms and conditions thereof, shall have been duly approved by the requisite boards of directors and (if required by applicable law) the requisite shareholders of the U.S. Borrower, CLC Acquisition Corp. and CLC and all CLC Merger Documents shall have been duly executed and delivered by the parties thereto and be in full force and effect, (iii) the representations and warranties set forth in the CLC Merger Documents shall be true and correct in all material respects as if made on and as of the Restatement Effective Date, (iv) each of the conditions precedent to the consummation of the CLC Merger as set forth in the CLC Merger Documents shall have been satisfied, and not waived except with the consent of each Agent and the Required Banks, to the satisfaction of each Agent and the Required Banks, (v) all Liens or Indebtedness to be incurred or assumed in connection with the CLC Merger shall otherwise be permitted under this Agreement (including, without limitation, Sections 9.01 and 9.04), and (vi) the CLC Merger shall have been consummated in accordance with the CLC Merger Documents and all applicable law.

          (b) On the Restatement Effective Date, (i) the U.S. Borrower shall have received cash proceeds in an amount equal to at least $12,000,000 from the issuance of U.S. Borrower Common Stock to the Equity Investors, (ii) the U.S. Borrower shall have received gross cash proceeds of $5,000,000 from the issuance of Seller PIK Preferred Stock and (iii) the U.S. Borrower shall have received gross cash proceeds of $10,000,000 from the issuance of Apollo PIK Preferred Stock to Apollo Investment Fund, L.P.

          (c) On the Restatement Effective Date, the U.S. Borrower shall have utilized the full amount of the cash proceeds received by it from the CLC Equity Financing to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose.

          (d) On the Restatement Effective Date, the Administrative Agent shall have received true and correct copies of all CLC Merger Documents and CLC Equity Financing Documents and all terms and conditions of the foregoing Documents (including, without limitation, in the case of PIK Preferred Stock, maturity, limitation on cash dividends payable, dividend rate and redemption provisions) shall be in form and substance satisfactory to the Agents and the Required Banks. All conditions precedent to the consummation of the Transaction as set forth in the CLC Merger Documents and the CLC Equity Financing Documents shall have been satisfied and not waived unless consented to by the Agents and the Required Banks. The CLC Equity Financing shall have been consummated in accordance with the terms and conditions of the applicable Documents and all applicable law.

          5.09  CLC Refinancing.  (a)  On or prior to the Restatement Effective
                ---------------
Date and prior to the Credit Events then occurring, the U.S. Borrower shall have commenced a tender offer/consent solicitation with respect to the outstanding CLC Senior Notes (the "CLC Tender Offer/Consent Solicitation"), pursuant to which (i) the U.S. Borrower shall offer, subject to the terms and conditions contained in the CLC Tender Offer/Consent Solicitation, to purchase all of the outstanding CLC Senior Notes at a cash price equal to $1,051.88 per $1000 principal amount, plus accrued and unpaid interest thereon and (ii) consents shall be solicited to a proposed amendment (the "CLC Senior Notes Indenture Amendment") to the CLC Senior Notes Indenture, on terms and conditions satisfactory to the Agents, which amendment shall provide for the substantial elimination of the covenants contained in the CLC Senior Notes Indenture (including, without limitation, limitations on restricted payments, dividends, transactions with affiliates, indebtedness and guarantees by subsidiaries). All terms and conditions of the CLC Tender Offer/Consent Solicitation shall be satisfactory to the Agents, and the period for tendering CLC Senior Notes pursuant thereto shall terminate on or prior to the Restatement Effective Date. On or prior to the Restatement Effective Date (and, in the case of clause (z) below, concurrently with the Credit Events then occurring), (x) holders (the "CLC Noteholders") of a majority of the outstanding CLC Senior Notes shall have provided their "Consent" pursuant to, and in accordance with the requirements of, the CLC Tender Offer/Consent Solicitation, (y) CLC and the trustee under the CLC Senior Notes Indenture shall have duly executed and delivered the CLC Senior Notes Indenture Supplement and same shall have become effective in accordance with its terms and the terms of the CLC Senior Notes Indenture and (z) the U.S. Borrower shall have purchased the CLC Senior Notes tendered, and not theretofore withdrawn, pursuant to the CLC Tender Offer/Consent Solicitation (with the taking of the actions specified in preceding clauses (y) and (z) on or prior to the Restatement Effective Date being herein called the "CLC Tender Offer/Consent Solicitation Consummation").

          (b) On the Restatement Effective Date (after having given effect to the CLC Merger) and concurrently with the incurrence of Loans on such date, approximately $53,306,617.99 of indebtedness of CLC and its Subsidiaries consisting of "indebtedness" deemed to exist pursuant to the Existing CLC Receivables Documents and all outstanding Indebtedness under the Existing CLC Credit Agreement shall have been repaid in full, together with all fees and other amounts owing thereon (the "CLC Refinanced Indebtedness") and the total commitments under the Existing CLC Credit Agreement and the Existing CLC Receivables Documents shall have been terminated.

          (c) On the Restatement Effective Date and concurrently with the incurrence of Loans on such date, all security interests in respect of, and Liens securing, the CLC Refinanced Indebtedness shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the

Agents and the Required Banks. Without limiting the foregoing, there shall have been delivered to the Administrative Agent (w) proper termination statements, financing change statements and applications for registration (Form UCC-3, Form PPSA-2C or the appropriate equivalent) for filing under the UCC, PPSA or equivalent statute or regulation of each jurisdiction where a financing statement or application for registration (Form UCC-1, PPSA Form 1-C or the appropriate equivalent) was filed with respect to CLC or any of its Subsidiaries in connection with the security interests created with respect to the CLC Refinanced Indebtedness and the documentation related thereto, (x) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of CLC or any of its Subsidiaries on which filings have been made, (y) terminations of all mortgages, leasehold mortgages, hypothecs and deeds of trust created with respect to property of CLC or any of its Subsidiaries, in each case, to secure the obligations under the CLC Refinanced Indebtedness, all of which shall be in form and substance satisfactory to the Agents and the Required Banks, and (z) all collateral owned by CLC or any of its Subsidiaries in the possession of any agent, collateral agent or trustee for the creditors under the Existing CLC Credit Agreement, the Existing CLC Receivables Documents or any related security document.


          (d) On the Restatement Effective Date and after giving effect to the Transaction, the U.S. Borrower and its Subsidiaries shall have no Indebtedness or Preferred Stock outstanding other than (i) the Loans, (ii) the Senior Subordinated Notes, (iii) the PIK Preferred Stock, (iv) the CLC Preferred Stock,
(v) the CLC Senior Notes and (vi) certain other indebtedness existing on the Restatement Effective Date as listed on Schedule IV in an aggregate outstanding principal amount not to exceed $800,000 (with the Indebtedness described in this sub-clause (vi) being herein called the "Scheduled Existing Indebtedness" and the Scheduled Existing Indebtedness, together with the Senior Subordinated Notes, being herein called the "Existing Indebtedness"). On and as of the Restatement Effective Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agents and the Required Banks), and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Agents or the Required Banks.


          (e) The Administrative Agent shall have received evidence in form, scope and substance satisfactory to the Agents and the Required Banks that the matters set forth in this Section 5.09 have been satisfied on the Restatement Effective Date.


          5.10  Security Documents; etc.  (a)  On the Restatement Effective
                ------------------------
Date, each of the U.S. Credit Parties shall have duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit G-1 (as amended, amended and restated, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "U.S. Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein then owned by such U.S. Credit Parties and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Pledge Agreement have been taken, and the U.S. Pledge Agreement shall be in full force and effect.


          (b) On the Restatement Effective Date, the U.S. Borrower shall have duly authorized, executed and delivered an Amended and Restated Pledge Agreement in the form of Exhibit G-2 (as amended, amended and restated, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Quebec Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the pledged securities referred to therein then owned by the U.S. Borrower and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to render enforceable as against third parties the security interests purported to be created by the Quebec Pledge Agreement have been taken, and the Quebec Pledge Agreement shall be in full force and effect.


          (c) On the Restatement Effective Date, each of the U.S. Credit Parties shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit H-1 (as amended, amended and restated, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "U.S. Security Agreement") covering all of the U.S. Security Agreement Collateral, together with:


          (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the U.S. Security Agreement;


          (B)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, each of a recent date listing all effective financing statements that name CLC or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);


          (C) evidence of the completion of all other recordings and filings of, or with respect to, the U.S. Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Security Agreement; and


          (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Security Agreement have been taken;


and the U.S. Security Agreement shall be in full force and effect.

          (d) On the Restatement Effective Date, the Canadian Borrower shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G-2 (each, as amended, amended and restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, a "Canadian Pledge Agreement" and, collectively, the "Canadian Pledge Agreements") and shall have delivered to the Collateral Agent, as pledge thereunder, all of the pledged securities referred to therein then owned by the Canadian Borrower and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and render enforceable as against third parties the security interests purported to be created by such Canadian Pledge Agreement have been taken, and such Canadian Pledge Agreement shall be in full force and effect.

          (e) On the Restatement Effective Date, the Canadian Borrower, Montgomery Tank, Chemical Tank and Transplastics shall have duly authorized, executed and delivered a General Security Agreement in the form of Exhibit H-2 (each, as amended, amended and restated, modified and/or supplemented from time to time, a "Canadian Security Agreement" and, collectively, the "Canadian Security Agreements") covering all of such Credit Party's present and future Canadian Security Agreement Collateral, together with:


          (i) proper financing statements (PPSA Form 1-C or such other financing statements or similar notices as shall be required by local law), fully executed for filing under the PPSA in Ontario and each other jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Canadian Security Agreements;

          (ii) PPSA inquiry response certificates certified by the Ontario Registrar of Personal Property or any other equivalent certificate or search report in any other province or territory, listing all judgment liens or effective financing statements that name CLC or any of its Subsidiaries, or a division or other operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in said clause
     (i), together with evidence of the discharge (by a PPSA Form 2-C or such other termination statements as shall be required by local law) of all Liens other than Permitted Liens;


          (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Canadian Security Agreements as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Canadian Security Agreements; and


          (iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Canadian Security Agreements have been taken;


and the Canadian Security Agreements shall be in full force and effect.


          (f) On the Restatement Effective Date, the Canadian Borrower, Montgomery Tank, Chemical Tank and Transplastics shall have duly authorized, executed and delivered a Movable Hypothec in the form of Exhibit H-3 (each, as amended, amended and restated, modified and/or supplemented from time to time, a "Canadian Movable Hypothec" and, collectively, the "Canadian Movable Hypothecs") covering all of such Credit Party's Canadian Security Agreement Collateral, together with:


          (i) evidence of the completion of all other recordings and filings of, or with respect to, the Canadian Movable Hypothecs as may be necessary or, in the opinion of the Collateral Agent, desirable to render enforceable as against third parties the security interests intended to be created by the Canadian Movable Hypothecs (including all certified statements issued by the Registrar of Personal Movable Real Rights); and


          (ii) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to protect and render enforceable as against third parties the security interests purported to be created by the Canadian Movable Hypothecs have been taken;


and the Canadian Movable Hypothecs shall be in full force and effect.

          (g) On the Restatement Effective Date (but subject to Section 13.19(e)), the Collateral Agent shall have received:


             (i) fully executed counterparts of Mortgages in form and substance satisfactory to the Collateral Agent, which Mortgages shall cover such of the Real Property owned by the U.S. Borrower or any of its Subsidiaries (after giving effect to the Transaction) as are designated on Schedule III as a Mortgaged Property, together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the lien of such Mortgage for recording in all places to the extent necessary or, in the opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien or immovable hypothec on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;


             (ii) Mortgage Policies on each Mortgaged Property issued by such title insurers satisfactory to the Collateral Agent in amounts satisfactory to the Administrative Agent and the Required Banks assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens or immovable hypothecs on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent may request, shall not include an exception for mechanics' liens or creditors' rights, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent may request;


             (iii) surveys, in form and substance satisfactory to the Collateral Agent of each Mortgaged Property designated as a "Surveyed Property" on Schedule III hereto, dated a recent date acceptable to the Collateral Agent and certified in a manner satisfactory to the Collateral Agent by a licensed professional surveyor satisfactory to the Administrative Agent; and

             (iv) duly authorized, fully executed, acknowledged and delivered subordination, nondisturbance and attornment agreements, assignment of leases, landlord consents, tenant estoppel certificates and such other documents relating to the Mortgages that the Collateral Agent may request.


          5.11  U.S. Subsidiaries Guaranty.  On the Restatement Effective Date,
                --------------------------
each U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Subsidiaries Guaranty in the form of Exhibit I-1 (as amended, amended and restated, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "U.S. Subsidiaries Guaranty"), and the U.S. Subsidiaries Guaranty shall be in full force and effect.


          5.12  Employee Benefit Plans; Shareholders' Agreements; Management
                ------------------------------------------------------------
Agreements; Employment Agreements; Collective Bargaining Agreements; Existing
-----------------------------------------------------------------------------
Indebtedness Agreements; Material Contracts; Tax Allocation Agreements.  (a)  On
----------------------------------------------------------------------
or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the U.S. Borrower of the following documents (in each case except to the extent already delivered to or made available for review by the Administrative Agent on or prior to the Original Effective Date), in each case as same will be in effect on the Restatement Effective Date after the consummation of the Transaction:


            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the U.S. Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any Multiemployer Plan, only to the extent that any document described therein is in the possession of the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate) (collectively, together with any agreements, plans or arrangements referred to in Section 5.12(i) of the Original Credit Agreement and any amendments thereto referred to in Section 5.12(b), the "Employee Benefit Plans");


            (ii) all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by the U.S. Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, together with any agreements referred to in Section 5.12(ii) of the Original Credit Agreement and any amendments thereto referred to in Section 5.12(b), the "Shareholders' Agreements");


            (iii) all material agreements with members of, or with respect to, the management of the U.S. Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, together with any agreements referred to in Section 5.12(iii) of the Original Credit Agreement and any amendments thereto referred to in Section 5.12(b), the "Management Agreements");


            (iv) any material employment agreements entered into by the U.S. Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, together with any agreements referred to in Section 5.12(iv) of the Original Credit Agreement and any amendments thereto referred to in
     Section 5.12(b), the "Employment Agreements");


            (v) all collective bargaining agreements applying or relating to any employee of the U.S. Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, together with any agreements referred to in Section 5.12(v) of the Original Credit Agreement and any amendments thereto referred to in Section 5.12(b), the "Collective Bargaining Agreements");

          (vi) all agreements evidencing or relating to Existing Indebtedness of the U.S. Borrower or any of its Subsidiaries after giving effect to the CLC Refinancing (collectively, together with any agreements referred to in Section 5.12(vi) of the Original Credit Agreement and any amendments thereto referred to in Section 5.12(b), the "Existing Indebtedness Agreements") ;


            (vii) all other material contracts and licenses (other than certificates of need) of the U.S. Borrower and any of its Subsidiaries after giving effect to the Transaction (collectively, together with any agreements referred to in Section 5.12(vii) of the Original Credit Agreement and any amendments thereto referred to in Section 5.12(b), the "Material Contracts"); and


            (viii) any tax sharing or tax allocation agreements entered into by the U.S. Borrower or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.12(viii) of the Original Credit Agreement and any amendments thereto referred to in Section 5.12(b), the "Tax Allocation Agreements");


all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Material Contracts and Tax Allocation Agreements shall be in form and substance satisfactory to the Agents and the Required Banks and shall be in full force and effect on the Restatement Effective Date.


          (b) On or prior to the Restatement Effective Date, the Administrative Agent shall have received (i) a certification from the appropriate officer of the U.S. Borrower that all agreements and plans referenced in Section 5.12 of the Original Credit Agreement, previously delivered (or made available) to the Administrative Agent by each Credit Party, remain in full force and effect (or specifying which of such agreements and plans do not remain in full force and effect) and (ii) any amendments to the agreements and plans referred to in Section 5.12 of the Original Credit Agreement to the extent not delivered pursuant to Section 5.12(a).


          5.13  Consent Letter.  On the Restatement Effective Date, the
                --------------
Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit J, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08 or the relevant Subsidiaries Guaranty, as the case may be.


          5.14  Solvency Certificate; Insurance Certificates; Environmental
                -----------------------------------------------------------
Assessments.  On or before the Restatement Effective Date, the Administrative
-----------
Agent shall have received:


          (a) a solvency certificate in the form of Exhibit K from the chief financial officer of the U.S. Borrower, dated the Restatement Effective Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the U.S. Borrower (on a stand-alone basis), the U.S. Borrower and its Subsidiaries (on a consolidated basis), the Canadian Borrower (on a stand-alone basis) and the Canadian Borrower and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due;


          (b)  evidence of insurance complying with the requirements of Section
     8.03 for the business and properties of the U.S. Borrower and its Subsidiaries (including, without limitation, CLC and its Subsidiaries), in scope, form and substance reasonably satisfactory to the Agents and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' prior written notice by the insurer to the Collateral Agent; and


          (c) environmental assessments from Environ Corporation and other environmental consultants satisfactory to the Administrative Agent and in form, scope and substance reasonably satisfactory to the Agents, together with reliance letters with respect thereto.

          5.15  Financial Statements; Pro Forma Balance Sheet; Projections.  (a)
                ----------------------------------------------------------
On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent (i) true and correct copies of the financial statements referred to in Section 7.10(b) and (ii) an unaudited pro forma
                                                                --- -----
consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of June 30, 1998 and, after giving effect to the Original Transaction, the Transaction and the incurrence of all Indebtedness (including, without limitation, the Loans and the Senior Subordinated Notes) contemplated herein and prepared in accordance with GAAP (the "New Pro Forma Balance Sheet"), together with a
                               --- -----
related funds flow statement, which financial statements, New Pro Forma Balance
                                                              --- -----
Sheet and funds flow statement shall be reasonably satisfactory to the Agents and the Required Banks.


          (b) On or prior to the Restatement Effective Date, there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of the U.S. Borrower and its Subsidiaries certified by the chief financial officer of the U.S. Borrower for the six fiscal years ended after the Restatement Effective Date (the "Projections"), which Projections (x) shall reflect the forecasted consolidated financial conditions and income and expenses of the U.S. Borrower and its Subsidiaries after giving effect to the Original Transaction, the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be reasonably satisfactory in form and substance to the Agents and the Required Banks.


          5.16  Payment of Fees.  On the Restatement Effective Date, all costs,
                ---------------
fees and expenses, and all other compensation due to the Agents or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.


          5.17  Original Credit Agreement; etc.  (a) On the Restatement
                -------------------------------
Effective Date (but immediately prior to giving effect thereto), (i) the Total Revolving Loan Commitment under, and as defined in, the Original Credit Agreement shall have been reduced to $75.0 million in accordance with the requirements of Section 3.02(a) of the Original Credit Agreement and Section 13.22(b) and (ii) the U.S. Borrower and/or the Canadian Borrower shall have repaid any outstanding Revolving Loans under the Original Credit Agreement required as a result of such reduction pursuant to Section 4.02(a) of the Original Credit Agreement.


          (b) On the Restatement Effective Date, (i) all Original Term Loans being continued as described in Section 1.01(a)(A) which were outstanding as Eurodollar Loans shall be converted into Base Rate Loans or borrowed as Eurodollar Loans in accordance with the requirements of Section 1.01(a), it being understood and agreed that the U.S. Borrower shall (x) take all such actions as may be necessary to ensure that the Banks participate in each Borrowing of outstanding Tranche A Term Loans pro rata on the basis of their
                                              --- ----
respective Tranche A Term Loan Borrowing Amounts and (y) pay breakage or similar costs in accordance with the provisions of Section 1.11 of the Original Credit

Agreement in connection therewith, (ii) all outstanding Swingline Loans shall be repaid in full on the Restatement Effective Date, (iii) CSFB shall have received payment in full of all amounts (including any accrued and unpaid interest and fees) then due and owing to it under the Original Credit Agreement in respect of the Swingline Loans being repaid, (iv) all accrued interest on all outstanding extensions of credit pursuant to the Original Credit Agreement, and all regularly accruing fees pursuant to the Original Credit Agreement, shall be repaid in full on, and through, the Restatement Effective Date (whether or not same would otherwise be then due and payable pursuant to the Original Credit Agreement) and (v) the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this
Section 5.17 have been satisfied on such date.


          5.18  Compliance With Senior Subordinated Notes Indenture.  On the
                ----------------------------------------------------
Restatement Effective Date, the U.S. Borrower shall have delivered to the Administrative Agent an officer's certificate signed by an appropriate officer of the U.S. Borrower (which certificate may be incorporated into the applicable Notice of Borrowing), in form and substance satisfactory to the Agents, (x) establishing that each Credit Event occurring on such date complies with the terms of the Senior Subordinated Notes Indenture and (y) containing a representation and warranty that (i) all Revolving Loans, Swingline Loans, Letters of Credit and Tranche A Term Loans (other than New Tranche A Term Loans) are, and when incurred will be, permitted pursuant to Section 4.04 of the Senior Subordinated Notes Indenture by virtue of the application of clause (ii) of the definition of "Permitted Indebtedness" contained therein, (ii) all New Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans are permitted pursuant to the proviso to Section 4.04 of the Senior Subordinated Notes Indenture and
(iii) the Indebtedness incurred pursuant to each such Credit Event (and each Credit Event occurring after the Restatement Effective Date) constitutes, or will constitute, as the case may be, "Senior Debt" and "Designated Senior Debt" under the Senior Subordinated Notes Indenture, together with financial calculations (in form and substance reasonably satisfactory to the Agents) establishing compliance (after giving effect to the Transaction) with a Consolidated Fixed Charge Coverage Ratio (as defined in the Senior Subordinated Notes Indenture) of greater than 1.90:1.0 as required by the proviso to Section
4.4 of the Senior Subordinated Notes Indenture.


          SECTION 6.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Bank to make Loans (including Loans made on the Restatement Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(d)), and the obligation of a Letter of Credit Issuer to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:


          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit

Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, CSFB shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

          The occurrence of the Restatement Effective Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Borrower to each of the Agents and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event (other than such conditions that are subject to the satisfaction of the Agents and/or the Required Banks) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance satisfactory to the Banks.

          SECTION 7.  Representations and Warranties.  In order to induce the
                      ------------------------------
Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each Borrower makes the following representations and warranties to the Banks, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Restatement Effective Date and each Credit Event on and after the Restatement Effective Date being deemed to constitute a representation and warranty by each Borrower that the matters specified in this Section 7 are true and correct in all material respects on and as of the Restatement Effective Date and the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          7.01  Company Status.  Each Borrower and each of its Subsidiaries (i)
                --------------
is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          7.02  Company Power and Authority.  Each Credit Party has the Company
                ---------------------------
power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforce able in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or govern mental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Senior Subordinated Notes Indenture, the CLC Senior Notes Indenture and the other Existing Indebtedness), in each case after giving effect to each element of the CLC Refinancing (other than the CLC Tender Offer/Consent Solicitation Consummation) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of such Credit Party or any of its Subsidiaries.


          7.04  Litigation.  There are no actions, suits, proceedings or
                ----------
investigations pending or, to the best knowledge of each Borrower, threatened
(i) with respect to any

Credit Document, (ii) with respect to the Original Transaction, the Transaction or any other Document that could reasonably be expected to have a Material Adverse Effect, or (iii) with respect to such Borrower or any of its Subsidiaries (x) that are likely to have a Material Adverse Effect (after giving effect to projected reserves for remediation expenses, the anticipated timing of remediation expenses, potential insurance and indemnification recoveries and tax savings) or (y) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agents or the Banks or on the ability of any Credit Party to perform its respective obligations to the Agents or the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          7.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
                -----------------------------------
Original Term Loans have been utilized by the U.S. Borrower to (x) finance the Recapitalization, (y) effect the Original Refinancing (including by way of the investment permitted pursuant to Section 9.05(r)) and (z) pay the fees and expenses incurred in connection with the Original Transaction.

          (b) The proceeds of all New Tranche A Term Loans, all Tranche B Term Loans and all Tranche C Term Loans shall be utilized by the U.S. Borrower to finance the CLC Merger and the CLC Refinancing and to pay the fees and expenses incurred in connection with the Transaction.

          (c) The proceeds of all Revolving Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the Borrowers and their respective Subsidiaries (including, but not limited to, Permitted Acquisitions and the prepayment of the Senior Subordinated Notes and the other Existing Indebtedness in accordance with the terms of Section 9.12(ii)); provided, however, that (i) proceeds of Dollar Revolving Loans and Swingline
--------  -------
Loans in an amount not to exceed $5,000,000 may be used for the purposes described in Section 7.05(a) above and (ii) proceeds of Canadian Dollar Revolving Loans in an amount not to exceed the Canadian Dollar Equivalent of $10,000,000 may be used to effect the Original Refinancing.

          (d) Neither the making of any Loan, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the pro visions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          7.06  Governmental Approvals.  Except as may have been obtained or
                ----------------------
made on or prior to the Restatement Effective Date (and which remain in full force and effect on the Restatement Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any Document.

          7.07  Investment Company Act.  Neither the U.S. Borrower nor any of
                ----------------------
its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.08  Public Utility Holding Company Act.  Neither the U.S. Borrower
                ----------------------------------
nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of the U.S. Borrower or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 7.09, such factual information shall not include the Projections or any pro forma financial information.
    --- -----

          7.10  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Original Effective Date and the Restatement Effective Date, on a pro forma
                                                                     --- -----
basis after giving effect to the Original Transaction or the Original Transaction and the Transaction, as the case may be, and to all Indebtedness (including the Loans and the Senior Subordinated Notes) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the U.S. Borrower (on a stand-alone basis), the U.S. Borrower and its Subsidiaries (on a consolidated basis), the Canadian Borrower (on a stand-alone basis), the Canadian Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the U.S. Borrower (on a stand-alone basis), the U.S. Borrower and its Subsidiaries (on a consolidated basis), the Canadian Borrower (on a stand-alone basis), the Canadian Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.10, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, un matured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (b)(I)(i) The consolidated balance sheets of the U.S. Borrower and its consolidated Subsidiaries at December 31, 1995, December 31, 1996, December 31, 1997 and June 30, 1998, and the related statements of income and cash flows and changes in shareholders' equity of the U.S. Borrower for the fiscal years or three-month period, as the case may be, ended as of said dates, and (ii) the Original Pro-Forma Balance Sheet, in each case furnished to each Original Bank prior to the Original Effective Date pursuant to Section 5.15 of the Original Credit Agreement, present fairly in all material respects the respective consolidated financial condition of the U.S. Borrower and its consolidated Subsidiaries at the dates of said financial statements and the results for the periods covered thereby (or, in the case of the Original Pro Forma Balance
                                                         --- -----
Sheet, presents a good faith estimate of the consolidated pro forma financial
                                                          --- -----
condition of the U.S. Borrower and its consolidated Subsidiaries (after giving effect to the Original Transaction at the date thereof), subject, in the case of unaudited financial statements, to normal year-end adjustments. All such financial statements (other than the aforesaid Original Pro Forma Balance Sheet)
                                                        --- -----
have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the three-month statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (II) The consolidated balance sheets of CLC and its Subsidiaries at December 31, 1996, December 31, 1997 and June 30, 1998 and the related statements of income and cash flows and changes in shareholders' equity of CLC for the fiscal years or three-month period, as the case may be, ended as of said dates, in each case furnished to the Banks prior to the Restatement Effective Date, present fairly in all material respects the consolidated financial condition of CLC and its Subsidiaries at the dates of said financial statements and the results for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments. All of such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the three-month statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (III)  The New Pro Forma Balance Sheet furnished to each Bank prior to
                         --- -----
the Restatement Effective Date pursuant to Section 5.16 presents a good faith estimate of the consolidated pro forma financial condition of the U.S. Borrower
                             --- -----
and its consolidated Subsidiaries (after giving effect to the Transaction at the date thereof).

          (c) Since December 31, 1997 (but after giving effect to the Original Transaction and the Transaction as if same had occurred prior thereto), nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in Section 7.10(b) and the Indebtedness incurred under this Agreement and the Senior Subordinated Notes, (i) there were as of the Original Effective Date and as of the Restatement Effective Date (and after giving effect to any Loans made on each such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business and commitments to purchase Tractor Trailers) with respect to the U.S. Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the U.S. Borrower and its Subsidiaries taken as a whole and (ii) no Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

          (e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b), and have been prepared in good faith and are based on reasonable assumptions under the then known facts and circumstances. On the Restatement Effective Date, the management of the U.S. Borrower believes that the Projections are reasonable and attainable based upon the then known facts and circumstances (it being understood that nothing contained in this Section 7.10(e) shall constitute a representation that the results forecasted in such Projections will in fact be achieved). There is no fact known to either Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          7.11  Security Interests.  On and after the Restatement Effective
                ------------------
Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and

Lien on all of the Collateral subject thereto (and, in the case of a security interest created pursuant to the Canadian Security Documents, enforceable as against third parties), superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens relating thereto, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (a) and
(e) of Section 9.03 and (iii) the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Restatement Effective Date as contemplated by
Section 5.10 or on or prior to the execution and delivery thereof as contemplated by Sections 8.11, 8.12 and 9.15.

          7.12  Compliance with ERISA.  (a) Part A of Schedule V sets forth each
                ---------------------
Plan and each Multiemployer Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of each Borrower after due inquiry, no Multiemployer Plan is insolvent or in reorganization; except as described in items (i) and (ii) set forth on Part B of Schedule V, no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; except as described in item (iii) set forth on Part B of Schedule V, all contributions required to be made with respect to a Plan, a Multiemployer Plan and a Foreign Pension Plan have been timely made by each Borrower and each Subsidiary of each Borrower; neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i) or 502(l) of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29) or 4971 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; to the knowledge of the U.S. Borrower and its Subsidiaries, neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Multiemployer Plan pursuant to
Section 515, 4201, 4204, or 4212 of ERISA; no condition exists which presents a material risk to the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan or, to the best knowledge of each Borrower after due inquiry, a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the best knowledge of each Borrower after due inquiry, threatened; using actuarial assumptions and computation methods consistent with
Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the U.S. Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not exceed an amount that could reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) maintained by any Borrower or any Subsidiary which covers or has covered employees or former employees of the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and, except as described in item (iv) set forth on Part B of Schedule V, the U.S. Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the U.S. Borrower nor any of its Subsidiaries has incurred any liability in connection with the termination of or withdrawal from any Foreign Pension Plan that has not been accrued or otherwise properly reserved on the U.S. Borrower's or such Subsidiary's balance sheet. With respect to each Foreign Pension Plan that is required by applicable local law or by its terms to be funded through a separate funding vehicle, the present value of the accrued benefit liabilities (whether or not vested) under each such Foreign Pension Plan, determined as of the latest valuation date for such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by an amount which, when added to the aggregate amount of the accrued benefit liabilities with respect to all other Foreign Pension Plans, could reasonably be expected to have a Material Adverse Effect.

          7.13  Capitalization.  On the Restatement Effective Date and after
                --------------
giving effect to the Original Transaction and the Transaction, the authorized capital stock of the U.S. Borrower shall consist of (i) 15,000,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of the U.S. Borrower, the "U.S. Borrower Common Stock"), 1,700,000 of which shares shall be issued and outstanding and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, (x) 250,000 of which shares shall be Apollo PIK Preferred Stock, of which 105,000 shares shall be issued and outstanding and (y) 100,000 of which shares shall be Seller PIK Preferred Stock, of which 50,000 shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule X hereto, the U.S. Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.14  Subsidiaries.  (a)  Prior to the consummation of the
                ------------
Transaction, CLC Acquisition Corp. has no Subsidiaries.

          (b) On and as of the Restatement Effective Date and after giving effect to the Original Transaction and the Transaction, the U.S. Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule VII. Schedule VII correctly sets forth, as of the Restatement Effective Date and after giving effect to the Original Transaction and the Transaction, the percentage ownership (direct and indirect) of the U.S. Borrower in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the U.S. Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Schedule X hereto, no Subsidiary of the U.S. Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          7.15  Intellectual Property, etc.  Each of the U.S. Borrower and each
                ---------------------------
of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and other rights with respect to the foregoing reasonably necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

          7.16  Compliance with Statutes, etc.  Each of the U.S. Borrower and
                ------------------------------
each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

          7.17  Environmental Matters.  (a)  Each of the U.S. Borrower, its
                ---------------------
Subsidiaries and the Program Affiliates has complied with, and on the date of each Credit Event is in material compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and none of the U.S. Borrower, any of its Subsidiaries or any Program Affiliate is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending unresolved past or, to the best knowledge of the U.S. Borrower after due inquiry, threatened Environmental Claims against the U.S. Borrower, any of its Subsidiaries or any Program Affiliate, or against any Real Property owned or operated by the U.S. Borrower, any of its Subsidiaries or any Program Affiliate. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the U.S. Borrower, any of its Subsidiaries or any Program Affiliate or any Real Property at any time owned or operated by the U.S. Borrower, any of its Subsidiaries or any Program Affiliate that would reasonably be expected (i) to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any of their currently owned or operated Real Property or (ii) to cause any such currently owned or operated Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the U.S. Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported by the U.S. Borrower or any of its Subsidiaries or by any Person acting for or under contract to the U.S. Borrower or any of its Subsidiaries or, to the knowledge of the U.S. Borrower, by any other Person, to or from any Real Property owned or operated by the U.S. Borrower, any of its Subsidiaries or any Program Affiliate except in material compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of such Real Property or by the U.S. Borrower's, such Subsidiary's or such Program Affiliate's business. Hazardous Materials have not at any time been Released by the U.S. Borrower or any of its Subsidiaries or by any Person acting for or under contract to the U.S. Borrower or any of its Subsidiaries or, to the knowledge of the U.S. Borrower, by any other Person on or from any Real Property owned or operated by the U.S. Borrower, any of its Subsidiaries or any Program Affiliate, except in compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of such Real Property or by the U.S. Borrower's, such Subsidiary's or such Program Affiliate's business. There are not now any underground storage tanks owned or operated by the U.S. Borrower or any of its Subsidiaries, or to the knowledge of the U.S. Borrower, by any other Person, located on any Real Property owned or operated by the U.S. Borrower, any of its Subsidiaries or any Program Affiliate.

          (c) Notwithstanding anything to the contrary in this Section 7.17, the representations made in this Section 7.17 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect (after giving effect to projected reserves for remediation expenses, the anticipated timing of remediation expenses, potential insurance and indemnification recoveries and tax savings).

          7.18  Properties.  All Real Property owned by the U.S. Borrower or any
                ----------
of its Subsidiaries and all material Leaseholds leased by the U.S. Borrower or any of its Subsidiaries, in each case as of the Restatement Effective Date and after giving effect to the Original Transaction and the Transaction, and the nature of the interest therein, is correctly set forth in Schedule III. All Tractor Trailers owned or leased by the U.S. Borrower or any of its Subsidiaries (including CLC and its Subsidiaries) as of the Restatement Effective Date are correctly set forth in Schedule XIII. Each of the U.S. Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule III and in the financial statements (including the Original Pro Forma Balance Sheet and the New Pro Forma Balance Sheet)
             --- -----                           --- -----
referred to in Section 7.10(b) (except such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein), free and clear of all Liens, other than Permitted Liens.

          7.19  Labor Relations.  Neither the U.S. Borrower nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the U.S. Borrower or any of its Subsidiaries or, to the best knowledge of the U.S. Borrower and its Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the U.S. Borrower or any of its Subsidiaries or, to the best knowledge of the U.S. Borrower and its Subsidiaries, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the U.S. Borrower or any of its Subsidiaries or, to the best knowledge of the U.S. Borrower and its Subsidiaries, threatened against the U.S. Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the U.S. Borrower or any of its Subsidiaries and, to the best knowledge of the U.S. Borrower and its Subsidiaries, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          7.20  Tax Returns and Payments.  Each of the U.S. Borrower and each of
                ------------------------
its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and fully provided for on the financial statements of the U.S. Borrower and its Subsidiaries in accordance with generally accepted accounting principles. Each of the U.S. Borrower and each of its Subsidiaries has provided adequate reserves (in the good faith judgment of the management of the U.S. Borrower) for the payment of all federal, state and foreign income taxes which have not yet become due. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the U.S. Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the U.S. Borrower or any of its Subsidiaries. Neither the U.S. Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the U.S. Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the U.S. Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations, in each case except to the extent the liability of the U.S. Borrower or such Subsidiary giving rise to any extension of any such normally applicable statute of limitation is not material.

          7.21  Scheduled Existing Indebtedness.  Schedule IV sets forth a true
                -------------------------------
and complete list of all Scheduled Existing Indebtedness of the U.S. Borrower and its Subsidiaries as of the Restatement Effective Date after giving effect to the Original Transaction and the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          7.22  Insurance.  Set forth on Schedule VIII hereto is a true, correct
                ---------
and complete summary of all insurance carried by each Credit Party on and as of the Restatement Effective Date, with the amounts insured set forth therein.

          7.23  Representations and Warranties in Other Documents.  All
                -------------------------------------------------
representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

          7.24  Original Transaction and Transaction.  At the time of
                ------------------------------------
consummation thereof, each of the Original Transaction and the Transaction shall have been consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or con summate the Original Transaction and the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Original Transaction or the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Original Transaction, the Transaction, the occurrence of any Credit Event, or the performance by the U.S. Borrower and its Subsidiaries of their respective obligations under the Documents and all applicable laws.

          7.25  Special Purpose Corporation.  CLC Acquisition Corp. was formed
                ---------------------------
to effect the CLC Merger. Prior to the consummation of the Transaction, CLC Acquisition Corp. had no significant assets or liabilities (other than those liabilities under the CLC Merger Documents and such other liabilities arising in connection with the Transaction).

          7.26  Subordination.  The subordination provisions contained in the
                -------------
Senior Subordinated Note Documents are (and, on and after the execution and delivery thereof, any agreements or instruments relating to Additional Senior Subordinated Note Indebtedness, Convertible Subordinated Notes, Shareholder Subordinated Notes, Permitted Subordinated Refinancing Indebtedness and Permitted Subordinated Indebtedness, will be) enforceable against the U.S. Borrower, the U.S. Subsidiary Guarantors and the holders of the Senior Subordinated Notes, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and all Obligations hereunder and under the other Credit Documents (including without limitation, pursuant to the Subsidiaries Guaranties) are within the definitions of "Senior Debt" and "Designated Senior Debt" included in such subordination provisions.

          7.27  Year 2000 Representation.  Any reprogramming required to permit
                ------------------------
the proper functioning, in and following the year 2000, of (i) the U.S. Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the U.S. Borrower's and its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 31, 1999, except to the extent the failure to complete such reprogramming could not reasonably be expected to result in a Default, an Event of Default or a Material Adverse Effect. The cost to the U.S. Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the U.S. Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Default, an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the U.S. Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the U.S. Borrower and its Subsidiaries to conduct their respective businesses without a Material Adverse Effect.

          SECTION 8.  Affirmative Covenants.  Each Borrower hereby covenants and
                      ---------------------
agrees that as of the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          8.01  Information Covenants.  The U.S. Borrower will furnish to each
                ---------------------
Bank:


          (a)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
     of the first three quarterly accounting periods in each fiscal year of the U.S. Borrower, (i) the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and the budgeted figures for such quarterly period as set forth in the respective budget delivered pursuant to Section 8.01(c) and (ii) management's discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the U.S. Borrower that they fairly present in all material respects the financial condition of the U.S. Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (b)  Annual Financial Statements.  Within 90 days after the close of
               ---------------------------
     each fiscal year of the U.S. Borrower, the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 8.01(c) and (except for such comparable budgeted figures) certified by Price Waterhouse, LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the U.S. Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the U.S. Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof.

          (c)  Budgets, etc.  Not more than 60 days after the commencement of
               -------------
     each fiscal year of the U.S. Borrower, consolidated budgets of the U.S. Borrower and its Subsidiaries (x) in reasonable detail for each of the four fiscal quarters of such fiscal year and (y) in summary form for each of the five fiscal years immediately following such fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 8.01(a) and (b), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this clause (c) shall be presented.

          (d)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial state ments provided for in Sections 8.01(a) and (b), a certificate of the chief financial officer or other Authorized Officer of the U.S. Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, if delivered in connection with the financial statements in respect of a period ending on the last day of a fiscal quarter or fiscal year of the U.S. Borrower, set forth (x) the calculations required to establish whether the U.S. Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02, 9.02, 9.04(d), (g), (k) and (l), 9.05(a), (g), (l) and (s), 9.09 and 9.10 as at the end of such fiscal quarter or year, as the case may be, and (y) the calculation of the Total Leverage Ratio, the Adjusted Total Leverage Ratio and the Adjusted Senior Leverage Ratio as at the last day of the respective fiscal quarter or fiscal year of the U.S. Borrower, as the case may be. In addition, at the time of the delivery of the financial statements provided for in Section 8.01(b), a certificate of the chief financial officer or other Authorized Officer of the U.S. Borrower setting forth (in reasonable detail) (i) the amount of, and calculations required to establish the amount of, Adjusted Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year and (ii) the calculations required to establish whether the U.S. Borrower and its Subsidiaries were in compliance with
     Section 4.02(c) for the respective fiscal year.

          (e)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
     within three Business Days after an officer of any Borrower or any of its Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the respective Borrower or Borrowers propose to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the U.S. Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the U.S. Borrower or any of its Subsidiaries or
     (z) with respect to any Document (other than such Documents referred to in clause (vi) of the definition thereof), (iii) any governmental investigation pending or threatened against the U.S. Borrower or any of its Subsidiaries and (iv) any other event which could reasonably be expected to have a Material Adverse Effect.

          (f)  Auditors' Reports.  Promptly upon receipt thereof, a copy of each
               -----------------
     report or "management letter" submitted to the U.S. Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the U.S. Borrower or any of its Subsidiaries.

          (g)  Environmental Matters.  Promptly after an officer of the U.S.
               ---------------------
     Borrower or any of its Subsidiaries obtains actual knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could reasonably be expected to (x) have a Material Adverse Effect, (y) result in a remedial cost to the U.S. Borrower or any of its Subsidiaries not previously disclosed to the Agents and the Banks prior to the Restatement Effective Date in excess of $500,000 or (z) result in a remedial cost to the U.S. Borrower or any of its Subsidiaries in excess of $1,000,000 over and above the established reserve for remediation costs as set forth in the Projections), written notice of:

                 (i) any pending or threatened Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Program Affiliate or any Real Property owned or operated by the U.S. Borrower or any of its Subsidiaries or any Program Affiliate;

                 (ii) any condition or occurrence on any Real Property at any time owned or operated by the U.S. Borrower or any of its Subsidiaries or any Program Affiliate that (x) results in noncompliance by the U.S. Borrower or any of its Subsidiaries or any Program Affiliate with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Program Affiliate or any such Real Property;

                 (iii) any condition or occurrence on any Real Property currently owned or operated by the U.S. Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the U.S. Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

                 (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the U.S. Borrower or any of its Subsidiaries or any Program Affiliate.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the relevant Borrower's response or proposed response thereto. In addition, the U.S. Borrower agrees to provide the Banks with copies of all material communications by the U.S. Borrower or any of its Subsidiaries with any Person, government or governmental agency relating to Environmental Laws or to any of the matters set forth in clauses (i)-(iv) above, and such reasonably detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Banks.

          (h)  Annual Meetings with Banks.  At the written request of the
               --------------------------
     Administrative Agent, the U.S. Borrower shall within 120 days after the close of each of its fiscal years, hold a meeting (at a mutually agreeable location and time) open to all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the U.S. Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the U.S. Borrower and its Subsidiaries.

          (i)  Notice of Commitment Reductions and Mandatory Repayments.  On or
               --------------------------------------------------------
     prior to the date of any reduction to the Total Revolving Loan Commitment or any mandatory repayment of outstanding Term Loans of any Tranche pursuant to any of Sections 4.02(c) through (g), inclusive, the U.S. Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to each of the Total Revolving Loan Commitment or the outstanding Term Loans of the respective Tranche, as applicable, and the calculation thereof (in reasonable detail).

          (j)  Special Reports Relating to Tractor Trailers.  Commencing with
               --------------------------------------------
     the fiscal quarter ended September 30, 1998, at the time of the delivery of the financial statements provided for in Section 8.01(a) and (b), a schedule of all of the Tractor Trailers owned or leased by the U.S. Borrower or any of its Subsidiaries as of the fiscal quarter most recently ended, which schedule shall specify (i) whether the respective Tractor Trailer is leased or owned by the U.S. Borrower or such Subsidiary, (ii) the state or province in which the respective Tractor Trailer is registered or titled, (iii) whether a security interest has been recorded on the certificate of title for the respective Tractor Trailer in favor of the Collateral Agent for the benefit of the Secured Creditors, (iv) whether the certificate of title for the respective Tractor Trailer (as modified to reflect the security interest in favor of the Collateral Agent) has been reregistered with the appropriate state or provincial governmental agency (and, if not, the date by which such reregistration must be accomplished in accordance with the terms of the relevant Security Agreement), (v) in the case of Tractor Trailers registered or operated in Canada, whether a financing statement or hypothec registration has been filed, (vi) the date of the acquisition of each new Tractor Trailer acquired on or after the Original Effective Date, and (vii) each Tractor Trailer listed thereon acquired since the date of the delivery of the previous schedule pursuant to this Section 8.01(j).

          (k)  Other Information.  Promptly upon transmission thereof, copies of
               -----------------
     any filings and registrations with, and reports to, the SEC by the U.S. Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the U.S. Borrower or any of its Subsidiaries shall send generally to analysts and the holders of their capital stock (including, in the case of the U.S. Borrower, PIK Preferred Stock and, in the case of CLC, the CLC Preferred Stock) or of the Senior Subordinated Notes, the CLC Senior Notes or any Permitted Debt in their capacity as such holders (to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other infor mation or documents (financial or otherwise) as any Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          8.02  Books, Records and Inspections.  Each Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer or other Authorized Officer of such Borrower, officers and designated representatives of either Agent or the Required Banks to visit and inspect under the guidance of officers of such Borrower any of the properties or assets of such Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of such Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of such Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or the Required Banks may desire, provided that
                                                                  --------
so long as no Default or Event of Default is then in existence, the Borrowers shall have the right to participate in any discussions of the Agents or the Banks with any independent accountants of the Borrowers.

          8.03  Insurance.  (a)  Each Borrower will, and will cause each of its
                ---------
Subsidiaries to (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and
(ii) furnish to the Administrative Agent and each of the Banks, upon request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the U.S. Borrower will at all times cause insurance of the types described in Schedule VIII to be maintained (with the same scope of coverage as that described in Schedule VIII) at levels which are consistent with its practices immediately before the Restatement Effective Date, taking into account the age and fair market value of equipment. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

          (b) Each Borrower will, and will cause each of its Subsidiaries to, at all times keep the respective property of such Borrower and its Subsidiaries (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, such Borrower or any Subsidiary of such Borrower) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be cancelled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and
(iii) shall, upon the request of the Collateral Agent, be deposited with the Collateral Agent.

          (c) If any Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if any Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Credit Parties agree to jointly and severally reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          8.04  Payment of Taxes.  Each Borrower will pay and discharge, and
                ----------------
will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, prior to the date on which penalties attach thereto, and all material lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.03(a); provided, that neither any Borrower
                                           --------
nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.05  Corporate Franchises.  Each Borrower will do, and will cause
                --------------------
each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authority to do business, licenses and patents, except for rights, franchises, authority to do business, licenses and patents the loss of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided, however, that any transaction
                                --------  -------
permitted by Section 9.02 will not constitute a breach of this Section 8.05.

          8.06  Compliance with Statutes; etc.  Each Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as would not, either individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

          8.07  Compliance with Environmental Laws.  (a) (i)  Each Borrower will
                ----------------------------------
comply, and will cause each of its Subsidiaries to comply, and will use its best efforts to induce each Program Affiliate to comply, in all material respects with all Environmental Laws applicable to their businesses or the ownership or use of its Real Property now or hereafter owned or operated by such Borrower, any of its Subsidiaries or any Program Affiliate, will promptly pay or, with respect to any of its Subsidiaries, cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) none of any Borrower or any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by such Borrower, any of its Subsidiaries or any Program Affiliate other than in compliance with Environmental Laws and as required in connection with the normal business operations of such Borrower, its Subsidiaries and the Program Affiliates, or transport or permit the transportation of Hazardous Materials other than in compliance with Environmental Laws and as required in connection with the normal business operations of such Borrower, its Subsidiaries and the Program Affiliates, unless the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If any Borrower or any of its Subsidiaries
or any tenant or occupant of any Real Property owned or operated by such Borrower or any of its Subsidiaries causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material in a quantity or concentration sufficient to require reporting or to trigger an obligation to undertake clean-up, removal or remedial action under applicable Environmental Laws, such Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that none of any Borrower
                                            --------
or any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP. Notwithstanding any provision of this Section 8.07(a), no Borrower shall be required by this Section to exercise any degree of control over the operations of any of its Subsidiaries or any Program Affiliate that could reasonably be construed under applicable Environmental Law to make such Borrower liable for Environmental Claims arising from or causally related to the Real Property or operations of such Subsidiary or Program Affiliate as an owner or an operator or upon any other basis.

          (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, each Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by such Borrower, any of its Subsidiaries or any Program Affiliate, prepared by an environmental consulting firm approved by the Administrative Agent, addressing the matters in clause (i),
(ii) or (iii) below which gives rise to such request (or, in the case of a request pursuant to following clause (i), addressing such matter as may be requested by the Administrative Agent or the Required Banks) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, provided that in no event shall such request be made unless (i) an Event of Default has occurred and is continuing, (ii) the Banks receive notice under
Section 8.01(g) for any event for which notice is required to be delivered for any such Real Property or (iii) the Administrative Agent or the Required Banks reasonably believe that there was a breach of any representation, warranty or covenant contained in Section 7.17 or 8.07(a), and provided further that, with respect to any Real Property owned or operated by any Program Affiliate, a Borrower shall be required only to use its best efforts to gain access to such property for the purpose of providing the report. If any Borrower fails to provide the same within 60 days after such request was made, the Administrative Agent may order the same, and each Borrower shall grant and hereby grants, to the Administrative Agent and the Banks and their Administrative Agents access to such Real Property owned or operated by any Borrower or any of its Subsidiaries, and specifically grants the Administrative Agent and the Banks and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Borrower's expense. Notwithstanding any provision of this Section 8.01(b), no Borrower shall be required by this Section to undertake any site assessment of any Real Property of any Subsidiary or Program Affiliate if such activity could reasonably be construed to be a sufficient exercise of control over such entity or Real Property to make any such Borrower liable for any Environmental Claims resulting from the presence of Hazardous Materials on such Real Property.


          8.08  ERISA.  As soon as possible and, in any event, within ten
                -----
Business Days after the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the U.S. Borrower will deliver to each of the Banks a certificate of the chief financial officer of the U.S. Borrower setting forth the full details as to such occurrence and the action, if any, that the U.S. Borrower, such Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the U.S. Borrower, the Subsidiary, the ERISA Affiliate, the PBGC or any other governmental agency, a Plan or, to the extent received by a Borrower, Multiemployer Plan participant or the Plan or Multiemployer Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the U.S. Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application has been made or is reasonably expected to be made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made by any Borrower, any Subsidiary or any ERISA Affiliate with respect to a Plan, a Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or a Multiemployer Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current
Liability; that proceedings have been or are reasonably expected to be instituted to terminate or appoint a trustee to administer a Plan or a Multiemployer Plan which is subject to Title IV of ERISA; that a proceeding has been instituted against any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate will or is reasonably expected to incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or a Multi employer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4980 of the Code or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; that any Borrower or any Subsidiary of such Borrower will or is reasonably expected to incur any liability (including any indirect, contingent, or secondary liability) with respect to a Plan under Section 4975 of the Code or Section 409, 502 (i) or 502(1) of ERISA; or that the U.S. Borrower or any Subsidiary of the U.S.
Borrower will or is reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The U.S. Borrower will deliver to each of the Banks (i) at the request of any Bank on ten Business Days' notice a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material documents or other information required to be furnished to the PBGC, and any material notices received by the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate with respect to any Plan, Multiemployer Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten Business Days after the date such documents and/or information has been furnished to the PBGC or such notice has been received by the U.S. Borrower, such Subsidiary or such ERISA Affiliate, as applicable.


          8.09  Good Repair.  Each Borrower will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.


          8.10  End of Fiscal Years; Fiscal Quarters.  Each Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.


          8.11  Additional Security; Further Assurances.  (a)  Each Borrower
                ---------------------------------------
will, and will cause each of its Wholly-Owned Subsidiaries to, grant to the Collateral Agent security interests and mortgages in such assets and real property of such Borrower and its Subsidiaries which are of the type required to be pledged, assigned or hypothecated pursuant to the original Security Documents and as are not covered by such original Security Documents, in each case to the extent requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests, hypothecations and mortgages superior to and prior to the rights of all third Persons and enforceable as against third parties and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.


          (b) Each Borrower will, and will cause each of its Subsidiaries to, at the expense of such Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require (including, without limitation, reregistering the certificate of title of any Tractor Trailer in any state in which such Tractor Trailer primarily operates, to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection or the enforceability as against third parties of its security interest in such Collateral). Furthermore, each Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

          (c)  Each Borrower agrees that each action required above by this
Section 8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent, the Collateral Agent or the Required Banks or required to be taken by the Borrowers and their respective Subsidiaries pursuant to the terms of this
Section 8.11; provided that in no event will any Borrower or any of its
              --------
Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.


          (d) In the event that the Administrative Agent or the Required Banks at any time after the Restatement Effective Date determine in their sole discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or other wise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, the relevant Borrower shall cause such Required Appraisal to be delivered, at the expense of such Borrower, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.


          8.12  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronounce ments issued or promulgated thereunder, counsel for the U.S. Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the U.S. Borrower, with respect to any Foreign Subsidiary (and in the case of clause (i) below, any Foreign Unrestricted Subsidiary) of the U.S. Borrower which has not already had all of its stock pledged pursuant to the U.S. Pledge Agreement or the Quebec Pledge Agreement, as applicable, to secure all of the Obligations (as defined in the respective Pledge Agreement) that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the U.S. Security Agreement, (iii) the entering into by such Foreign Subsidiary of a U.S. Pledge Agreement in sub-stantially the form of the U.S. Pledge Agreement and (iv) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the U.S. Subsidiaries Guaranty, in any such case could reasonably be expected to cause
(I) the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other material adverse Federal income tax consequences to the Credit

Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's (or Foreign Unrestricted Subsidiary, as the case may be) outstanding capital stock so issued by such Foreign Subsidiary (or Foreign Unrestricted Subsidiary, as the case may be), in each case not theretofore pledged pursuant to the U.S. Pledge Agreement or the Quebec Pledge Agreement, as applicable, to secure all of the Obligations (as defined in the respective Pledge Agreement), shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the U.S. Pledge Agreement or the Quebec Pledge Agreement, as applicable (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) or (iii) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned Foreign Subsidiary) shall execute and deliver the U.S. Security Agreement (or another security agreement in substantially similar form, if needed) or the U.S. Pledge Agreement (or another pledge agreement in substantially similar form, if needed), as the case may be, granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets or the capital stock and promissory notes owned by such Foreign Subsidiary, as the case may be, and securing the Obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned Foreign Subsidiary) shall execute and deliver the U.S. Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of such U.S. Security Agreement, U.S. Pledge Agreement or U.S. Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.12 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Collateral Agent.


          8.13  Ownership of Subsidiaries.  Except to the extent expressly
                -------------------------
permitted herein or as otherwise expressly consented in writing by the Required Banks, each Credit Party shall directly or indirectly own 100% of the capital stock or other equity interests of each of their respective Subsidiaries (or, in the case of Leaman Logistics, Inc., 85% of the capital stock of such Subsidiary).


          8.14  Permitted Acquisitions.  (a)  Subject to the provisions of this
                ----------------------
Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the U.S. Borrower and any of its Wholly-Owned Domestic Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Banks otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;
(ii) the U.S. Borrower shall have given the Administrative Agent and the Banks at least 5 Business Days' prior written notice of any Permitted Acquisition;
(iii) calculations are made by the U.S. Borrower of compliance with the covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a Pro Forma
                                                                   --- -----
Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions there tofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Restatement Effective Date, calculated as if the covenants contained in said Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) had been applicable from the first day of the Calculation Period); (iv) based on good faith projections prepared by the U.S. Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) of this Agreement as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) calculations are made by the U.S. Borrower demonstrating compliance with an Adjusted Senior Leverage Ratio not to exceed 3.75:1.0 on the last day of the relevant Calculation Period, on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all
     --- -----
other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period;
(vi) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vii) the U.S. Borrower provides to the Administrative Agent and the Banks as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition;
(viii) after giving effect to each Permitted Acquisition (and the payment of all post-closing purchase price adjustments required (in the good faith determination of the U.S. Borrower) in connection therewith and all capital expenditures (and the financing thereof) reasonably anticipated by the U.S. Borrower to be made in the business acquired pursuant to such Permitted Acquisition within 90 days following such Permitted

Acquisition), the Total Unutilized Revolving Loan Commitment shall equal or exceed $10,000,000; and (ix) the U.S. Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the U.S. Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (vi), inclusive, and (viii) and containing the calculations required by the preceding clauses (iii), (iv),
(v) and (viii); provided however, that so long as (x) the aggregate
                -------- -------
consideration (including, without limitation, cash, assumed debt and the principal amount of all issued promissory notes) payable in connection with the proposed Permitted Acquisition does not exceed $5,000,000 and (y) the aggregate consideration paid in connection with the proposed Permitted Acquisition, when combined with the aggregate consideration paid in connection with all other Permitted Acquisitions consummated in the same fiscal quarter as such proposed Permitted Acquisition, does not exceed $10,000,000, the U.S. Borrower shall not be required to comply with clauses (ii) and (vii) above in connection with such Permitted Acquisition and the officer's certificate otherwise required to be delivered pursuant to clause (ix) above shall instead be delivered to the Administative Agent within 45 days following the end of the fiscal quarter in which such Permitted Acquisition is consummated.


          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the relevant Pledge Agreement in accordance with the requirements of Section 9.15.


          (c) The U.S. Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.15, to the satisfaction of the Administrative Agent.


          (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the U.S. Borrower that the certifications by the U.S. Borrower (or by one or more of its Authorized Officers) pursuant to
Section 8.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.


          8.15  Maintenance of Company Separateness.  Each Borrower will, and
                -----------------------------------
will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary Company formalities, including, as applicable, the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of Company offices and records. Neither any Borrower nor any of its Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of any Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the Company separateness of such Unrestricted Subsidiary from each Borrower and its Subsidiaries. Finally, neither any Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of the such Borrower or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of the such Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.


          8.16  Performance of Obligations.  Each Borrower will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


          8.17  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 7.05.



          SECTION 9.  Negative Covenants.  Each Borrower hereby covenants and
                      ------------------
agrees that as of the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:


          9.01  Changes in Business.  (a)  No Borrower will, nor will any
                -------------------
Borrower permit any of its Subsidiaries to, engage directly or indirectly in any business other than a Permitted Business.


          (b) No Unrestricted Subsidiary shall engage (directly or indirectly) in any business other than a Permitted Business.


          (c) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the U.S. Borrower will not permit MTL Investments to engage in any significant business or to own any assets other than cash contributed to MTL Investments by the U.S. Borrower in accordance with provisions of Section 9.05 to the extent (and only to the extent) such cash is promptly loaned and/or contributed as a common equity contribution by MTL Investments to the Canadian Borrower in accordance with the requirements of Section 9.05.


          9.02 Consolidation; Merger; Sale or Purchase of Assets; etc.  No
               -------------------------------------------------------
Borrower will, nor will any Borrower permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, general intangibles and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:


          (a) the U.S. Borrower and its Subsidiaries may, as lessee, enter into operating leases in the ordinary course of business with respect to real, personal, movable or immovable property;


          (b) Capital Expenditures by the U.S. Borrower and its Subsidiaries to the extent not in violation of Section 9.11;


          (c) Investments permitted pursuant to Section 9.05 and the disposition or liquidation of Cash Equivalents in the ordinary course of business;


          (d) the U.S. Borrower and any of its Subsidiaries may sell or otherwise dispose of assets (excluding capital stock of, or other equity interests in, Subsidiaries, Joint Ventures, Unrestricted Subsidiaries and Tractor Trailers) which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that except with respect to asset dispositions or
               --------
     transfers arising out of, or in connection with, the events described in clauses (i) and (ii) of the definition of Recovery Event, (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the U.S. Borrower), (x) each such sale or disposition (I) results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by the U.S. Borrower in good faith, of any other consideration) shall be in the form of cash or (II) results in the assumption of all of the Capitalized Lease Obligations or other purchase money obligations of the U.S. Borrower or such Subsidiary in respect of such asset by the purchaser thereof, (y) the aggregate Net Sale Proceeds from all assets sold or otherwise disposed of pursuant to this clause (d) (and clause (d) of Section 9.02 of the Original Credit

     Agreement), when added to the aggregate amount of all Capitalized Lease Obligations and all other purchase money obligations assigned in connection with all assets sold or otherwise disposed of pursuant to this clause (d) (and clause (d) of Section 9.02 of the Original Credit Agreement), shall not exceed $8,000,000 in the aggregate in any fiscal year of the U.S. Borrower and (z) the Net Sale Proceeds therefrom are either applied to repay Term Loans (or reduce the Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (e) any Subsidiary of the U.S. Borrower may convey, lease, license, sell or otherwise transfer all or any part of its business, properties and assets to the U.S. Borrower or to any U.S. Subsidiary Guarantor, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;

          (f) any Subsidiary of the U.S. Borrower may merge with and into, or be dissolved or liquidated into, the U.S. Borrower or any U.S. Subsidiary Guarantor, so long as (i) the U.S. Borrower or such U.S. Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

          (g) any Foreign Subsidiary may be merged or amalgamated with and into, or be dissolved or liquidated into, or transfer any of its assets to, the Canadian Borrower or any other Wholly-Owned Foreign Subsidiary of the U.S. Borrower, so long as (i) the Canadian Borrower or, in the case of any such transaction not involving the Canadian Borrower, a Wholly-Owned Foreign Subsidiary of the U.S. Borrower is the surviving corporation of any such merger, amalgamation, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of the Canadian Borrower or such Wholly-Owned Foreign Subsidiary and such Foreign Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, amalgamation, dissolution, liquidation or transfer) and all actions required to maintain said perfected status have been taken;

          (h) the U.S. Borrower and its Wholly-Owned Domestic Subsidiaries shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of
     Section 8.14;

          (i) the CLC Merger shall be permitted in accordance with the requirements of this Agreement;

          (j) the U.S. Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to or from third Persons or one another, so long as each such license is permitted to be assigned pursuant to the relevant Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the U.S. Borrower or any of its Subsidiaries pursuant to the relevant Security Agreement in the intellectual property covered by such license;

          (k) the U.S. Borrower and its Domestic Subsidiaries may transfer assets to Wholly-Owned Foreign Subsidiaries, so long as (x) no Default or Event of Default exists as the time of the respective transfer and (y) the aggregate fair market value of all such assets so transferred (determined in good faith by the Board of Directors or senior management of the U.S. Borrower) to all such Foreign Subsidiaries on and after the Original Effective Date does not exceed the sum of (i) $12,000,000 plus (ii) the
                                                               ----
     aggregate fair market value of all assets of Foreign Subsidiaries of the U.S. Borrower (as determined in good faith by senior management of the U.S. Borrower) transferred by such Foreign Subsidiaries to the U.S. Borrower and any U.S. Subsidiary Guarantor pursuant to Section 9.02(e) of the Original Credit Agreement after the Original Effective Date and Section 9.02(e) after the Restatement Effective Date;

          (l) the U.S. Borrower and any of its Subsidiaries may sell Tractor Trailers (but not pursuant to Permitted Program Affiliate Transactions) which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business or otherwise require upgrading, provided that (i) any such sale shall be for an amount
                        --------
     at least equal to the fair market value thereof (as determined in good faith by senior management of the U.S. Borrower), (ii) such sale (x) results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by the U.S. Borrower in good faith, of any other consideration) shall be in the form of cash or (y) results in the assumption of all of the Capitalized Lease Obligations of the U.S. Borrower or such Subsidiary in respect of such Tractor Trailer by the purchaser thereof, (iii) the Net Sale Proceeds from, or the amount of Capitalized Lease Obligations assigned in connection with, any such sale, when added to the aggregate Net Sale Proceeds received from, and the aggregate amount of all Capitalized Lease Obligations assigned in connection with, all other Tractor Trailers sold pursuant to clause (l) of
     Section 9.02 of the Original Credit Agreement after the Original Effective Date and this clause (l) after the Restatement Effective Date, shall not exceed $30,000,000 and (iv) any Net Sale Proceeds from any such sale are applied to repay Term Loans (or reduce the Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (m) the U.S. Borrower and any of its Subsidiaries may effect Tractor Trailer Replacements, provided that (i) any disposition of a Tractor
                           --------
     Trailer pursuant to a Tractor Trailer Replacement shall be for an amount (including any credits towards the purchase of a replacement Tractor Trailer) at least equal to the fair market value thereof (as determined in good faith by senior management of the U.S. Borrower) and (ii) the Net Sale Proceeds from any such disposition are applied to repay Term Loans (or reduce the Total Revolving Loan Commitment) as provided in Section 4.02(c) or reinvested in replacement Tractor Trailers or retained to the extent permitted by Section 4.02(c);

          (n) the U.S. Borrower and its Subsidiaries may lease, as lessor, or sublease, as sublessor, equipment, machinery or Real Property in the ordinary course of business, so long as (x) such lease is for fair consideration (determined in good faith by the Board of Directors or senior management of the U.S. Borrower) and (y) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so leased shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;

          (o) the U.S. Borrower and any of its Subsidiaries may sell or otherwise dispose of the capital stock of, or other equity interests in, any of their respective Subsidiaries, Unrestricted Subsidiaries and Joint Ventures which, in the reasonable opinion of such Person, are uneconomic or no longer useful in the conduct of such Person's business, provided that
                                                                --------
     (v) in the case of a sale or other disposition of the capital stock or other equity interests of any Wholly-Owned Subsidiary of the U.S. Borrower, 100% of the capital stock or other equity interests of such Subsidiary shall be so sold or disposed of, (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the U.S. Borrower), (x) each such sale results in consideration at least 80% of which (taking the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by the U.S.

     Borrower in good faith, of any other consideration) shall be in the form of cash, (y) the aggregate Net Sale Proceeds of all assets sold or otherwise disposed of pursuant to clause (o) of Section 9.02 of the Original Credit Agreement after the Original Effective Date and this clause (o) after the Restatement Effective Date shall not exceed $20,000,000 in the aggregate and (z) the Net Sale Proceeds therefrom are either applied to repay Term Loans (or reduce the Total Revolving Loan Commitment) as provided in
     Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (p) the U.S. Borrower and its Subsidiaries may enter into agreements to effect acquisitions and dispositions of stock or assets, so long as the respective transaction is permitted pursuant to the provisions of this
     Section 9.02; provided that the U.S. Borrower and its Subsidiaries may
                   --------
     enter into agreements to effect acquisitions and dispositions of capital stock or assets in transactions not permitted by the provisions of this
     Section 9.02 at the time the respective agreement is entered into, so long as in the case of each such agreement, such agreement shall be expressly conditioned upon obtaining the requisite consent of the Required Banks under this Agreement or the repayment of all Obligations hereunder as a condition precedent to the consummation of the respective transaction and, if for any reason the transaction is not consummated because of a failure to obtain such consent, the aggregate liability of the U.S. Borrower and its Subsidiaries under any such agreement shall not exceed $5,000,000;

          (q) the U.S. Borrower and any of its Subsidiaries may effect Permitted Program Affiliate Transactions, so long as the Capitalized Lease Obligations and recourse obligations of the U.S. Borrower and its Subsidiaries arising under such Permitted Program Affiliate Transactions are permitted by Section 9.04(k);

          (r) the U.S. Borrower and any of its Subsidiaries may (x) purchase fuel, insurance, tires and various other types of trucking equipment on behalf of Program Affiliates and/or (y) purchase fuel, insurance, tires and various other types of trucking equipment and sell the same to Program Affiliates, in each case in accordance with the past practices of the U.S. Borrower or such Subsidiary, as in effect on the Restatement Effective Date, so long as in any such case the U.S. Borrower or such Subsidiary deducts the amount of such purchases from the weekly settlement paid to such Program Affiliate pursuant to its Affiliate Billing Program; and

          (s) the U.S. Borrower or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in accordance with the definition thereof; provided that the aggregate amount of all proceeds received by the U.S.
     --------
     Borrower and its

     Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Original Effective Date shall not exceed $20,000,000.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to the U.S. Borrower or a Subsidiary thereof) shall (except as otherwise provided above) be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          9.03 Liens. No Borrower will, nor will any Borrower permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible, movable or immovable) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to such Borrower or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the U.S. Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', materialmen's, warehousemen's and mechanics' Liens, statutory and common law landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either
     (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the U.S. Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule IX, without giving effect to any extensions or renewals thereof;

          (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default under Section 10.09, provided that the amount of cash and property (determined on a fair market
     --------
     value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $5,000,000 at any time;

          (f) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the U.S. Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by the U.S. Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the U.S. Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate amount
                                              --------
     of deposits at any time pursuant to sub-clause (y) and sub-clause (z) shall not exceed $5,000,000 in the aggregate;

          (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the U.S. Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statements regarding operating leases;

          (j)  Liens created pursuant to Capital Leases permitted pursuant to
     Section 9.04(d), provided that (x) such Liens only serve to secure the
                      --------
     payment of Indebtedness arising under such Capitalized Lease Obligation (and other Indebtedness permitted by Section 9.04(d) and incurred from the same Person as such Indebtedness) and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the U.S.

     Borrower or any of its Subsidiaries (other than other assets subject to Capitalized Lease Obligations and/or Indebtedness incurred pursuant to
     Section 9.04(d), in each case owing to the same Person as such Capitalized Lease Obligation);

          (k)  Permitted Encumbrances;

          (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Original Effective Date, provided
                                                                     --------
     that (i) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (ii) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(d);

          (m) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the U.S. Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured
                            --------
     by such Liens is permitted to exist under Section 9.04(d), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the U.S. Borrower or any of its Subsidiaries;

          (n) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the U.S. Borrower or any of its Subsidiaries in the ordinary course of business;

          (o) Liens on any interest of the U.S. Borrower or any of its Subsidiaries in the equipment subject to a Permitted Program Affiliate Transaction securing Capitalized Lease Obligations and recourse obligations of the U.S. Borrower or such Subsidiary arising pursuant to a Permitted Program Affiliate Transaction, to the extent such obligations are permitted under Section 9.04(k); and

          (p) additional Liens incurred by the U.S. Borrower and its Subsidiaries, so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $4,500,000.

          9.04 Indebtedness. No Borrower will, nor will any Borrower permit any
               ------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Scheduled Existing Indebtedness outstanding on the Restatement Effective Date and listed on Schedule IV (as reduced by any repayments thereof before, on or after the Restatement Effective Date), without giving effect to any subsequent extension, renewal or refinancing thereof;

          (c) Indebtedness under (i) Interest Rate Protection Agreements entered into to protect any Borrower against fluctuations in interest rates in respect of the Obligations otherwise permitted under this Agreement or
     (ii) Other Hedging Agreements providing protection against fluctuations in currency values in connection with any Borrower's or any of its Subsidiaries' operations, so long as management of such Borrower or such Subsidiary, as the case may be, has determined that the entering into of any such Other Hedging Agreement is a bona fide hedging activity (and is not for speculative purposes) and is in the ordinary course of business and consistent with its past practices;

          (d) (x) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed by the U.S. Borrower or any Wholly-Owned Domestic Subsidiary pursuant to a Permitted Acquisition as a result of a merger or consolidation or the acquisition of an asset securing such Indebtedness) (the "Permitted Acquired Debt"), so long as (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) such Indebtedness does not constitute debt for borrowed money (except to the extent such Indebtedness cannot be repaid in accordance with its terms at the time of its assumption pursuant to such Permitted Acquisition and the aggregate principal amount of all such Indebtedness for borrowed money permitted pursuant to this parenthetical does not exceed $15,000,000), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (ii) and (y) Capitalized Lease Obligations and Indebtedness of the U.S. Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03(l), provided, that the sum of (I) the aggregate principal amount of all
     --------
     Permitted Acquired Debt at any time outstanding plus (II) the aggregate
                                                     ----
     amount of Capitalized Lease Obligations incurred on and after the Original Effective Date and outstanding at any time (including Indebtedness evidenced by Capitalized Lease Obligations arising from Permitted Sale-Leaseback

     Transactions) plus (III) the aggregate principal amount of all such
                   ----
     purchase money Indebtedness incurred on and after the Original Effective Date and outstanding at any time, shall not exceed $30,000,000;

          (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(f);

          (f) Permitted Subordinated Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of any incurrence thereof and immediately after giving effect thereto;

          (g) unsecured Indebtedness of the U.S. Borrower and the U.S. Subsidiary Guarantors incurred under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $140,000,000 less the amount of any repayments of principal
                                ----
     thereof after the Original Effective Date;

          (h) Indebtedness of the U.S. Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person);

          (i) Contingent Obligations of (x) the U.S. Borrower or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which the U.S. Borrower or any of its Wholly-Owned Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder, (y) the U.S. Borrower or any of its Subsidiaries as a guarantor of any Capitalized Lease Obligation to which a Joint Venture or Unrestricted Subsidiary is a party or any contract entered into by such Joint Venture or Unrestricted Subsidiary in the ordinary course of business; provided that the maximum
                                                    --------
     liability of the U.S. Borrower or any of its Subsidiaries in respect of any obligations as described pursuant to preceding clause (y) is permitted as an Investment on such date pursuant to the requirements of Section 9.05(l) and (z) any Borrower which may be deemed to exist pursuant to acquisition agreements entered into in connection with Permitted Acquisitions (including any obligation to pay the purchase price therefor and any indemnification, purchase price adjustment and similar obligations);

          (j) Indebtedness with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the U.S. Borrower or any of its

     Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding
                                     --------
     amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this subsection (j) shall not at any time exceed $2,000,000;

          (k) Indebtedness consisting of (x) the recourse obligations of the U.S. Borrower and its Subsidiaries to financial institutions in connection with Permitted Program Affiliate Transactions for lease obligations owing to such financial institutions by Program Affiliates and (y) Capitalized Lease Obligations of the U.S. Borrower and its Subsidiaries arising under such Permitted Program Affiliate Transactions, so long as the aggregate amount of such recourse obligations and Capitalized Lease Obligations do not exceed $20,000,000 at any time outstanding; and

          (l) prior to the CLC Senior Notes Retirement Date, unsecured Indebtedness of CLC under the CLC Senior Notes in an aggregate principal amount not to exceed $100,000,000 less the amount of any repayments of
                                       ----
     principal thereof after the Restatement Effective Date, so long as the U.S. Borrower (as the holder of the CLC Senior Notes immediately after giving effect to the CLC Tender Offer/Consent Solicitation Consummation) pledges all of the CLC Senior Notes to the Collateral Agent pursuant to the U.S. Pledge Agreement;

          (m) unsecured Indebtedness of the U.S. Borrower incurred in connection with a Permitted Insurance Program and owing to an Approved Insurance FinanceCo in an aggregate amount not to exceed $16.0 million less
                                                                            ----
     the amount of any premium payments made by the U.S. Borrower to such Approved Insurance FinanceCo;

          (n) (x) Additional Senior Subordinated Note Indebtedness of the U.S. Borrower and the U.S. Subsidiary Guarantors (as guarantors) incurred in accordance with the requirements of the definition thereof, (y) Permitted Subordinated Indebtedness incurred in accordance with the requirements of the definition thereof and (z) additional unsecured Indebtedness of the U.S. Borrower and its Subsidiaries not otherwise permitted pursuant to this
     Section 9.04, so long as the aggregate principal amount of all Indebtedness permitted by this clause (l), when added to the aggregate liquidation preference for all Disqualified Preferred Stock issued after the Original Effective Date pursuant to Section 9.13(c) of the Original Credit Agreement and Section 9.13(c), does not exceed $25,000,000 at any time outstanding.

          9.05  Advances; Investments; Loans.  No Borrower will, nor will any
                ----------------------------
Borrower permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "Investment"), except:


          (a) the U.S. Borrower and its Subsidiaries may invest in cash and Cash Equivalents, provided that during any time that Revolving Loans and/or
                       --------
     Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents held by the U.S. Borrower and its Subsidiaries shall not exceed $10,000,000 for any period of three consecutive Business Days;


          (b) the U.S. Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the U.S. Borrower or such Subsidiary;

          (c) the U.S. Borrower and its Subsidiaries may acquire and own investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements and Other Hedging Agreements entered into in compliance with Section 9.04(c) shall be permitted;

          (e) advances, loans and investments in existence on the Original Effective Date and listed on Schedule VI shall be permitted, without giving effect to any additions thereto or replacements thereof, it being understood that any additional Investments made with respect to such existing Investments shall be permitted only if independently justified under the other provisions of this Section 9.04;

          (f) any Credit Party may make intercompany loans and advances to any other Credit Party and any U.S. Credit Party may make intercompany loans and advances to any Foreign Subsidiary that is not a Credit Party (collectively, "Intercompany Loans"), provided, that (w) at no time shall
                                           --------
     the aggregate outstanding principal amount of all Intercompany Loans made pursuant to this clause (f) by the U.S. Credit Parties to Foreign Subsidiaries, when added to the amount of contributions, capitalizations and forgiveness theretofore made pursuant to Section 9.05(p) (and Section 9.05(p) of the Original Credit Agreement), exceed

     $10,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), (x) each Intercompany Loan shall be evidenced by an Inter-company Note, (y) each Intercompany Loan made by a Canadian Credit Party to a U.S. Credit Party shall contain the subordination provisions attached as Annex A to the Intercompany Note and (z) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the relevant Pledge Agreement;

          (g) loans and advances by the U.S. Borrower and its Subsidiaries to employees of the U.S. Borrower and its Subsidiaries in connection with relocations, purchases by such employees of U.S. Borrower Common Stock or options or similar rights to purchase U.S. Borrower Common Stock and other ordinary course of business purposes (including travel and entertainment expenses) shall be permit ted, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

          (h) the U.S. Borrower may acquire and hold obligations of one or more officers or other employees of the U.S. Borrower or its Subsidiaries in connection with such officers' or employees' acquisition of shares of U.S. Borrower Common Stock, so long as no cash is actually advanced by the U.S. Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (i)  the CLC Merger shall be permitted;

          (j) the U.S. Borrower and any of its Wholly-Owned Domestic Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.14 and the component definitions as used therein;

          (k) the U.S. Borrower and its Subsidiaries may own the capital stock of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

          (l) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, the U.S. Borrower and its Wholly-Owned Domestic Subsidiaries shall be permitted to make Investments in (x) any Joint Venture on any date in an amount not to exceed the Available Basket Amount on such date and (y) any Unrestricted Subsidiary on any date in an amount not to exceed the Available Basket Sub-Limit on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that (i) any such Investment may be in the form of a contribution of a Tractor Trailer or Tractor Trailers to such Joint

     Venture or Unrestricted Subsidiary and (ii) to the extent the U.S. Borrower or one or more other U.S. Credit Parties (after the respective Investment has been made) receives a cash return from the respective Joint Venture or Unrestricted Subsidiary of amounts previously invested pursuant to this clause (l) or clause (l) of Section 9.05 of the Original Credit Agreement (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments) or a return in the form of an asset distribution from the respective Joint Venture or Unrestricted Subsidiary of any asset previously contributed pursuant to this clause (l) or clause (l) of Section 9.05 of the Original Credit Agreement, then the amount of such cash return of investment or the fair market value of such distributed asset (as determined in good faith by senior management of the U.S. Borrower), as the case may be, shall, upon the Administrative Agent's receipt of a certification of the amount of the return of investment from an Authorized Officer, apply to increase the Available Basket Amount and/or the Available Basket Sub-Limit, as applicable, provided that the aggregate
                                                    --------
     amount of increases to the Available Basket Amount and/or the Available Basket Sub-Limit described above shall not exceed the amount of returned investment and, in no event, shall the amount of the increases made to the Available Basket Amount and/or the Available Basket Sub-Limit in respect of any Investment exceed the amount previously invested pursuant to this clause (l) or clause (l) of Section 9.05 of the Original Credit Agreement;

          (m) the U.S. Borrower and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Sections 9.02(d), (l), (m) and (o);

          (n) the U.S. Borrower and its Subsidiaries may convey, lease, license, sell or otherwise transfer assets and properties to the extent permitted by Sections 9.02(e), (g), (k), (n), (q), (r) and (s);

          (o) the U.S. Borrower and its Subsidiaries may (i) make advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of the U.S. Borrower or such Subsidiary and (ii) extend credit to Program Affiliates in connection with purchases on behalf of Program Affiliates to the extent permitted by
     Section 9.02(r);

          (p) the U.S. Borrower and its Domestic Subsidiaries may make cash capital contributions to Foreign Subsidiaries, and may capitalize or forgive any Indebtedness owed to them by a Foreign Subsidiary and outstanding under clause (f) of this Section 9.05, provided that the
                                                        --------
     aggregate amount of such contributions, capitalizations and forgiveness on and after the Original Effective Date, when added to the aggregate outstanding principal amount of Intercompany Loans made to Foreign Subsidiaries under such clause (f) (determined without regard to any write-downs or write-offs thereof) shall not exceed an amount equal to $10,000,000;

          (q) the U.S. Borrower and any U.S. Subsidiary Guarantor may make cash equity contributions to any U.S. Subsidiary Guarantor and the Canadian Borrower and any Canadian Subsidiary Guarantor may make cash equity contributions to any Canadian Subsidiary Guarantor;

          (r) the U.S. Borrower may make a cash equity contribution to MTL Investments on the Original Effective Date in an aggregate amount not to exceed $4,000,000 with the proceeds of Original Term Loans, so long as (i) MTL Investments promptly uses the proceeds of such contribution to make an inter-company loan and/or cash equity contribution to the Canadian Borrower, which, in turn, shall use the proceeds of such intercompany loan and/or contribution to repay outstandings under its Existing Credit Agreement (as defined in the Original Credit Agreement) pursuant to the Original Refinancing and (ii) any such intercompany loan shall be evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the relevant Pledge Agreement; and

          (s) in addition to investments permitted by clauses (a) through (r) of this Section 9.05, the U.S. Borrower and its Subsidiaries may make additional loans, advances and Investments to or in a Person in an aggregate amount for all loans, advances and Investments made pursuant to this clause (s) and clause (s) of Section 9.05 of the Original Credit Agreement (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed $20,000,000.

          9.06  Dividends; etc.  No Borrower will, nor will any Borrower permit
                ---------------
any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of such Borrower or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and no Borrower will permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of such Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

          (i) any Subsidiary of the U.S. Borrower may pay Dividends to the U.S. Borrower or any U.S. Subsidiary Guarantor and any Foreign Subsidiary may pay Dividends to the Canadian Borrower or any Canadian Subsidiary Guarantor;

          (ii) the U.S. Borrower may redeem or purchase shares of U.S. Borrower Common Stock or options to purchase U.S. Borrower Common Stock, as the case may be, held by former employees of the U.S. Borrower or any of its Subsidiaries following the termination of their employment (by death, disability or otherwise), provided that (w) the only consideration paid by
                               --------
     the U.S. Borrower in respect of such redemptions and/or purchases shall be cash, forgiveness of liabilities and/or Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by the U.S. Borrower in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of liabilities so forgiven and (C) the aggregate amount of all cash principal and interest payments made on Shareholder Subordinated Notes, in each case after the Original Effective Date, shall not exceed $5,000,000, and (y) at the time of any cash payment or forgiveness of liabilities permitted to be made pursuant to this Section 9.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

          (iii) so long as no Default or Event of Default exists or would result therefrom, the U.S. Borrower may pay regularly accruing cash Dividends on Disqualified Preferred Stock (excluding, at all times prior to the PIK Trigger Date, PIK Preferred Stock) issued pursuant to Section 9.13(c), with such Dividends to be paid in accordance with the terms of the respective certificate of designation therefor;

          (iv) so long as no Default or Event of Default exists or would result therefrom, CLC may pay regularly accruing cash Dividends on CLC Preferred Stock, with such Dividends to be paid in accordance with the terms of the CLC Preferred Stock Documents;

          (v) any non-Wholly-Owned Subsidiary of the U.S. Borrower may pay cash Dividends to its shareholders or partners generally, so long as the U.S. Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto);

          (vi) the U.S. Borrower may pay regularly accruing Dividends with respect to the PIK Preferred Stock through the issuance of additional shares of PIK Preferred Stock (but, at any time prior to the PIK Trigger Date, not in cash) in accordance with the terms thereof; and

          (vii)  the CLC Merger shall be permitted.

          9.07  Transactions with Affiliates and Unrestricted Subsidiaries.  No
                ----------------------------------------------------------
Borrower will, nor will any Borrower permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the U.S. Borrower or any of its Subsidiaries or any of its Unrestricted Subsidiaries other than on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be reasonably expected to be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the following shall in any
                                       --------
event be permitted: (i) the Transaction; (ii) intercompany transactions among the U.S. Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04, 9.05 and 9.06 shall be permitted; (iii) so long as no Default or Event of Default is then in existence or would result therefrom, the payment, on a quarterly basis, of management fees to Apollo Group in an aggregate amount not to exceed $125,000 in any fiscal quarter of the U.S. Borrower pursuant to, and in accordance with the terms of, the Apollo Management Agreement, provided that if during any fiscal quarter of the U.S. Borrower, a
          --------
Default or Event of Default is in existence and such management fees cannot be paid as provided above, such fees shall continue to accrue and may be paid at such time as all Defaults and Events of Default have been cured or waived and so long as no Default or Event of Default will exist immediately after giving effect to the payment thereof; (iv) customary fees to non-officer directors of the U.S. Borrower and its Subsidiaries; (v) the U.S. Borrower and its Subsidiaries may enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) the payment on the Restatement Effective Date of one time consulting and advisory fees to Apollo Group in an aggregate amount not to exceed $2,000,000; (vii) the reimbursement of Apollo Group for its reasonable out-of-pocket expenses incurred in connection with performing management services to the U.S. Borrower and its Subsidiaries or in connection with the Transaction; (viii) so long as no Default or Event of Default is then in existence or would result therefrom, the payment to Apollo Group of merger advisory fees for each Permitted Acquisition in an amount not to exceed 1% of the fair market value of the business or assets acquired pursuant to such Permitted Acquisition (determined in good faith by senior management of the U.S. Borrower); (ix) the payment of consulting, management or other fees to the U.S. Borrower or any U.S. Subsidiary Guarantor by any of their respective Subsidiaries in the ordinary course of business; (x) transactions among the U.S. Borrower or any of its Subsidiaries and Program Affiliates (including Permitted Program Affiliate Transactions) to the extent expressly permitted by Sections 9.02, 9.04 and 9.05; and (xi) the transactions set forth on Schedule XV hereto. In no event shall any management, consulting or similar fee be paid or payable by the U.S. Borrower or any of its Subsidiaries to any Person except as specifically provided in this Section 9.07.

          9.08  Designated Senior Debt.  The U.S. Borrower shall not designate
                ----------------------
any Indebtedness as Designated Senior Debt (as defined in the Senior Subordinated Notes Indenture or, on and after the execution and delivery thereof, any agreement relating to Additional Senior Subordinated Note Indebtedness, Permitted Subordinated Indebtedness and Permitted Subordinated Refinancing Indebtedness).

          9.09  Consolidated Interest Coverage Ratio.  The U.S. Borrower will
                ------------------------------------
not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the U.S. Borrower specified below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended                         Ratio
          --------------------                         -----
          September 30, 1998                        1.75:1.0
          December 31, 1998                         1.75:1.0

          March 31, 1999                            1.80:1.0
          June 30, 1999                             1.85:1.0
          September 30, 1999                        1.90:1.0
          December 31, 1999                         2.00:1.0

          March 31, 2000                            2.00:1.0
          June 30, 2000                             2.00:1.0
          September 30, 2000                        2.00:1.0
          December 31, 2000                         2.00:1.0

          March 31, 2001                            2.00:1.0
          June 30, 2001                             2.00:1.0
          September 30, 2001                        2.00:1.0
          December 31, 2001                         2.00:1.0


          March 31, 2002                            2.05:1.0
          June 30, 2002                             2.10:1.0
          September 30, 2002                        2.20:1.0
          December 31, 2002                         2.25:1.0

          March 31, 2003                            2.30:1.0
          June 30, 2003                             2.35:1.0
          September 30, 2003                        2.45:1.0
          December 31, 2003                         2.50:1.0

          March 31, 2004                            2.50:1.0
          June 30, 2004                             2.50:1.0
          September 30, 2004                        2.50:1.0
          December 31, 2004                         2.50:1.0

          March 31, 2005                            2.50:1.0
          June 30, 2005                             2.50:1.0
          September 30, 2005                        2.50:1.0
          December 31, 2005                         2.50:1.0

Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 9.09 shall be made on a Pro Forma
                                                                     --- -----
Basis.

          9.10  Adjusted Total Leverage Ratio.  The U.S. Borrower will not
                -----------------------------
permit the Adjusted Total Leverage Ratio on the last day of any fiscal quarter specified below to exceed the respective ratio set forth opposite such fiscal quarter below:

     Fiscal Quarter Ended                         Ratio
     --------------------                         -----
     September 30, 1998                           6.00:1.0
     December 31, 1998                            6.00:1.0

     March 31, 1999                               6.00:1.0
     June 30, 1999                                6.00:1.0
     September 30, 1999                           5.85:1.0
     December 31, 1999                            5.75:1.0

     March 31, 2000                               5.75:1.0
     June 30, 2000                                5.75:1.0
     September 30, 2000                           5.60:1.0
     December 31, 2000                            5.50:1.0

     March 31, 2001                               5.50:1.0
     June 30, 2001                                5.50:1.0
     September 30, 2001                           5.25:1.0
     December 31, 2001                            5.00:1.0

     March 31, 2002                               5.00:1.0
     June 30, 2002                                5.00:1.0
     September 30, 2002                           4.75:1.0
     December 31, 2002                            4.50:1.0

     March 31, 2003                               4.50:1.0
     June 30, 2003                                4.40:1.0
     September 30, 2003                           4.30:1.0
     December 31, 2003                            4.25:1.0

     March 31, 2004                               4.25:1.0
     June 30, 2004                                4.15:1.0
     September 30, 2004                           4.10:1.0
     December 31, 2004                            4.00:1.0

     March 31, 2005                               4.00:1.0
     June 30, 2005                                4.00:1.0
     September 30, 2005                           4.00:1.0
     December 31, 2005                            4.00:1.0

Notwithstanding anything contrary contained above or elsewhere in this Agreement, (i) all calculations of compliance with this Section 9.10 shall be made on a Pro Forma Basis and (ii) in no event shall the Adjusted Total Leverage
          --- -----
Ratio be greater than the Maximum Permitted Acquisition Leverage Ratio upon the consummation of, and after giving effect on a Pro Forma Basis to, any Permitted
                                              --- -----
Acquisition.

          9.11  Capital Expenditures.  (a)  No Borrower will, nor will any
                --------------------
Borrower permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below, the U.S. Borrower and its Subsidiaries may make Capital Expenditures, so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year set forth below the sum of (x) the amount set forth opposite such fiscal year below plus (y) for
                                                                ----
each Acquired Business acquired after the Restatement Effective Date and prior to the first day of the respective fiscal year set forth below, 7.5% of the Acquired Revenues of such Acquired Business for the trailing twelve months of such Acquired Business immediately preceding its acquisition for which financial statements have been made available to the U.S. Borrower and the Banks plus (z) for each Acquired Business acquired during the respective fiscal year, the amount for such Acquired Business specified in preceding clause (y) multiplied by a percentage, the numerator of which is the number of days in the fiscal year after the date of the respective acquisition and the denominator of which is 365 or 366, as the case may be:

     Fiscal Year Ending                           Amount
     ------------------                           -------
     December 31, 1998                         $35,000,000
     December 31, 1999                         $55,000,000
     December 31, 2000                         $55,000,000
     December 31, 2001                         $57,000,000

     December 31, 2002                         $60,000,000
     December 31, 2003                         $60,000,000
     December 31, 2004                         $60,000,000
     December 31, 2005                         $60,000,000
     December 31, 2006                         $10,000,000

          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the U.S. Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the U.S. Borrower and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the
                                         --------
Rollover Amount available to be utilized in succeeding fiscal years exceed $15,000,000 at any time.

          (c) Notwithstanding the foregoing, the U.S. Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by the U.S. Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid or committed to be paid within 360 days following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(f).

          (d) Notwithstanding the foregoing, the U.S. Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Sale Proceeds of Asset Sales, to the extent such Net Sale Proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(c) and such proceeds are reinvested as required by said Section.

          (e) Notwithstanding the foregoing, the U.S. Borrower and its Wholly-Owned Domestic Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 9.02(h).

          9.12  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; Issuances of Capital Stock; etc.  No Borrower will, nor will
--------------------------------------------------
any Borrower permit any of its Subsidiaries to:

          (i) amend or modify, or permit the amendment or modification of, any provision of any Shareholder Subordinated Note, any Senior Subordinated Note Document, any CLC Senior Note Document, any Scheduled Existing Indebtedness, any PIK Preferred Stock Document, any CLC Preferred Stock Document or, after the incurrence or issuance thereof, any Qualified Preferred Stock or Permitted Debt or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, security agreement or certificate of designation) relating thereto in a manner that could reasonably be expected to in any way be adverse to the interests of the Banks;

          (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Subordinated Notes, any Scheduled Existing Indebtedness, any Additional Senior Subordinated
     Note Indebtedness, any Permitted Subordinated Refinancing Indebtedness, any Permitted Subordinated Indebtedness or any PIK Preferred Stock; provided
                                                                     --------
     that, so long as no Default or Event of Default then exists or would result therefrom, (x) Senior Subordinated Notes may be refinanced with Permitted Subordinated Refinancing Indebtedness, (y) the U.S. Borrower may repurchase
     (I) Senior Subordinated Notes on the open-market in an aggregate principal amount for all purchases made after the Original Effective Date pursuant to this clause (y) (I) not to exceed $25,000,000 and (II) notes evidencing Additional Senior Subordinated Note Indebtedness on the open-market in an aggregate principal amount for all purchases made after the Restatement Effective Date pursuant to this clause (y)(II) not to exceed $5,000,000, in each case, so long as the Adjusted Total Leverage Ratio is less than 4.00:1.00 on the last day of the Test Period most recently ended prior to the consummation of the respective repurchase (as set forth in the officer's certificate most recently delivered pursuant to Section 8.01(d)) and (z) the U.S. Borrower and its Subsidiaries may make payments and prepayments in connection with Scheduled Existing Indebtedness;

          (iii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 9.06(ii); and

          (iv) amend, modify or change in any way which could reasonably be expected to be adverse to the interests of the Banks in any material respect any Tax Allocation Agreement, any Management Agreement, any Original Transaction Document (excluding the Original Credit Agreement), any CLC Equity Financing Document, any CLC Merger Document, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificates of designation relating to Qualified Preferred Stock or Disqualified Preferred Stock issued as permitted herein), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or any agreement entered into by it, with respect to its capital stock or other equity interest (including any Shareholders' Agreement), or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock or other equity interest which could reasonably be expected to in any way be adverse to the interests of the Banks; provided
                                                                      --------
     that the foregoing clause shall not restrict the ability of the U.S. Borrower and its Subsidiaries to amend their respective certificates of incorporation to authorize the issuance of capital stock otherwise permitted to be issued pursuant to the terms of this Agreement.

          9.13  Limitation on Issuance of Capital Stock.  (a)  No Borrower will,
                ---------------------------------------
nor will any Borrower permit any of its Subsidiaries to, issue (i) any Preferred Stock (other than (x) PIK Preferred Stock issued in accordance with the requirements of Section 5.08 and the issuance of additional shares of PIK Preferred Stock in payment of regularly accruing dividends on theretofore outstanding shares of PIK Preferred Stock and (y) Preferred Stock issued pursuant to clauses (c) and (d) below, respectively) or any options, warrants or rights to purchase Preferred Stock or (ii) any redeemable common stock unless, in either case, the issuance thereof is, and all terms thereof are, satisfactory to the Required Banks in their sole discretion.

          (b) The U.S. Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the U.S. Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Restatement Effective Date pursuant to Section 9.15 may issue capital stock in accordance with the requirements of Section 9.15 and (v) that Subsidiaries may issue common stock in connection with any transaction permitted by Section 9.05(q). All capital stock issued in accordance with this Section 9.13(b) shall, to the extent required by any Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to such Pledge Agreement.

          (c) The U.S. Borrower may issue Disqualified Preferred Stock so long as (i) no Default or Event of Default then exists or would exist immediately after giving effect to the respective issuance, (ii) the aggregate liquidation preference for all Disqualified Preferred Stock issued after the Original Effective Date pursuant to this Section 9.13(c) and Section 9.13(c) of the Original Credit Agreement shall not to exceed, when combined with the aggregate principal amount of all then outstanding Indebtedness permitted by Section 9.04(n), $25,000,000, (iii) with respect to each issue of Disqualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Disqualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the fair market value thereof (as determined in good faith by the U.S. Borrower) of the assets received therefor) shall not exceed the liquidation preference thereof at the time of issuance, (iv) calculations are made by the U.S. Borrower of compliance with the covenants contained in Sections 9.09 and 9.10 for the Calculation Period most recently ended prior to the date of the respective issuance of Disqualified Preferred Stock, on a Pro Forma Basis after giving
                                               --- -----
effect to the respective issuance of Disqualified Preferred Stock, and such calculations shall show that such financial covenants would have been complied with if such issuance of Disqualified Preferred Stock had been consummated on the first day of the respective Calculation Period, and (v) the U.S. Borrower shall furnish to the Administrative Agent a certificate by an Authorized Officer of the U.S. Borrower certifying to the best of his or her knowledge as to compliance with the requirements of this Section 9.13(c) and containing the pro
                                                                            ---
forma calculations required by the preceding clause (iv).
-----

          (d) The U.S. Borrower may issue Qualified Preferred Stock so long as, with respect to each issue of Qualified Preferred Stock, the U.S. Borrower receives reasonably equivalent consideration (as determined in good faith by the U.S. Borrower).

          9.14  Limitation on Certain Restrictions on Subsidiaries.  No Borrower
                --------------------------------------------------
will, nor will any Borrower permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by such Borrower or any Subsidiary of such Borrower, or pay any Indebtedness owed to such Borrower or a Subsidiary of such Borrower, (y) make loans or advances to such Borrower or any Subsidiary of such Borrower or (z) transfer any of its properties or assets to such Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the provisions contained in the Scheduled Existing Indebtedness, (iv) the Senior Subordinated Note Documents,
(v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Borrower or a Subsidiary of such Borrower,
(vi) customary provisions restricting assignment of any contract entered into by any Borrower or any Subsidiary of such Borrower in the ordinary course of business, (vii) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (viii) customary provisions restricting subletting or assignments of leases and/or customary provisions restricting subletting or assignments of leases and/or non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (ix) customary provisions restricting the assignment of licensing agreements, management agreements or franchise agreements entered into by any Borrower or any of its Subsidiaries in the ordinary course of business;
(x) restrictions applicable to any Joint Venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to
Section 9.05 or a Permitted Acquisition effected in accordance with Section 8.14, provided that the restrictions applicable to the respective such Joint
      --------
Venture are not made worse, or more burdensome, from the perspective of the U.S. Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition, (xi) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary is permitted under this Agreement and (xii) the documentation governing Permitted Debt (other than Permitted Acquired Debt).

          9.15  Limitation on the Creation of Subsidiaries, Joint Ventures and
                --------------------------------------------------------------
Unrestricted Subsidiaries.  (a) Notwithstanding anything to the contrary
-------------------------
contained in this Agreement, the U.S. Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Restatement Effective Date any Subsidiary or Unrestricted Subsidiary (other than Joint Ventures permitted to be established in accordance with the requirements of
Section 9.05(l)); provided that (A) the U.S. Borrower, any of its Wholly-Owned
                  --------
Domestic Subsidiaries and any Unrestricted Subsidiary shall be permitted to establish or create an Unrestricted Subsidiary, so long as (i) if a Domestic Unrestricted Subsidiary of the U.S. Borrower, all of the capital stock or other equity interests of such new Domestic Unrestricted Subsidiary owned by the U.S. Borrower or any such Wholly-Owned Domestic Subsidiary shall be pledged pursuant to the U.S. Pledge Agreement and the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, shall be delivered to the Collateral Agent and (ii) if a Foreign Unrestricted Subsidiary of the U.S. Borrower, all of the capital stock or other equity interests of such new Foreign Unrestricted Subsidiary owned by the U.S. Borrower or any such Wholly-Owned Domestic Subsidiary (except that not more than 65% of the outstanding voting stock of any Foreign Unrestricted Subsidiary need be so pledged, except in the circumstances contemplated by Section 8.12) shall be pledged pursuant to the U.S. Pledge Agreement and the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, shall be delivered to the Collateral

Agent, (B) the U.S. Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as, in each case, (i) at least 10 days' prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent), (ii) the capital stock or other equity interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement and the relevant Pledge Agreement and the certificates, if any, representing such stock or other equity interests, together with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent, (iii) in the case of a Domestic Subsidiary, such new Domestic Subsidiary promptly executes a counterpart of the U.S. Subsidiaries Guaranty, the U.S. Pledge Agreement and the relevant Security Documents, (iv) in the case of a Canadian Subsidiary that is a Subsidiary of the Canadian Borrower, (x) such new Canadian Subsidiary promptly executes a counterpart of the Canadian Subsidiaries Guaranty, the Canadian Pledge Agreement and the relevant Canadian Security Agreement(s) and, to the extent required pursuant to Section 8.12, the U.S. Subsidiaries Guaranty, the U.S. Pledge Agreement and the U.S. Security Agreement and (y) the direct parent of such Canadian Subsidiary shall have duly executed and delivered to the Collateral Agent a Canadian Pledge Agreement or a Quebec Pledge Agreement, as appropriate, (v) in the case of any Foreign Subsidiary other than a Canadian Subsidiary that is a Subsidiary of the Canadian Borrower, such new Foreign Subsidiary promptly executes a counterpart of the U.S. Subsidiaries Guaranty, the U.S. Pledge Agreement and the U.S. Security Agreement to the extent required pursuant to Section 8.12, and (vi) to the extent requested by the Administrative Agent or the Required Banks, such new Subsidiary takes all actions required pursuant to Section 8.11 and (C) Subsidiaries may be acquired pursuant to Permitted Acquisitions so long as, in each such case (i) with respect to each Wholly-Owned Subsidiary acquired pursuant to a Permitted Acquisition, the actions specified in preceding clauses (B) and (C), as applicable, shall be taken and (ii) with respect to each Subsidiary which is not a Wholly-Owned Subsidiary and is acquired pursuant to a Permitted Acquisition, all capital stock or other equity interests thereof owned by any Credit Party shall be pledged pursuant to the relevant Pledge Agreement. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a New Credit Party on the Restatement Effective Date.

          (b) No Borrower will, nor will permit any of its Subsidiaries to, enter into any Joint Venture, except to the extent permitted by Section 9.05(l).

          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each, an "Event of Default"):

          10.01  Payments.  Any Borrower shall (i) default in the payment when
                 --------
due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the

Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02  Representations, etc.  Any representation, warranty or
                 ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  Any Credit Party shall (a) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in
Section 8.01(e)(i), 8.10, 8.13, 8.14 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

          10.04  Default Under Other Agreements.  (a)  Any Borrower or any of
                 ------------------------------
its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of any Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to clause
--------
(a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $4,000,000 at any one time; or

          10.05  Bankruptcy, etc.  The U.S. Borrower or any of its Subsidiaries
                 ----------------
shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the U.S. Borrower or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bank-ruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the U.S. Borrower or any of its Subsidiaries; or the U.S. Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the U.S. Borrower or any of its Subsidiaries; or there is commenced against the U.S. Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the U.S. Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the U.S. Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a) (i) Any Plan or Multiemployer Plan shall fail to
                 -----
satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code or Section 303 or 304 of ERISA, (ii) a Reportable Event shall have occurred, (iii) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62,
 .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur within the following 30 days, (iv) any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, (v) any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, (vi) any Plan shall have an Unfunded Current Liability, (vii) a contribution required to be made by any Borrower or any Subsidiary of any Borrower with respect to a Plan, a Multiemployer Plan or a Foreign Pension Plan has not been timely made, (viii) the U.S. Borrower or any Subsidiary of the U.S. Borrower has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code, (ix) any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 4062, 4063, 4064, 4069 of ERISA or Section 401(a)(29) or 4971 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, (x) any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Multiemployer Plan under Section 515, 4201, 4204 or 4212 of ERISA; or (ix) any Borrower or any Subsidiary of any Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of

ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any Plan or Foreign Pension Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07  Security Documents.  (a)  Any Security Document shall cease to
                 ------------------
be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

          10.08  Guaranties.  Any Guaranty or any provision thereof shall cease
                 ----------
to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the U.S. Borrower or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $4,500,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          10.10  Ownership.  A Change of Control Event shall have occurred;
                 ---------

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of any Agent or any Bank to enforce its claims against any Guarantor or any Borrower, except as otherwise specifically provided for in this Agreement (provided, that if an
                                                       --------
Event of Default specified in Section 10.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable by the U.S. Borrower without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the U.S. Borrower; (iii) declare the principal of and any accrued interest in respect of all Canadian Dollar Revolving Loans and all other Obligations owing by the Canadian Borrower hereunder to be, whereupon the same shall become, forthwith due and payable by the Canadian Borrower without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Canadian Borrower; (iv) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (v) terminate any Letter of Credit which may be terminated in accordance with its terms; (vi) direct the Canadian Borrower to pay (and the Canadian Borrower hereby agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, it will pay) to the Administrative Agent all amounts required to be paid pursuant to clause (j) of
Schedule XII regarding the outstanding Bankers' Acceptances and B/A Equivalent Notes (without duplication of any amounts paid pursuant to clauses (ii) and (iii); (vii) direct the U.S. Borrower to pay (and the U.S. Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the U.S. Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (viii) apply any cash collateral as provided in Section 4.02.

          SECTION 11.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquired Business" shall mean any Person or business, division or product line acquired pursuant to a Permitted Acquisition.

          "Acquired Person" shall have the meaning provided in the definition of Permitted Acquisition.

          "Acquired Revenues" shall mean, with respect to any Acquired Business, the gross revenues of such Acquired Business for the twelve-month period most recently ended prior to the date of the acquisition of such Acquired Business as set forth in the financial statements for such Acquired Business delivered to the U.S. Borrower and the Banks in connection with such acquisition.

          "Additional Security Documents" shall have the meaning provided in
Section 8.11.

          "Additional Senior Subordinated Note Indebtedness" shall mean unsecured subordinated Indebtedness of the U.S. Borrower, which Indebtedness (i) has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Senior Subordinated Notes, (ii) contains terms and conditions (including, without limitation, amortization, defaults, guarantees, remedies, voting rights, subordination provisions, etc.) substantially identical to (or, from the perspective of the Banks, more favorable than) the terms and conditions of the Senior Subordinated Notes, (iii) does not add guarantors or obligors different from those under, or security different from that which applied to, the Senior Subordinated Notes and (iv) shall be governed by documentation reasonably satisfactory to the Agents. The incurrence of Additional Senior Subordinated Note Indebtedness shall be deemed to be a representation and warranty by the U.S. Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less all net non-cash gains included in arriving at Consolidated Net Income for such period; provided that gains or losses from sales of assets
                            --------
(other than sales of inventory in the ordinary course of business) shall be excluded to the extent same would otherwise be included in Adjusted Consolidated Net Income for the respective period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

          "Adjusted Excess Cash Flow" shall mean, for any period, the remainder of (i) Excess Cash Flow minus (ii) the product of (I) the aggregate amount of principal repayments of Loans to the extent (and only to the extent) that such repayments were (x) required as a result of a Scheduled Repayment under Section
4.02 or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in a case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment) during such period multiplied by (II) 2.

          "Adjusted Senior Leverage Ratio" shall mean the Adjusted Total Leverage Ratio, except that references to "Consolidated Debt" and "Adjusted Total Leverage Ratio" therein shall instead be references to "Consolidated Senior Debt" and "Adjusted Senior Leverage Ratio", respectively.

          "Adjusted Total Leverage Ratio" shall mean, on any date, the ratio of
(i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Adjusted Total Leverage Ratio shall be made on a Pro Forma Basis, with
                                                 --- -----
determinations of Adjusted Total Leverage Ratio to give effect to all adjustments (including, without limitation, those specified in clauses (v) and
(w)) contained in the definition of "Pro Forma Basis" contained herein.
                                     --- -----

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

          "Affected Loans" shall have the meaning provided in Section 4.02(i).

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person; provided, however, that for purposes of Section 9.07,
                          --------  -------
an Affiliate of the U.S. Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the U.S. Borrower and any officer or director of the U.S. Borrower or any such Person.

          "Affiliate Billing Program" shall mean the administrative services program of the U.S. Borrower made available to Program Affiliates providing for centralized billings services and the collection and processing of accounts receivable owing to Program Affiliates.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to any Agent appointed pursuant to
Section 12.10.

          "Aggregate Revolving Credit Exposure" shall mean, at any time, the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, (x) at all times prior to the occurrence of a Sharing Event and the automatic conversion of Canadian Dollar Revolving Loans to Dollar Revolving Loans pursuant to Section 1.15, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of each Canadian Dollar Revolving Loan then outstanding and (y) at all times after any occurrence as described in preceding clause (x), giving effect to the conversions to Dollar obligations required by Section 1.15) plus (II) the aggregate principal amount of all Swingline Loans then outstanding plus (III) the aggregate amount of all Letter of Credit Outstandings at such time.

          "Aggregate U.S. Revolving Credit Exposure" at any time shall mean the sum of the U.S. Revolving Credit Exposures of all RL Banks at such time.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Applicable Currency" shall mean U.S. Dollars or Canadian Dollars, as the case may be.

          "Applicable Excess Cash Flow Percentage" shall mean, with respect to any Excess Cash Flow Payment Date, 75%; provided that so long as no Default or
                                        --------
Event of Default is then in existence, if on the last day of the relevant Excess Cash Flow Payment Period, the Adjusted Total Leverage Ratio for the Test Period then most recently ended is less than 4.00:1.00 (as established pursuant to the officer's certificate delivered (or required to be delivered) pursuant to
Section 8.01(d)), then the Applicable Excess Cash Flow Percentage shall instead be 50%.

          "Applicable Margin" initially shall mean a percentage equal to (i) in the case of Dollar Revolving Loans and Tranche A Term Loans maintained as (x) Base Rate Loans, 1.00% and (y) Eurodollar Loans, 2.00%, (ii) in the case of Tranche B Term Loans maintained as (x) Base Rate Loans, 1.25% and (y) Eurodollar Loans, 2.25%, (iii) in the case of Tranche C Term Loans maintained as (x) Base Rate Loans, 1.50% and (y) Eurodollar Loans, 2.50%, (iv) in the case of Canadian Prime Rate Loans, 1.00%, (v) in the case of Bankers' Acceptance Loans and B/A Equivalent Loans, 2.00% and (vi) in the case of the Commitment Fee, 0.50%. From and after each day of delivery of any certificate delivered in accordance with the following sentence indicating an entitlement to a different margin than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall (subject to any adjustment pursuant to the immediately succeeding proviso) be that set forth below opposite the Total Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                  Tranche A    Tranche B    Tranche C        B/A Equivalent        Tranche A
  Total           Term Loan       Loan         Term     Loan/Bankers' Acceptance   Term Loan    Tranche B Term    Tranche C Term
Leverage          Eurodollar   Eurodollar   Eurodollar    Loan/Revolving Loan      Base Rate    Loan Base Rate    Loan Base Rate
  Ratio             Margin       Margin       Margin       Eurodollar Margin        Margin          Margin            Margin
--------            ------       ------       ------       -----------------        ------          ------            ------
Greater               1.75%        2.25%        2.50%              1.75%               0.75%           1.25%             1.50%
than 4.50:1
but less
than or
equal to
4.75:1

Greater              1.625%        2.00%        2.25%             1.625%               0.625%          1.00%             1.25%
than 4.25:1
but less
than or
equal to
4.50:1

Greater               1.50%        2.00%        2.25%              1.50%                0.50%          1.00%             1.25%
than 4.00:1
but less
than or
equal to
4.25:1

Greater               1.25%        2.00%        2.25%              1.25%                0.25%          1.00%             1.25%
than 3.50:1
but less
than or
equal to
4.00:1

Greater               1.25%        2.00%        2.25%              1.25%                0.25%          1.00%             1.25%
than 3.00:1
but less
than or
equal to
3.50:1

                      Dollar
  Total           Revolving  Loan                       Canadian
Leverage            Base Rate        Committment     Prime Rate Loan
  Ratio              Margin             Fee              Margin
--------             ------             ----             ------
Greater               0.75%            0.375%             0.75
than 4.50:1
but less
than or
equal to
4.75:1

Greater              0.625%            0.375%            0.625%
than 4.25:1
but less
than or
equal to
4.50:1

Greater               0.50%            0.375%             0.50%
than 4.00:1
but less
than or
equal to
4.25:1

Greater               0.25%            0.375%             0.25%
than 3.50:1
but less
than or
equal to
4.00:1

Greater               0.25%            0.375%             0.25%
than 3.00:1
but less
than or
equal to
3.50:1

                  Tranche A    Tranche B    Tranche C        B/A Equivalent        Tranche A
  Total           Term Loan       Loan         Term     Loan/Bankers' Acceptance   Term Loan    Tranche B Term    Tranche C Term
Leverage          Eurodollar   Eurodollar   Eurodollar    Loan/Revolving Loan      Base Rate    Loan Base Rate    Loan Base Rate
  Ratio             Margin       Margin       Margin       Eurodollar Margin        Margin          Margin            Margin
--------            ------       ------       ------       -----------------        ------          ------            ------
Greater
than
2.50:1.0 but         1.125%       2.00%        2.25%            1.125%              0.125%          1.00%             1.25%
less than or
equal to
3.00:1.0

Less than
or equal to           1.00%       2.00%        2.25%             1.00%                  0%          1.00%             1.25%
2.50:1

                      Dollar
  Total           Revolving  Loan                       Canadian
Leverage            Base Rate        Commitment     Prime Rate Loan
  Ratio              Margin             Fee              Margin
--------             ------             ----             ------
Greater              0.125%             0.25%            0.125%
than
2.50:1.0 but
less than or
equal to
3.00:1.0

Less than                0%             0.25%                0%
or equal to
2.50:1

; provided that if upon the consummation of a Permitted Acquisition, the
  --------
Adjusted Senior Leverage Ratio (as set forth in the officer's certificate referred to in the proviso to the first sentence of the immediately succeeding paragraph) exceeds 3.00:1.0, the Applicable Margins set forth in the table above (other than the Applicable Margin for the Commitment Fee) shall each be increased by 0.125% and such Applicable Margins (as so increased) shall at all times thereafter be applicable until the delivery of an officer's certificate pursuant to the immediately succeeding paragraph demonstrating an Adjusted Senior Leverage Ratio of less than or equal to 3.00:1.0.

          The Total Leverage Ratio and the Adjusted Senior Leverage Ratio shall be determined based on the delivery of a certificate of the U.S. Borrower by an Authorized Officer of the U.S. Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Bank), within 45 days of the last day of any fiscal quarter of the U.S. Borrower, which certificate shall set forth the calculation of the Total Leverage Ratio and the Adjusted Senior Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any
                      --------
Permitted Acquisition or any issuance of Permitted Debt or Disqualified Preferred Stock, an Authorized Officer of the U.S. Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio and the Adjusted Senior Leverage Ratio on a Pro Forma Basis as of
                                                           --- -----
the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition is consummated or such Permitted Debt or Disqualified Preferred Stock is issued for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(a) or
(b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Total Leverage Ratio and the Adjusted Senior Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition is consummated or Permitted Debt or Disqualified Preferred Stock is issued or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to Applicable Margins other than those described in the first sentence of this definition (and thus commencing a new Start Date), the Applicable Margins shall be those described in the first sentence of this definition. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins shall be those described in the first sentence of this definition at all times (x) during which there shall exist any Default or Event of Default and (y) prior to the date of delivery of the financial statements pursuant to Section 8.01(b) for the fiscal quarter ended March 31, 1999.

          "Applicable Prepayment Percentage" shall mean, at any time, (i) for purposes of Sections 4.02(c) and 4.02(d), 100%, provided that if at any time the
                                                --------
Adjusted Total Leverage Ratio is less than 4.00 to 1.00 (as established pursuant to the officer's certificate delivered (or required to be delivered) pursuant to
Section 8.01(d)), the Applicable Prepayment Percentage shall instead be 75% and
(ii) for purposes of Section 4.02(e), 50%, provided that if at any time the
                                           --------
Adjusted Total Leverage Ratio is less than 4.00 to 1.00 (as established pursuant to the officer's certificate delivered (or required to be delivered) pursuant to
Section 8.01(d)), the Applicable Prepayment Percentage shall instead be 0%. Notwithstanding anything to the contrary in this definition, at any time a Default or Event of Default is then in existence, the Applicable Prepayment Percentage for purposes of (x) Section 4.02(c) and (d) shall be 100% and (y)
Section 4.02(e) shall be 50%.

          "Apollo Group" shall mean Apollo Advisors, L.P., Apollo Investment Fund, L.P., Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (U.K.) Partners III, L.P., AIF II, L.P., and Apollo Advisors II, L.P., all Delaware limited partnerships (except that Apollo (U.K.) Partners III, L.P. is a limited partnership organized under the laws of England).

          "Apollo Management Agreement" shall mean the management agreement, dated February 10, 1998, between Apollo Advisors, L.P. and the U.S. Borrower.

          "Apollo PIK Preferred Stock" shall mean the 13.75% pay-in-kind preferred stock of the U.S. Borrower, $.01 par value per share, issued to Apollo Investment Fund, L.P.

          "Apollo PIK Preferred Stock Documents" shall mean the Apollo PIK Preferred Stock and the other documents executed and delivered in connection with the issuance of the Apollo PIK Preferred Stock.

          "Approved Insurance FinanceCo" shall mean an insurance financing company acceptable to the Administrative Agent which shall make a lump sum prepayment of insurance premiums on behalf of the U.S. Borrower equal to $16.0 million to an insurance carrier of the U.S. Borrower.

          "Asset Sale" shall mean any sale, transfer or other disposition by the U.S. Borrower or any of its Subsidiaries to any Person other than the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of the U.S. Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) dispositions or transfers arising out of, or in connection with, the events described in clauses (i) and (ii) of the definition of Recovery Event, (iii) any sale or other disposition of Cash Equivalents in the ordinary course of business, (iv) any merger, consolidation or liquidation permitted by Sections 9.02(f) and (g), (v) any transfer of assets permitted pursuant to Section 9.02(e), (g), (k), (n) or (q), (vi) any transaction permitted pursuant to

Section 9.02(j), (r) or (s) and (vii) other sales and dispositions that generate Net Sale Proceeds of less than $1,000,000 in the aggregate in any fiscal year of the U.S. Borrower.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "A TL/RL Maturity Date" shall mean June 9, 2004

          "Authorized Officer" shall mean, with respect to (i) the delivery of Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, the chief operating officer, any treasurer or other financial officer of any Borrower, (ii) delivery of financial information and officer's certificates pursuant to this Agreement, the chief operating officer, any treasurer or other financial officer of the U.S. Borrower and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of any Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

          "Available Basket Amount" shall mean, on any date of determination, an amount equal to the sum of (i) $20,000,000 minus (ii) the aggregate amount of
                                           -----
Investments made (including for such purpose the fair market value of any Tractor Trailer contributed to any Joint Venture or Unrestricted Subsidiary (as determined in good faith by senior management of the U.S. Borrower), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture or Unrestricted Subsidiary in connection therewith) pursuant to Section 9.05(l) after the Restatement Effective Date and Section 9.05(l) of the Original Credit Agreement after the Original Effective Date, minus (iii) the aggregate amount of Indebtedness or
                         -----
other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture or Unrestricted Subsidiary for which the U.S. Borrower or any of its Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary) is liable, minus (iv) all payments made by
                                               -----
the U.S. Borrower or any of its Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture or Unrestricted Subsidiary (including, without limitation, payments in respect of obligations described in preceding clause (iii)) after the Original Effective Date, plus (v) the amount of any increase to the Available Basket
                ----
Amount made after the Original Effective Date in accordance with the provisions of Section 9.05(l) and Section 9.05(l) of the Original Credit Agreement. In connection with the foregoing, it is understood that the acquisition of an Acquired Person which has ownership interests in one or more Joint Ventures, pursuant to a Permitted Acquisition effected in accordance with the relevant requirements of this Agreement shall not be deemed to constitute an Investment pursuant to Section 9.05(l) and the Available Basket Amount shall not be reduced as a result of the payment of consideration owing to effect the Permitted Acquisition (although the Available Basket Amount would be affected to the extent preceding clauses (iii) or (iv) apply with respect to the Joint Venture so acquired or to the extent additional Investments are made in the respective Joint Venture pursuant to Section 9.05(l)).

          "Available Basket Sub-Limit" shall mean, on any date of determination, an amount equal to the sum of (i) $10,000,000 minus (ii) the aggregate amount of
                                              -----
Investments made (including for such purpose the fair market value of any Tractor Trailer contributed to any Unrestricted Subsidiary (as determined in good faith by senior management of the U.S. Borrower)) in Unrestricted Subsidiaries pursuant to Section 9.05(l) of the Original Credit Agreement after the Original Effective Date and Section 9.05(l) after the Restatement Effective Date, minus (iii) the aggregate amount of Indebtedness or other obligations
      -----
(whether absolute, accrued, contingent or otherwise and whether or not due) of any Unrestricted Subsidiary for which the U.S. Borrower or any of its Subsidiaries is liable, minus (iv) all payments made by the U.S. Borrower or any
                        -----
of its Subsidiaries in respect of Indebtedness or other obligations of the respective Unrestricted Subsidiary (including, without limitation, payments in respect of obligations described in preceding clause (iii)) after the Original Effective Date, plus (v) the amount of any increase to the Available Basket Sub-
                ----
Limit made after the Original Effective Date in accordance with the provisions of Section 9.05(l) of the Original Credit Agreement and Section 9.05(l);

provided that the Available Basket Sub-Limit shall not exceed at any time the
--------
Available Basket Amount as then in effect.

          "B/A Bank" shall mean any Canadian RL Bank which is not a Non-B/A
Bank.

          "BA Discount Proceeds" shall mean, in respect of any Bankers' Acceptance or Draft to be purchased by a Canadian RL Bank on any date pursuant to Section 1.01 and Schedule XII hereto, an amount rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up calculated on such day by dividing:

          (a)  the Face Amount of such Bankers' Acceptance or Draft; by

          (b)  the sum of one plus the product of:
                              ----

               (i) the Reference Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance or Draft; and

               (ii) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance or Draft and the denominator of which is 365;

               with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "B/A Equivalent Loan" shall mean the purchase of an unaccepted completed Draft by a Canadian RL Lender and the exchange of such Draft for a B/A Equivalent Note from the Canadian Borrower, all as contemplated in Section 1.01 hereof and Schedule XII hereto.

          "B/A Equivalent Note" shall have the meaning provided in subsection
(m) of Schedule XII hereto."

          "Bank" shall mean each financial institution with a Commitment listed on Schedule I (as amended from time to time), as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 and/or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Bank and in each other Credit Document to a Bank includes each Canadian RL Bank and, if the reference is to a specific Bank which has a Commitment hereunder, shall include references to any Affiliate of any Bank which is acting as a Canadian RL Bank.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03 or (ii) a Bank having notified the Administrative Agent and/or the Borrowers that it does not intend to comply with the obligations under Section 1.01(b), 1.01(d) or 2.03, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankers' Acceptance" means a Draft accepted by a Canadian RL Bank pursuant to Section 1.01 and Schedule XII hereto.

          "Bankers' Acceptance Loans" shall mean the creation and discount of Bankers' Acceptances as contemplated in Section 1.01 hereof and Schedule XII hereto.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (y) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Benefitted Bank" shall have the meaning provided in Section 13.06(b).

          "Borrowers" shall mean each of the U.S. Borrower and the Canadian Borrower.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche by a single Borrower from all the Banks having Commitments of the respective Tranche (or from CSFB in the case of Swingline Loans or from all the Canadian RL Banks in the case of Canadian Dollar Revolving Loans or from all RL Banks with Non-Canadian Revolving Loan Sub-Commitments in the case of Dollar Revolving Loans) on a given date (or resulting from a conversion or conversions on such date) having (x) in the case of Euro dollar Loans the same Interest Period, (y) in the case of Bankers' Acceptance Loans, underlying Bankers' Acceptances with the same maturities and (z) in the case of B/A Equivalent Loans, underlying B/A Equivalent Notes with the same maturities; provided that (i) notwithstanding the foregoing, a "Borrowing" of Canadian
--------
Dollar Revolving Loans may consist of two Types of Loans, a Bankers' Acceptance Loan and a B/A Equivalent Loan, so long as the maturities of the underlying Bankers' Acceptances and B/A Equivalent Notes for such Borrowing are identical and (ii) Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York or London interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Dollar Revolving Loans, any day which is a Business Day described in clauses (i) and, if relevant, (ii) above and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario or Montreal, Quebec and, if different, in the city where the applicable Payment Office of the Administrative Agent is located in respect of Canadian Dollar Revolving Loans.

          "Calculation Period" shall have the meaning provided in Section 8.14.

          "Canadian Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Canadian Credit Party" shall mean the Canadian Borrower and, on and after the creation thereof, each Canadian Subsidiary Guarantor.

          "Canadian Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of U.S. Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.15 or 13.20 or Section 26 of the U.S. Subsidiaries Guaranty, on the date of determination).

          "Canadian Dollar Revolving Loan" shall have the meaning provided in
Section 1.01(b).

          "Canadian Dollar Revolving Note" shall have the meaning provided in
Section 1.05(a).

          "Canadian Dollars" and "Cdn.$" shall mean freely transferable lawful money of Canada.

          "Canadian Guaranteed Obligations" shall mean (i) the principal (or Face Amount of, as applicable) and interest on each Canadian Dollar Revolving
Note issued by the Canadian Borrower to each Canadian RL Bank, and Canadian Dollar Revolving Loans made, under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Canadian Borrower to each Canadian RL Bank, the Agents and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Canadian Borrower and (ii) all obligations and liabilities of the Canadian Borrower or any of its Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Canadian Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Canadian Movable Hypothecs" shall have the meaning provided in
Section 5.10(e).

          "Canadian Pledge Agreement Collateral" shall mean all of the capital stock, shares, promissory notes and other collateral pledged to the Collateral Agent pursuant to the respective Canadian Pledge Agreements.

          "Canadian Pledge Agreement" shall mean, on and after the delivery and execution thereof, a Pledge Agreement in the form of Exhibit G-2, as amended, amended and restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Canadian Prime Rate" means, at any time, the greater of (i) the per annum rate of interest quoted, published and commonly known as the "prime rate" of Credit Suisse First Boston (Canada) which Credit Suisse First Boston (Canada) establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to any Borrower or any other Person, and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of approximately 10:00 A.M. (Toronto time) on the date of determination, as reported by Credit Suisse First Boston (Canada) (and if such screen is not available, any successor or similar service as may be selected by Credit Suisse First Boston (Canada)), and (y) 0.75%.

          "Canadian Prime Rate Loans" shall mean any Canadian Dollar Revolving Loan designated or deemed designated as such by the Canadian Borrower at the time of the incurrence thereof or conversion thereto.

          "Canadian Revolving Loan Sub-Commitment" means, as to any Canadian RL Bank, (i) the amount set forth, in U.S. Dollars, opposite such Canadian RL Bank's name in Part B of Schedule I directly below the column entitled "Canadian Revolving Loan Sub-Commitment", as same may be (x) reduced from time to time pursuant to Section 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b). The Canadian Revolving Loan Sub-Commitment of each Canadian RL Bank is a sub-limit of the Commitment of the respective Canadian RL Bank (or its respective Affiliate which is a Bank with the related Commitment) and not an additional commitment and, in no event, may exceed at any time the amount of the Commitment of such Canadian RL Bank (or its respective Affiliate which is a Bank with the related Commitment).

          "Canadian RL Bank" means (i) each Person listed on Part B of Schedule I, and (ii) each additional Person that becomes a Canadian RL Bank party hereto in accordance with Section 1.13 and/or 13.04. It is understood and agreed that each Canadian RL Bank shall either be a Bank, or be an affiliate of a Bank, with a Commitment pursuant to this Agreement which equals or exceeds the Canadian Revolving Loan Sub-Commitment of the respective Canadian RL Bank. A Canadian RL Bank shall cease to be a "Canadian RL Bank" when it has assigned all of its Canadian Revolving Loan Sub-Commitments in accordance with Section 1.13 and/or
13.04. For purposes of this Agreement, "Bank" includes each Canadian RL Bank unless the context otherwise requires.

          "Canadian RL Percentage" of any Canadian RL Bank at any time shall mean a fraction (expressed as a percentage), the numerator of which is the Canadian Revolving Loan Sub-Commitment of such Canadian RL Bank at such time and the denominator of which is the aggregate amount of Canadian Revolving Loan Sub-Commitments of all Canadian RL Banks at such time, provided that if the Canadian
                                                   --------
RL Percentage of any Canadian RL Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Canadian RL Percentages of the Canadian RL Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Canadian Security Agreements" shall have the meaning provided in
Section 5.10(e).

          "Canadian Security Agreement Collateral" shall mean all of the assets and property secured pursuant to the respective Canadian Security Agreements.

          "Canadian Security Documents" shall mean and include the Quebec Pledge Agreement, each Canadian Movable Hypothec, each Canadian Security Agreement and, on and after the execution and delivery thereof, each Canadian Pledge Agreement.

          "Canadian Subsidiaries Guaranty" shall mean, on and after the execution and delivery thereof, the Subsidiaries Guaranty in the form of Exhibit I-2 hereto, as the same may be amended, modified or supplemented from time to time.

          "Canadian Subsidiary" shall mean each Subsidiary of the U.S. Borrower incorporated or organized in Canada or any province thereof.

          "Canadian Subsidiary Guarantor" shall mean each Wholly-Owned Subsidiary of the U.S. Borrower that is a Canadian Subsidiary (other than MTL Investments) and that is or becomes a party to the Canadian Subsidiaries Guaranty.

          "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person during such period.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the U.S. Borrower or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances of any Bank or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's, with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase agreements with a term of not more than 30 days, involving securities of the types described in preceding clause (i), and entered into with commercial banks meeting the requirements of preceding clause (ii), (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

          "Change of Control Event" shall mean, (I) at any time prior to the consummation of a Qualified IPO, (a) Apollo Group and its Affiliates shall cease to own on a fully diluted basis in the aggregate at least 30% of the economic and voting interest in the U.S. Borrower's capital stock (for such purposes, excluding the PIK Preferred Stock, any Qualified Preferred Stock and any Disqualified Preferred Stock, in each case to the extent same is not Voting Stock) or (b) Apollo Group and its Affiliates, together with the Management Participants and other investors which own shares of U.S. Borrower Common Stock on the Original Effective Date, shall cease to own on a fully diluted basis in the aggregate at least a majority of the outstanding Voting Stock of the U.S. Borrower or (c) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Original Effective Date, other than the Permitted Holders, shall (A) have acquired beneficial ownership of 30% or more on a fully diluted basis of the voting and/or economic interest in the U.S. Borrower's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the U.S. Borrower's directors or (d) the Board of Directors of the U.S. Borrower shall cease to consist of a majority of Continuing Directors or (e) a "change of control" or similar event shall occur as provided in the Senior Subordinated Notes Indenture or in any Scheduled Existing Indebtedness, Permitted Debt, PIK Preferred Stock, Disqualified Preferred Stock or Qualified Preferred Stock, to the extent the outstanding principal amount or liquidation preference, as the case may be, of such Scheduled Existing Indebtedness, Permitted Debt, PIK Preferred Stock, Disqualified Preferred Stock or Qualified Preferred Stock exceeds $10,000,000 or
(f) the U.S. Borrower shall cease to own directly of indirectly 100% of the capital stock of the Canadian Borrower or (II) at any time after a Qualified IPO, (a) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Original Effective Date), other than the Permitted Holders, shall have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the U.S. Borrower's capital stock and Apollo Group and its Affiliates shall own less than such Person or "group" on a fully diluted basis of the economic and voting interest in the U.S. Borrower's capital stock or (b) the Board of Directors of the U.S. Borrower shall cease to consist of a majority of Continuing Directors or (c) a "change of control" or similar event shall occur as provided in the Senior Subordinated Notes Indenture or in any Scheduled Existing Indebtedness, Permitted Debt, PIK Preferred Stock, Disqualified Preferred Stock or Qualified Preferred Stock, to the extent the outstanding principal amount or liquidation preference, as the case may be, of such Scheduled Existing Indebtedness, Permitted Debt, PIK Preferred Stock,Disqualified Preferred Stock or Qualified Preferred Stock exceeds $10,000,000 or (d) the U.S. Borrower shall cease to own directly or indirectly 100% of the capital stock of the Canadian Borrower.

          "Chemical Tank" shall mean Chemical Leaman Tank Lines, Inc., a Pennsylvania corporation and a Wholly-Owned Subsidiary of CLC.

          "CLC" shall mean Chemical Leaman Corporation, a Pennsylvania corporation.

          "CLC Acquisition Corp." shall mean Palestra Acquisition Corp., a Delaware corporation, and immediately prior to the CLC Merger, a Wholly-Owned Subsidiary of the U.S. Borrower.

          "CLC Equity Financing" shall mean the equity financing transactions referred to in Section 5.08(b).

          "CLC Equity Financing Documents" shall mean all of the agreements and documents governing, or relating to, the CLC Equity Financing (including the PIK Preferred Stock Documents).

          "CLC Merger" shall mean the merger of CLC Acquisition Corp. with and into CLC, with CLC being the surviving corporation of such merger, and as a result of which, CLC shall become a Wholly-Owned Subsidiary of the U.S. Borrower.

          "CLC Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 23, 1998, between CLC and CLC Acquisition Corp., as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "CLC Merger Documents" shall mean the CLC Merger Agreement and all other agreements, instruments and documents entered into or delivered in connection with the CLC Merger.

          "CLC Noteholders" shall have the meaning provided in Section 5.09(a).

          "CLC Preferred Stock" shall mean, collectively, CLC's Series A Preferred Stock, $.01 par value per share, and Series B Preferred Stock, $.01 par value per share.

          "CLC Preferred Stock Documents" shall mean the CLC Preferred Stock, the certificate of designation in respect of the CLC Preferred Stock and the other documents executed and delivered in connection with the issuance of the CLC Preferred Stock.

          "CLC Refinanced Indebtedness" shall have the meaning provided in
Section 5.09(b).

          "CLC Refinancing" shall mean the refinancing transactions described in
Section 5.09.

          "CLC Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the CLC Refinancing.

          "CLC Senior Note Documents" shall mean the CLC Senior Notes, the CLC Senior Notes Indenture and all other documents executed and delivered in connection with the issuance of the CLC Senior Notes, as in effect on the Restatement Effective Date.

          "CLC Senior Notes" shall mean CLC's 10-3/8% Senior Notes due 2005, as in effect on the Restatement Effective Date and as the same may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

          "CLC Senior Notes Indenture" shall mean the Indenture, dated as of June 16, 1997, entered into by and between CLC, as Issuer, and First Union National Bank, as trustee thereunder, as in effect on the Restatement Effective Date (after giving effect to the execution and delivery of the CLC Senior Notes Indenture Supplement) and as the same may be further modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

          "CLC Senior Notes Indenture Amendment" shall have the meaning provided in Section 5.09(a).

          "CLC Senior Notes Indenture Supplement" shall mean the Supplemental Indenture to the CLC Senior Notes Indenture in form and substance satisfactory to the Agents and entered into by CLC and the trustee for the CLC Senior Notes in connection with the CLC Tender Offer/Consent Solicitation to effect the CLC Senior Notes Indenture Amendment.

          "CLC Senior Notes Retirement Date" shall mean the date occuring 30 days after the Restatement Effective Date (or such later date as the Administrative Agent shall determine in its sole discretion).

          "CLC Tender Offer/Consent Solicitation" shall have the meaning provided in Section 5.09(a).

          "CLC Tender Offer/Consent Solicitation Consummation" shall have the meaning provided in Section 5.09(a).

          "Co-Agents" shall have the meaning provided in the first paragraph of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to any Credit Document.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.12.

          "Commitment" shall mean any of the commitments of any Bank, i.e.,
                                                                      ----
whether a New Tranche A Term Loan Commitment, a Tranche B Term Loan Commitment, a Tranche C Term Loan Commitment or a Revolving Loan Commitment.

          "Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of the U.S. Borrower and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the U.S. Borrower and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes, restructuring costs or reserves, litigation costs or reserves and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the U.S. Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of the U.S. Borrower and its Subsidiaries of the type described in clauses (iii) and (vii) of the definition of Indebtedness and (iii) all Contingent Obligations of the U.S. Borrower and its Subsidiaries in respect of Indebtedness of other Persons (i.e., Persons other than the U.S. Borrower or any
                               ----
of its Subsidiaries) of the type referred to in preceding clauses (i) and (ii) of this definition; provided, that for purposes of this definition, (i) the
                    --------
amount of Indebtedness in respect of Interest Rate Protection Agreements shall be at any time the unrealized net loss position, if any, of the U.S. Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and

(ii) any Disqualified Preferred Stock of the U.S. Borrower and any Preferred Stock of any of its Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum mandatory fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Debt.

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the U.S. Borrower and its Subsidiaries, determined on a consolidated basis, before Consolidated Interest Expense (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes based on income or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of (i) all amortization and depreciation and other non-cash items and (ii) any management fees and consulting fees paid pursuant to, and in accordance with the requirements of, clauses (iii) and (vi) of Section 9.07 and clause (vi) of Section 9.07 of the Original Credit Agreement during such period, in each case that were deducted in arriving at Consolidated EBIT for such period; provided that Consolidated EBITDA for each Test Period
                      --------
ending on or prior to December 31, 1999 shall mean the sum of (x) Consolidated EBITDA for such Test Period as determined without regard to this proviso plus
                                                                         ----
(y) the amount set forth in Schedule XV hereto as applicable to Consolidated EBITDA for such Test Period. Notwithstanding anything to the contrary contained above, to the extent Consolidated EBITDA is to be determined for any Test Period which ends prior to the first anniversary of the Restatement Effective Date, Consolidated EBITDA for all portions of such period occurring prior to the Restatement Effective Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the U.S. Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease
         ----
Obligations of the U.S. Borrower and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, plus (ii) that portion
                                                          ----
of Indebtedness of the U.S. Borrower incurred in connection with a Permitted Insuarance Program representing the interest factor for such period plus (iii)
                                                                    ----
the product of (x) the amount of all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock of the U.S. Borrower and on any Preferred Stock of any of its Subsidiaries paid, accrued or scheduled to paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of the U.S. Borrower as reflected in the audited consolidated financial statements of the U.S. Borrower for its most recently completed fiscal year, which amounts described in preceding clause (ii) shall be treated as interest expense of the U.S. Borrower and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP, in each case net of the total consolidated cash interest income of the U.S. Borrower and its Subsidiaries for such period, but excluding the amortization of any deferred financing costs or of any costs in respect of any Interest Rate Protection Agreement. Notwithstanding anything to the contrary contained above, to the extent Consolidated Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Restatement Effective Date, Consolidated Interest Expense for all portions of such period occurring prior to the Restatement Effective Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Net Income" shall mean, for any period, the net after-tax income of the U.S. Borrower and its Subsidiaries determined on a consolidated basis, without giving effect to any after-tax non-recurring gains or losses or after-tax items classified as extraordinary gains or losses, any other non-cash expenses incurred or payments made in connection with the Original Transaction and the Transaction, and without giving effect to gains and losses from the sale or disposition of assets (other than sales or dispositions of inventory, equipment, raw materials and supplies) by the U.S. Borrower and its Subsidiaries; provided that the following items shall be excluded in
                  --------
computing Consolidated Net Income (without duplication): (i) the net income or net losses of any Person in which any other Person or Persons (other than the U.S. Borrower and its Wholly-Owned Domestic Subsidiaries) has an equity interest or interests, except to the extent of the amount of dividends or other distributions actually paid to the U.S. Borrower or such Wholly-Owned Subsidiaries by such Person during such period, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of
                                   --- -----
any Person accrued prior to the date it becomes a Wholly-Owned Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Wholly-Owned Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

          "Consolidated Senior Debt" shall mean, at any time, Consolidated Debt at such time, adjusted by excluding therefrom all amounts otherwise included therein representing Indebtedness owing pursuant to the Senior Subordinated Notes and any then outstanding Additional Senior Subordinated Note Indebtedness, Permitted Subordinated Indebtedness, Permitted Subordinated Refinancing Indebtedness, Shareholder Subordinated Notes, Convertible Subordinated Notes and any Disqualified Preferred Stock of the U.S. Borrower (including, after the PIK Trigger Date, the PIK Preferred Stock).

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided,
                                                                      --------
however, that the term Contingent Obligation shall not include endorsements of
-------
instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the U.S. Borrower on the Original Effective Date and each other director if such director's nomination for the election to the Board of Directors of the U.S. Borrower is recommended by a majority of the then Continuing Directors.

          "Convertible Subordinated Notes" shall mean promissory notes issued by the U.S. Borrower to management of any Person acquired by the U.S. Borrower or any of its Subsidiaries pursuant to a Permitted Acquisition, which notes (i) shall be convertible into U.S. Borrower Common Stock on the terms provided therein and (ii) shall contain subordination provisions substantially similar to those set forth on Annex A to the Intercompany Note (with appropriate modifications).

          "Credit Documents" shall mean this Agreement, the Notes, each Subsidiaries Guaranty and each Security Document.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean each U.S. Credit Party and each Canadian Credit Party.

          "CSFB" shall mean Credit Suisse First Boston, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Disqualified Preferred Stock" shall mean any Preferred Stock of the U.S. Borrower other than Qualified Preferred Stock and, at all times prior to the PIK Trigger Date, PIK Preferred Stock.

          "Dividend" shall have the meaning provided in Section 9.06.

          "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Documentation Agent designated pursuant to Section 12.10.

          "Documents" shall mean and include (i) the Credit Documents, (ii) the CLC Equity Financing Documents, (iii) the CLC Merger Documents, (iv) the CLC Refinancing Documents, (v) the Original Transaction Documents and (vi) all other documents, agreements and instruments executed in connection with the Transaction.

          "Dollar Equivalent" of an amount denominated in a currency other than U.S. Dollars (the "Other Currency") shall mean, at any time for the determination thereof, the amount of U.S. Dollars which could be purchased with the amount of the Other Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.15 or 13.20 or Section 26 of the U.S. Subsidiaries Guaranty, on the date of determination); provided that for purposes
                                                      --------
of (x) determining compliance with Sections 1.01, 2.01 and 4.02(a) and (y) calculating Commitment Fees pursuant to Section 3.01(a), the Dollar Equivalent of any amounts outstanding in Canadian Dollars shall be revalued on a quarterly basis using the spot exchange rate therefor quoted in the Wall Street Journal on
                                                          -------------------
the last Business Day of each calendar quarter; provided, however, that the
                                                --------  -------
Administrative Agent may revalue the Dollar Equivalent of any such amounts outstanding in Canadian Dollars described in the preceding proviso of this definition at any time, at its sole discretion or at the direction of the Required Banks, when the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of all Canadian Dollar Revolving Loans outstanding on the date of any revaluation pursuant to this proviso would change by at least 5% of the Total Canadian Revolving Loan Sub-Commitment at such time as a result of the revaluation made pursuant to this proviso.

          "Dollar Loan" shall mean each Term Loan, each Dollar Revolving Loan and each Swingline Loan.

          "Dollar Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Dollar Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Dollar RL Percentage" of any RL Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Non-Canadian Revolving Loan

Sub-Commitment of such RL Bank at such time and the denominator of which is the aggregate amount of Non-Canadian Revolving Loan Sub-Commitments of all RL Banks at such time. Notwithstanding anything to the contrary contained above, if the Dollar RL Percentage of any RL Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Dollar RL Percentages of the RL Banks shall be determined immediately prior (and without giving effect) to such termination (and without giving effect to the termination of the Non-Canadian Revolving Loan Sub-Commitments).

          "Domestic Subsidiary" shall mean each Subsidiary of the U.S. Borrower incorporated or organized in the United States or any State or territory thereof.

          "Domestic Unrestricted Subsidiary" shall mean any Unrestricted Subsidiary which is not a Foreign Unrestricted Subsidiary.

          "Draft" means at any time a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on a
       ---------------------
Canadian RL Bank and bearing such distinguishing letters and numbers as such Canadian RL Bank may determine, but which at such time has not been completed or accepted by such Canadian RL Bank.

          "Drawing Date" means any Business Day fixed pursuant to Schedule XII for the creation and purchase of Bankers' Acceptances (in the case of Bankers' Acceptance Loans) or the purchase of completed Drafts and the exchange thereof for B/A Equivalent Notes (in the case of B/A Equivalent Loans), in each case by a Canadian RL Bank pursuant to Schedule XII.

          "Drawing Fee" shall mean, in respect of a Draft drawn by the Canadian Borrower hereunder and accepted and purchased (in the case of a Bankers' Acceptance Loan) or purchased and exchanged for a B/A Equivalent Note (in the case of a B/A Equivalent Loan), in each case by the Canadian Borrower, a fee calculated on the Face Amount of such Draft at a rate per annum equal to the Applicable Margin that would be payable with respect to a Dollar Revolving Loan maintained as a Eurodollar Loan drawn on the Drawing Date of such Draft. Drawing Fees shall be calculated on the basis of the term to maturity of the Draft accepted and purchased (in the case of a Bankers' Acceptance Loan) or purchased and exchanged for a B/A Equivalent Note (in the case of a B/A Equivalent Loan) and a year of 365 days.

          "Effective Date" shall mean the Original Effective Date.


          "Eligible Transferee" shall mean and include a commercial bank, mutual fund, financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act) (other than an individual), excluding, in the case of any assignment of a Canadian Revolving Loan Sub-Commitment and/or outstanding

Canadian Dollar Revolving Loans prior to the occurrence of a Sharing Event, a non-resident of Canada for the purposes of the Income Tax Act (Canada).

          "Employee Benefit Plans" shall have the meaning set forth in Section 5.12.

          "Employment Agreements" shall have the meaning set forth in Section 5.12.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the U.S. Borrower or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to the U.S. Borrower or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state, provincial, foreign or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "Equity Investors" shall mean and include (i) the Apollo Group and
(ii) the Management Participants.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued there under. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the U.S. Borrower or a Subsidiary of the U.S. Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum determined by the Administrative Agent, at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing or Notice of Conversion) by reference to the British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars (as set forth by any service which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (provided that, to the extent that an interest rate is not ascertainable
---------
pursuant to the foregoing provision of this definition, the "Eurodollar Rate" shall be the interest rate per annum, determined by the Administrative Agent to be the average of the rates per annum at which deposits in U.S. Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the beginning of such Interest Period) divided (and rounded upward to the next whole multiple
                         -------
of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital
                             -----
Expenditures made by the U.S. Borrower and its Subsidiaries on a consolidated basis during such period, except to the extent financed with the proceeds of Indebtedness (other than the proceeds of Revolving Loans) or pursuant to Capitalized Lease Obligations or with proceeds of asset sales, asset trade-ins or insurance, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the U.S. Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the U.S. Borrower and its Subsidiaries (excluding (1) payments pursuant to the Original Refinancing and the CLC Refinancing, (2) payments with proceeds of asset sales, (3) payments with the proceeds of Indebtedness or equity and (4) payments of Loans or other Obligations) during such period, (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) without duplication of amounts deducted in the preceding clauses (b)(i), (ii) and (iii), the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent financed with Indebtedness.

          "Excess Cash Flow Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of the U.S. Borrower (commencing with the fiscal year ending on December 31, 1998).

          "Excess Cash Flow Payment Period" shall mean (i) with respect to the fiscal year ending December 31, 1998, the period from and including July 1, 1998 to and including December 31, 1998 and (ii) with respect to each repayment required on an Excess Cash Flow Payment Date for each fiscal year thereafter, the immediately preceding fiscal year of the U.S. Borrower.

          "Excluded Recovery Event" shall mean (i) any Recovery Event resulting in the receipt of proceeds by the U.S. Borrower or any of its Subsidiaries of less than $1,000,000 and (ii) any receipt of insurance proceeds by the U.S. Borrower or any of its Subsidiaries payable under an insurance policy covering environmental liabilities, to the extent (and only to the extent) (x) the U.S. Borrower or such Subsidiary has, prior to the date of its receipt of such proceeds, used monies to remediate or restore properties in respect of which such proceeds were paid, (y) the amount of the insurance proceeds included for purposes of this clause (ii) does not exceed the amount of the monies so used to remediate or restore properties as provided in the immediately preceding clause
(x) and (z) within 10 days following receipt by the Borrower or such Subsidiary of such insurance procceds, an Authorized Officer of the U.S. Borrower has delivered to the Administrative Agent an officer's certificate, certifying the U.S. Borrower's compliance with preceding clauses (x) and (y) and attaching invoices and such other supporting information as the Administrative Agent may request. For avoidance of doubt, the parties hereto acknowledge and agree that the receipt by the U.S. Borrower or any of its Subsidiaries of any proceeds from a single Recovery Event of the type described in clause (ii) above not entitled to inclusion in said clause (ii) by virtue of the qualification contained in clause (y) thereof shall be subject to the provisions of Section 4.02(f) as if such receipt of proceeds were a separate and distinct Recovery Event.

          "Existing CLC Receivables Documents" shall mean [_______], in each case as in effect on the Restatement Effective Date.

          "Existing CLC Credit Agreement" shall mean the Credit Agreement, dated as of June 16, 1997, among CLC and First Union National Bank, as successor by merger to CoreStates Bank, N.A., as in effect on the Restatement Effective Date.

          "Existing Indebtedness" shall have the meaning provided in Section 5.09(d).

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.12.

          "Face Amount" means, in respect of a Draft, Bankers' Acceptance or B/A Equivalent Note, as the case may be, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers' Acceptance Loan or B/A Equivalent Loan shall be equal to the aggregate Face Amounts of the underlying Bankers' Acceptances, B/A Equivalent Notes or Drafts, as the case may be.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Final Maturity Date", with respect to any relevant Tranche of Loans, shall mean the A TL/RL Maturity Date, the Tranche B Term Loan Maturity Date or the Tranche C Term Loan Maturity Date, as the case may be.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by any Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of any Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the U.S. Borrower other than a Domestic Subsidiary.

          "Foreign Unrestricted Subsidiary" shall mean each Unrestricted Subsidiary that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that deter-minations in accordance with GAAP for purposes of Section 9, including defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

          "Gross-Up Amount" shall have the meaning provided in Section 4.04(a).

          "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent that such party constitutes a Secured Creditor under the Security Documents.

          "Guaranties" shall mean and include each of the U.S. Borrower Guaranty and each Subsidiaries Guaranty.

          "Guarantors" shall mean and include the U.S. Borrower, each U.S. Subsidiary Guarantor and each Canadian Subsidiary Guarantor.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic pollutants," "contaminants" or "pollutants" under any Environmental Law, or words of similar meaning and regulatory effect.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar
                                                ----
obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and accrued
--------
expenses, in each case arising in the ordinary course of business.

          "Initial Borrowing Date" shall have the meaning provided in the Original Credit Agreement.

          "Intercompany Loan" shall have the meaning provided in Section
9.05(f).

          "Intercompany Notes" shall mean promissory notes, in the form of Exhibit M, evidencing Intercompany Loans.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in the preamble to
Section 9.05.

          "Joint Venture" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of the U.S. Borrower, (i) in which the U.S. Borrower or a Subsidiary of the U.S. Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

          "Judgment Currency" shall have the meaning provided in Section
13.20(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 13.20(a).

          "L/C Supportable Indebtedness" shall mean obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fees" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean CSFB, BTCo and any other Bank which, at the request of the U.S. Borrower and with the consent of the Administrative Agent, agrees in such Bank's sole discretion to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section
2. The sole Letter of Credit Issuers on the Restatement Effective Date are CSFB and BTCo.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, hypothec or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Tranche C Term Loan, each Revolving Loan and each Swingline Loan.

          "Majority Lenders" of any Sub-Tranche shall mean those Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Sub-Tranches under this Agreement were paid in full and all Sub-Commitments (or in the case of Term Loans, relevant Commitments) with respect thereto were terminated.

          "Management Agreements" shall have the meaning provided in Section
5.12.

          "Management Participants" shall mean certain members of management of the U.S. Borrower previously identified and satisfactory to the Agents.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the U.S. Borrower, the U.S. Borrower and its Subsidiaries taken as a whole or, for purposes of Section 5, CLC and its Subsidiaries taken as a whole.

          "Material Contracts" shall have the meaning provided in Section 5.12.

          "Maximum Permitted Acquisition Leverage Ratio" shall mean, at any time, the maximum Adjusted Leverage Ratio which may exist pursuant to Section
9.10 without giving rise to a Default or Event of Default at such time, adjusted by reducing the ratio appearing in such maximum Adjusted Leverage Ratio by 0.25.

          "Maximum Swingline Amount" shall mean $2,500,000.

          "Minimum Borrowing Amount" shall mean (i) for Dollar Revolving Loans, $1,000,000, (ii) for Term Loans of any Tranche, $5,000,000, (iii) for Swingline Loans, $500,000, (iv) for Canadian Prime Rate Loans, Cdn.$500,000 and (iv) for Bankers' Acceptance Loans and B/A Equivalent Loans, the minimum amount specified in Schedule XII.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Montgomery Tank" shall mean Montgomery Tank Lines, Inc., an Illinois corporation and a Wholly-Owned Subsidiary of the U.S. Borrower.

          "Mortgage" shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement, together with any assignment of leases and rents to be executed in connection therewith.

          "Mortgage Policy" shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

          "Mortgaged Property" shall mean each Real Property owned by the U.S. Borrower or any of its Subsidiaries and required to be mortgaged pursuant to this Agreement.

          "MTL Investments" shall mean MTL Investments, Inc., a Canadian non-registered corporation and a Wholly-Owned Subsidiary of the U.S. Borrower.

          "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the U.S. Borrower, a Subsidiary of the U.S. Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the U.S. Borrower, a Subsidiary of the U.S. Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Net Cash Proceeds" shall mean for any event requiring a reduction of the Total Revolving Loan Commitment and/or repayment of Term Loans pursuant to
Section 3.03 or 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and

(iii) the estimated marginal increase in income taxes which will be payable by the U.S. Borrower's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; provided, however, that such gross
                                          --------  -------
proceeds shall not include any portion of such gross cash proceeds which the U.S. Borrower determines in good faith should be reserved for post-closing adjustments (including indemnification payments) (to the extent the U.S. Borrower delivers to the Banks a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the U.S. Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the U.S. Borrower and/or any of its Subsidiaries from such sale, lease, transfer or other disposition. The parties hereto acknowledge and agree that Net Sale Proceeds shall not include any trade-in-credits or purchase price reductions received by the U.S. Borrower or any of its Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment.

          "New Bank" shall mean each Person listed on Schedule I that is not an Original Bank.

          "New Credit Party" shall mean each Credit Party that was not a Credit Party (as defined in the Original Credit Agreement) on the Original Effective Date.

          "New Pro Forma Balance Sheet" shall have the meaning provided in
               --- -----
Section 5.15.

          "New Tranche A Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Part A of Schedule I directly below the column entitled "New Tranche A Term Loan Commitment", as the same may be reduced or terminated pursuant to Sections 3.03 and/or 10.

          "New Tranche A Term Loans" shall have the meaning provided in Section 1.01(a).

          "New Withholding Regulations" shall have the meaning provided in
Section 4.04(b).

          "Non-B/A Bank" shall mean any Canadian RL Bank which is unwilling or unable to create Bankers' Acceptances by accepting Drafts and which has identified itself as a "Non-B/A Bank" by written notice to the Canadian Borrower.

          "Non-Canadian Revolving Loan Sub-Commitment" means, for any Bank at any time, such Bank's Revolving Loan Commitment minus, in the case of a Bank that is, or whose Affiliate is, a Canadian RL Bank, such Bank's or such Affiliate's Canadian Revolving Loan Sub-Commitment.

          "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

          "Non-Wholly Owned Entity" shall have the meaning provided in the definition of Permitted Acquisition.

          "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Tranche C Term Note, each Revolving Note, each B/A Equivalent Note and/or the Swingline Note, as the context may require.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 11 Madison Avenue, New York, New York 10010 or such other office as the Administrative Agent may designate to the Borrowers and the Banks from time to time; provided that in the case of Canadian Dollar Revolving Loans, the
         --------
"Notice Office" shall mean the office specified above, with a copy of the respective notice to be delivered at the same time as otherwise required pursuant to the terms of this Agreement to the office of the Administrative Agent located at 525 University Avenue, Toronto, Ontario, Canada M5G-2K6,
Attention: Edith Chan.

          "Obligation Currency" shall have the meaning provided in Section 13.20(a).

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to either Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original Bank" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

          "Original Common Equity Issuance" shall have the meaning provided in the Original Credit Agreement.

          "Original Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Original Effective Date" shall mean the Effective Date under, and as defined in, the Original Credit Agreement.

          "Original Letter of Credit" shall have the meaning provided in Section 2.01(e).

          "Original Pro Forma Balance Sheet" shall mean the "Pro Forma Balance
                    --- -----                                --- -----
Sheet," as defined in the Original Credit Agreement.

          "Original Refinancing" shall mean the "Refinancing", as defined in the Original Credit Agreement.

          "Original Revolving Loan Bank" shall mean each RL Bank under, and as defined in, the Original Credit Agreement on the Restatement Effective Date (immediately prior to giving effect thereto).

          "Original Term Loan Bank" shall mean each Bank under, and as defined in, the Original Credit Agreement with outstanding Original Term Loans on the Restatement Effective Date (immediately prior to giving effect thereto).

          "Original Term Loans" shall mean the "Term Loans" under, and as defined in, the Original Credit Agreement.

          "Original Transaction" shall mean the "Transaction", as defined in the Original Credit Agreement.

          "Original Transaction Documents" shall mean the Documents under, and as defined in, the Original Credit Agreement.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

          "Over-Allotted Bank" shall have the meaning provided in clause (e) of
Schedule XII.

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Payment Office" shall mean (i) in respect of Term Loans, Dollar Revolving Loans, Letters of Credit, Fees (other than Acceptance Fees) and, except as provided in clause (ii) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at 11 Madison Avenue, New York, New York 10010, and (ii) in the case of Canadian Dollar Revolving Loans, the office of the Administrative Agent located at 525 University Avenue, Toronto, Ontario, Canada M5G-2K6, or, in each case, such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquired Debt" shall have the meaning set forth in Section 9.04(d).

          "Permitted Acquisition" shall mean the acquisition by the U.S. Borrower or any of its Wholly-Owned Domestic Subsidiaries of assets constituting a business, division or product line of any Person not already a Subsidiary of the U.S. Borrower or any of its Wholly-Owned Subsidiaries or of 100% of the capital stock or other equity interests of any such Person, provided that (A)
                                                            --------
the consideration paid by the U.S. Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of the U.S. Borrower Common Stock, the issuance of any Qualified Preferred Stock or Disqualified Preferred Stock otherwise permitted in Section 9.13, the issuance of Indebtedness otherwise permitted in Section 9.04 (including Permitted Subordinated Indebtedness) and the assumption/acquisition of any Permitted Acquired Debt (calculated in accordance with GAAP) relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) those acquisitions that are structured as stock acquisitions shall be effected through a purchase of 100% of the capital stock or other equity interests of such Person by the U.S. Borrower or such Wholly-Owned Domestic Subsidiary or through a merger between such Person and a Wholly-Owned Domestic Subsidiary of the U.S. Borrower, so that after giving effect to such merger, 100% of the capital stock of the surviving corporation of such merger is owned by the U.S. Borrower or a Wholly-Owned Domestic Subsidiary, (C) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person, such Person (the "Acquired Person") shall own no capital stock or other equity interests of any other Person unless either (x) the Acquired Person owns 100% of the capital stock or other equity interests of such other Person or (y) if the Acquired Person owns capital stock or equity interests in any other Person which is not a Wholly-Owned Subsidiary of the Acquired Person (a "Non-Wholly Owned Entity"), both (1) the Acquired Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition and (2) any Non-Wholly Owned Entity of the Acquired Person shall have been non-wholly-owned prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof, (D) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Person acquired pursuant to the respective Permitted Acquisition and its Subsidiaries taken as a whole, is in the United States, (E) the assets acquired, or the business of the Person whose stock is acquired, shall be in a Permitted Business and (F) all applicable requirements of Sections 8.14 and 9.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Banks agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

          "Permitted Acquisition Additional Cost-Savings" shall mean, in connection with each Permitted Acquisition, those demonstrable cost-savings adjustments (in each case not included pursuant to clause (iii) or (iv) of the definition of Pro Forma Basis contained herein) reasonably anticipated by the
              --- -----
U.S. Borrower to be achieved in connection with such Permitted Acquisition for the 12 month period following the consummation of such Permitted Acquisition, which cost-savings adjustments shall be estimated on a good faith basis by the U.S. Borrower and, if requested by the Administrative Agent, be verified by a nationally recognized accounting firm or as otherwise agreed to by the Administrative Agent.

          "Permitted Business" shall mean the truckload transportation of bulk liquids, tank cleaning services, intermodal services, rail transloding services, ancillary leasing services and the business contemplated by the Permitted Program Affiliate Transactions, in each case as such businesses are conducted by the U.S. Borrower and its Subsidiaries on the Restatement Effective Date, and reasonable extensions of the foregoing.

          "Permitted Debt" shall mean and include Permitted Acquired Debt, Additional Permitted Senior Subordinated Note Indebtedness, Permitted Subordinated Refinancing Indebtedness and Permitted Subordinated Indebtedness.

          "Permitted Encumbrances" shall mean (i) those liens, encumbrances, hypothecs and other matters affecting title to any Real Property and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothec held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, and
(v) such other similar items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

          "Permitted Holders" shall mean Apollo Group and its Affiliates and the Management Participants.

          "Permitted Liens" shall have the meaning provided in Section 9.03.

          "Permitted Program Affiliate Transactions" shall mean a transaction or series of transactions effected in the ordinary course of business of the U.S. Borrower or any of its Subsidiaries and consistent with the past practices of the U.S. Borrower and its Subsidiaries as determined on the Restatement Effective Date, pursuant to which (A) (i) the U.S. Borrower and/or one or more of its Subsidiaries leases equipment from a third party financial institution,
(ii) transfers the lease (and the equipment subject thereto) to a Program Affiliate and (iii) guarantees a portion of the lease payments owing by such Program Affiliate to such financial institution and/or agrees to assume from the Program Affiliate the lease initially so transferred to it upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution, (B) (i) the U.S. Borrower and/or one or more of its Subsidiaries leases equipment from a third party financial institution, (ii) subleases such equipment to a Program Affiliate, (iii) transfers the account receivable related to the sublease (together with all collateral rights to the equipment that is the subject of the sublease) to a third party financial institution and (iv) guarantees the sublease payments owing by the Program Affiliate to such financial institution, (C) (i) the U.S. Borrower and/or one or more of its Subsidiaries leases equipment to a Program Affiliate, (ii) transfers the account receivable related to such lease (together with the all collateral rights to the equipment that is the subject of the lease) to a third party financial institution and (iii) guarantees the lease payments owing by the Program Affiliate to such financial institution or (D) (i) the U.S. Borrower and/or one or more of its Subsidiaries leases equipment to a Program Affiliate, (ii) transfers the lease (and the related account receivable and the equipment that is the subject of the lease) to a third party financial institution and (iii) guarantees the lease payments owing by the Program Affiliate to such financial institution and/or agrees to assume such equipment lease from such Program Affiliate upon the failure of such Program Affiliate to make the lease payments owing by it thereunder to such financial institution.

          "Permitted Sale-Leaseback Transaction" shall mean any sale by the U.S. Borrower or any of its Subsidiaries of any Tractor Trailer first acquired by the U.S. Borrower or such Subsidiary after the Original Effective Date which Tractor Trailer is then leased back to the U.S. Borrower or such Subsidiary, provided
                                                                     --------
that (i) the proceeds of the respective sale shall be entirely cash and in an amount at least equal to 85% of the aggregate amount expended by the U.S. Borrower or such Subsidiary in so acquiring such Tractor Trailer, (ii) such sale and leaseback are effected within 90 days of the acquisition by the U.S. Borrower or such Subsidiary of such Tractor Trailer, and (iii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 9.02(s).

          "Permitted Subordinated Indebtedness" shall mean subordinated Indebtedness of the U.S. Borrower incurred in connection with a Permitted Acquisition and in accordance with Section 8.14, which Permitted Subordinated Indebtedness and all terms and conditions thereof (including, without limitation, the maturity thereof, the interest rate applicable thereto, amortization, defaults, remedies, voting rights, subordination provisions, etc.), and the documentation therefor, shall be reasonably satisfactory to the Administrative Agent, provided, that in any event, unless the Required Banks
                      --------
otherwise expressly consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be guaranteed by any Subsidiary of the U.S. Borrower,
(ii) no such Indebtedness shall be secured by any asset of the U.S. Borrower or any of its Subsidiaries and (iii) such Indebtedness has substantially the same (or, from the perspective of the Banks, more favorable) subordination provisions as are contained in the Senior Subordinated Notes Indenture. The incurrence of Permitted Subordinated Indebtedness shall be deemed to be a representation and warranty by the U.S. Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          "Permitted Subordinated Refinancing Indebtedness" shall mean Indebtedness of the U.S. Borrower issued or given in exchange for, or the proceeds of which are used to refinance, the Senior Subordinated Notes, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Senior Subordinated Notes,
(b) such refinancing does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or (ii) add guarantors, obligors or security from that which applied to the Senior Subordinated Notes,
(c) such Indebtedness has substantially the same (or, from the perspective of the Banks, more favorable) subordination provisions, if any, as applied to the Senior Subordinated Notes, and (d) all other terms of such refinancing (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the U.S. Borrower than those previously existing with respect to the Senior Subordinated Notes.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "PIK Preferred Stock" shall mean and include the Seller PIK Preferred Stock and the Apollo PIK Preferred Stock.

          "PIK Preferred Stock Documents" shall mean and include the Apollo PIK Preferred Stock Documents and the Seller PIK Preferred Stock Documents.

          "PIK Trigger Date" shall mean the third anniversary of the Restatement Effective Date.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the U.S. Borrower or a Subsidiary of the U.S. Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the U.S. Borrower, or a Subsidiary of the U.S. Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan but excluding all Multiemployer Plans.

          "Pledge Agreement Collateral" shall mean all of the U.S. Pledge Agreement Collateral and all of the Canadian Pledge Agreement Collateral.

          "Pledge Agreements" shall mean and include the U.S. Pledge Agreement and the Canadian Pledge Agreements.

          "Pledged Securities" shall mean all the Pledged Securities as defined in the U.S. Pledge Agreement.

          "PPSA" shall mean the Personal Property Security Act (Ontario) and the personal property security acts of each other Canadian province.

          "Preferred Stock," as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock and Disqualified Preferred Stock.

          "Prime Lending Rate" shall mean the rate which CSFB announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean, in connection with any calculation of
           --- -----
compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (v) if the relevant period
                                 --- -----
to be tested includes any period prior to the Original Effective Date, the consummation of the Original Transaction as if the same had occurred on the first day of such period, (w) if the relevant period to be tested includes any period prior to the Restatement Effective Date, the consummation of the Transaction as if the same had occurred on the first day of such period (for such purpose, without giving pro forma effect to synergies and cost savings
                             --- -----
which have been, or may be, realized in connection with the Transaction, such synergies and cost savings having been independently accounted for in the proviso to the definition of "Consolidated EBITDA"), (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to finance the Original Transaction or the Transaction, to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) or Preferred Stock (other than Qualified Preferred Stock of the U.S. Borrower) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been incurred or issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent paid with Permitted Debt or Disqualified Preferred Stock) or Preferred Stock (other than Qualified Preferred Stock of the U.S. Borrower) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

          (i) all Indebtedness and Preferred Stock (other than Qualified Preferred Stock of the U.S. Borrower) (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Original Transaction or the Transaction, to refinance other outstanding Indebtedness, or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv)) and (y) (other than revolving Indebtedness except to the extent paid with Permitted Debt or Disqualified Preferred Stock) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv));

          (ii) all Indebtedness or Preferred Stock (other than Qualified Preferred Stock of the U.S. Borrower) assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or accrued dividends, as the case may be, at (x) the rate applicable thereto, in the case of fixed rate indebtedness or Preferred Stock or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness or Preferred Stock (although interest expense with respect to any Indebtedness or Preferred Stock for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of
                                                   --------
     calculations pursuant to Section 8.14(a)(iv), all Indebtedness or Preferred Stock (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

          (iii)  in making any determination of Consolidated EBITDA, pro forma
                                                                     --- -----
     effect shall be given to any Permitted Acquisition consummated after the first day of the respective period being tested, taking into account, for any portion of the relevant period being tested occurring prior to the consummation of such Permitted Acquisition, demonstrable cost savings actually achieved simultaneously with the closing of the respective Permitted Acquisition, which cost savings would be permitted to be recognized in pro forma statements prepared in accordance with Regulation
                   --- -----
     S-X under the Securities Act, as if such cost-savings were realized on the first day of the relevant period;

          (iv) without duplication of adjustments provided above, in case of any Permitted Acquisition consummated after the first day of the relevant period being tested, pro forma effect shall be given to the termination or
                          --- -----
     replacement of operating leases with Capitalized Lease Obligations or other Indebtedness, and to any replacement of Capitalized Lease Obligations or other Indebtedness with operating leases, in each case effected at the time of the consummation of such Permitted Acquisition or thereafter, in each case if effected after the first day of the period being tested and prior to the date the respective determination is being made, as if such termination or replacement had occurred on the first day of the relevant period; and

          (v) in making any determination of Consolidated EBITDA for purposes of any calculation of the Adjusted Total Leverage Ratio or the Adjusted Senior Leverage Ratio only, (x) for any Permitted Acquisition which occurred during the last two fiscal quarters comprising the respective Test Period (and, in the case of Section 8.14, thereafter and on or prior to the relevant date of determination), there shall be added to Consolidated EBITDA the amount of Permitted Acquisition Additional Cost Savings, determined in accordance with the definition thereof contained herein, expected to be realized with respect to such Permitted Acquisition, (y) for any Permitted Acquisition effected in the second fiscal quarter of the respective Test Period, the Consolidated EBITDA shall be increased by 50% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition and (z) for any Permitted Acquisition effected in the first fiscal quarter of the respective Test Period, the Consolidated EBITDA shall be increased by 25% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition; provided that the aggregate additions to Consolidated EBITDA, for any period being tested, pursuant to this clause (v) shall not exceed 15% of the amount which would have been Consolidated EBITDA in the absence of the adjustment pursuant to this clause (v).

Notwithstanding anything to the contrary contained above, (x) for purposes of Sections 9.09 and 9.10 and, for purposes of all determinations of the Applicable Margins, pro forma effect (as otherwise provided above) shall only be given for
         --- -----
events or occurrences which occurred during the respective Test Period but not thereafter and (y) for purposes of Section 8.14, pro forma effect (as otherwise
                                                 --- -----
provided above) shall be given for events or occurrences which occurred during the respective Test Period and thereafter but on or prior to the respective date of determination.

         "Program Affiliate" shall mean each of the independently-owned (i.e.,
                                                                         ----
owned by Persons other than the U.S. Borrower and its Subsidiaries and Affiliates, except for Persons which may constitute Affiliates solely by reason of their ownership interest in one or more Program Affiliates) entities that operate under the name of the U.S. Borrower or any of its Subsidiaries pursuant to an exclusive agreement with the U.S. Borrower or such Subsidiary (including each of the Persons listed on Schedule XI).

        "Projections" shall have the meaning provided in Section 5.15.

        "Qualified IPO" shall mean an underwritten public offering of U.S. Borrower Common Stock which generates cash proceeds of at least $50,000,000.

        "Qualified Preferred Stock" shall mean any Preferred Stock of the U.S. Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the U.S. Borrower relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any Change of Control Event), cannot mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of a Change of Control Event), in whole or in part, on or prior to the date occurring two years after the Tranche C Term Loan Maturity Date.

        "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

        "Quebec Pledge Agreement" shall have the meaning provided in Section 5.10(b).

        "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, immovable property, improvements and fixtures, including Leaseholds.

        "Recapitalization" shall have the meaning provided in the Original Credit Agreement.

        "Recovery Event" shall mean the receipt by the U.S. Borrower or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the U.S. Borrower or any of its Subsidiaries,
(ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the U.S. Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

        "Reference Discount Rate" means, in respect of any Bankers' Acceptances or completed Drafts to be purchased by a Canadian RL Bank pursuant to Section
1.01 and Schedule XII hereto, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Reference Lender at 10:00 A.M. (Toronto time) as the discount rate at which such Reference Lender would purchase, on the relevant Drawing Date, its own bankers' acceptances or Drafts having an aggregate Face Amount equal to, and with a term to maturity the same as, the Bankers' Acceptances or Drafts, as the case may be, to be acquired by such Canadian RL Bank on such Drawing Date.

        "Reference Lenders" means, collectively, Royal Bank of Canada and The Bank of Nova Scotia; and "Reference Lender" means any one of them, as the context requires.

        "Register" shall have the meaning provided in Section 13.17.

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

        "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

        "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

        "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

        "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

        "Replaced Bank" shall have the meaning provided in Section 1.13.

        "Replacement Bank" shall have the meaning provided in Section 1.13.

        "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

        "Required Appraisals" shall have the meaning provided in Section
8.11(d).

        "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans (for this purpose, using the Dollar Equivalent of the outstanding principal amount or Face Amount, as the case may be of all Canadian Dollar Revolving Loans) and Dollar RL Percentage (or, after the occurrence of a Sharing Event, the Sharing Percentage) of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Banks and the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans (for this purpose, using the Dollar Equivalent of the outstanding principal amount or Face Amount, as the case may be of all Canadian Dollar Revolving Loans) of Non-Defaulting Banks and the aggregate Dollar RL Percentages (or, after the occurrence of a Sharing Event, the Sharing Percentages) of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time. For purposes of determining Required Banks, all outstanding Loans and Commitments, as the case may be, that are denominated in U.S. Dollars will be calculated in U.S. Dollars and all Loans and Commitments, as the case may be, denominated in Canadian Dollars will be calculated according to the Dollar Equivalent thereof.

        "Restatement Effective Date" shall have the meaning provided in Section 13.10.

        "Returns" shall have the meaning provided in Section 7.21.

        "Revolving Credit Exposure" shall mean, for any RL Bank at any time, the sum of (i) the aggregate principal amount of all Revolving Loans made by such RL Bank (and its Affiliates, if any, acting as a Canadian RL Bank, and, for this purpose, (x) at all times prior to the occurrence of any Sharing Event and automatic conversion of all Canadian Dollar Revolving Loans to Dollar Revolving Loans pursuant to Section 1.15, using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, of all Canadian Dollar Revolving Loans then outstanding from such RL Bank or any Affiliate thereof acting as a Canadian RL Bank and (y) at all times after the occurrence of any Sharing Event, giving effect to the conversions required by Section 1.15 and to all participations purchased by such Bank pursuant to Section 1.15) plus (ii) the product of (A) such Bank's Dollar RL Percentage (or, after the occurrence of a Sharing Event, its Sharing Percentage) and (B) the sum of (x) the aggregate amount of all Letter of Credit Outstandings at such time and (y) the aggregate principal amount of all Swingline Loans then outstanding.

        "Revolving Loan" shall mean each Dollar Revolving Loan and each Canadian Dollar Revolving Loan.

        "Revolving Loan Commitment" shall mean, with respect to each RL Bank, the amount set forth opposite such Bank's name in Part A of Schedule I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or Section 10.

        "Revolving Note" shall mean and include each Dollar Revolving Note and each Canadian Dollar Revolving Note.

        "RL Bank" shall mean at any time each Bank with a Revolving Loan Commitment or with outstanding Revolving Loans.

        "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

        "Scheduled Existing Indebtedness" shall have the meaning provided in
Section 5.09(d).

        "Scheduled Repayment" mean any Tranche A Term Loan Scheduled Repayment, any Tranche B Term Loan Scheduled Repayment and/or any Tranche C Term Loan Scheduled Repayment.

        "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

        "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

        "Secured Creditors" shall have the meaning provided in the Security Documents.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Security Agreements" shall mean and include the U.S. Security Agreement and each Canadian Security Document.

        "Security Agreement Collateral" shall mean all of the collateral required to be pledged or on which security is otherwise granted pursuant to the respective Security Agreements.

        "Security Documents" shall mean and include each U.S. Security Document, each Canadian Security Document and each Additional Security Document, if any.

        "Seller PIK Preferred Stock" shall mean the ____% pay-in-kind preferred stock of the U.S. Borrower, $.01 par value per share, issued to certain existing shareholders of CLC on the Restatement Effective Date (immediately prior to giving effect to the CLC Merger).

        "Seller PIK Preferred Stock Documents" shall mean the Seller PIK Preferred Stock and the other documents executed and delivered in connection with the issuance of the Seller PIK Preferred Stock.

        "Senior Subordinated Notes" shall mean the U.S. Borrower's 10% Senior Subordinated Notes due 2006 and the U.S. Borrower's Floating Interest Rate Subordinated Term Securities due 2006, in each case issued pursuant to the Senior Subordinated Note Indenture, as in effect on the Original Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

        "Senior Subordinated Notes Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Notes Indenture, as in effect on the Original Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

        "Senior Subordinated Notes Indenture" shall mean the Indenture, dated as of June 9, 1998, among the U.S. Borrower, the U.S. Subsidiary Guarantors and the Senior Subordinated Note Indenture Trustee, as in effect on the Original Effective Date and as thereafter amended from time to time in accordance with the requirements hereof and thereof.

        "Senior Subordinated Notes Indenture Trustee" shall mean United States Trust Company of New York.

        "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by the U.S. Borrower (and not guaranteed or supported in any way by the U.S. Borrower or any of its Subsidiaries) in the form of Exhibit N.

        "Shareholders' Agreements" shall have the meaning provided in Section 5.12.

        "Sharing Event" shall mean (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 10.05, (ii) the declaration of the termination of the Total Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10, (iii) the failure of the U.S. Borrower to pay any principal of, or interest on, Dollar Loans or any Letter of Credit Outstandings on the relevant Final Maturity Date or (iv) the failure of the Canadian Borrower to pay any principal (or Face Amount, as the case may be) of, or interest on, Canadian Dollar Revolving Loans on the A TL/RL Maturity Date.

        "Sharing Percentage" of any RL Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Bank at such time and the denominator which is the Total Revolving Loan Commitment at such time. Notwithstanding anything to the contrary contained above, if the Sharing Percentage of any RL Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Sharing Percentages of the RL Banks shall be determined immediately prior (and without giving effect) to such termination.

        "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

        "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

        "Subsidiaries Guaranty" shall mean and include the U.S. Subsidiaries Guaranty and the Canadian Subsidiaries Guaranty.

        "Subsidiary Guarantors" shall mean and include each U.S. Subsidiary Guarantor and each Canadian Subsidiary Guarantor.

        "Sub-Commitments" shall mean, with respect to any RL Bank, the Non-Canadian Revolving Loan Sub-Commitment, if any, of such RL Bank and the Canadian Revolving Loan Sub-Commitment of such RL Bank (or its Affiliate which is acting as a Canadian RL Bank).

        "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of Sections 7.01, 7.04, 7.12, 7.16, 7.17, 7.20, 8.01(g), 8.07, 8.08, 10.05, 10.06 and 10.09, and
the definitions of Unrestricted Subsidiary and Wholly-Owned Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the U.S. Borrower or any of its other Subsidiaries for purposes of this Agreement.

        "Sub-Tranche" shall mean and include each of (i) the Tranche A Term Loans and the Commitments pursuant to which the Tranche A Term Loans are extended, (ii) the Tranche B Term Loans and the Commitments pursuant to which the Tranche B Term Loans are extended, (iii) the Tranche C Term Loans and the Commitments pursuant to which the Tranche C Term Loans are extended, (iv) the Canadian Revolving Loan Sub-Commitments and the extensions of credit made from time to time pursuant thereto and (v) the Non-Canadian Revolving Loan Sub-Commitments and the extensions of credit made from time to time pursuant thereto.

        "Supermajority Banks" of any Sub-Tranche, shall mean those Banks which would constitute the Required Banks under, and as defined in, this Agreement if
(x) all outstanding obligations of the other Sub-Tranches under this Agreement were repaid in full and all commitments (or Sub-Commitments) with respect thereto were terminated and (y) the percentage "50% contained therein were changed to "66-2/3%".

        "Swingline Expiry Date" shall mean the date which is five Business Days prior to the A TL/RL Maturity Date.

        "Swingline Loan" shall have the meaning provided in Section 1.01(c).

        "Swingline Note" shall have the meaning provided in Section 1.05(a).

        "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent designated pursuant to Section 12.10.

        "Syndication Date" shall mean that date upon which the Agents determine (and notify the U.S. Borrower and the Banks) that the primary syndication of the New Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans (and resultant addition of Persons as Banks pursuant to Section 13.04(b)) has been completed.

        "Tax Act" shall have the meaning provided in Section 4.04(f).

        "Tax Allocation Agreements" shall have the meaning provided in Section 5.12.

        "Tax Benefit" shall have the meaning provided in Section 4.04(c).

        "Taxes" shall have the meaning provided in Section 4.04(a).

        "Term Loans" shall mean and include Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

        "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above or in Section 13.07 or otherwise required by GAAP, in the case of any Test Period ending prior to the first anniversary of the Restatement Effective Date, such period shall be a one-year period ending on the last day of the fiscal quarter last ended, with any calculations of (x) Consolidated Interest Expense required in determining compliance with Section 9.09 to be made on a pro forma basis in accordance with,
                                             --- -----
and to the extent provided in, the immediately succeeding sentence and (y) Consolidated EBITDA required in determining compliance with Sections 9.09 and
9.10 to be made on a pro forma basis in accordance with, and to the extent
                     --- -----
provided in, the second succeeding sentence. To the extent the respective Test Period (i) includes the fourth fiscal quarter of the fiscal year ended December 31, 1997, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $9,724,097, (ii) includes the first fiscal quarter of the fiscal year ended December 31, 1998, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $9,512,704, (iii) includes the second fiscal quarter of the fiscal year ended December 31, 1998, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $9,618,400 and (iv) includes the third fiscal quarter of the fiscal year ended December 31, 1998, Consolidated Interest Expense shall be determined by (x) taking actual Consolidated Interest Expense determined in accordance with the definition thereof for any period beginning on, and ending after, the Restatement Effective Date and (y) for each day of such fiscal quarter occurring prior to the Restatement Effective Date, using a per-day Consolidated Interest Expense of $105,723.79; provided that any
                                                      --------
additional adjustments re-
 quired by the definition of Pro Forma Basis for occurrences after the
                             --- -----
 Restatement Effective Date shall also be made. To the extent the respective Test Period (i) includes the fourth fiscal quarter of the fiscal year ended December 31, 1997, Consolidated EBITDA for such fiscal quarter shall be deemed to be $22,072,011, (ii) includes the first fiscal quarter of the fiscal year ended December 31, 1998, Consolidated EBITDA for such fiscal quarter shall be deemed to be $22,277,315, (iii) includes the second fiscal quarter of the fiscal year ended December 31, 1998, Consolidated EBITDA for such fiscal quarter shall be deemed to be $23,367,663 and (iv) includes the third fiscal quarter of the fiscal year ended December 31, 1998, Consolidated EBITDA shall be determined by (x) taking actual Consolidated EBITDA determined in accordance with the definition thereof for any period beginning on, and ending after, the Restatement Effective Date and (y) for each day of such fiscal quarter occurring prior to the Restatement Effective Date, using a per-day Consolidated EBITDA of $246,723.29; provided that any additional adjustments required by the
                        --------
 definition of Pro Forma Basis for occurrences after the Restatement Effective
               --- -----
 Date shall also be made.

        "Total Canadian Revolving Loan Sub-Commitment" at any time shall mean the sum of the Canadian Revolving Loan Sub-Commitments of all the Canadian RL Banks; provided that at no time shall the Total Canadian Revolving Loan Sub-
       --------
Commitment exceed $15,000,000.

        "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

        "Total Leverage Ratio" shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Total Leverage Ratio shall be made on a Pro Forma Basis, it being understood and
                                  --- -----
agreed that, as provided in the definition of Pro Forma Basis, the adjustments
                                              --- -----
contained in clause (v) thereof shall not be taken into account in determining the Total Leverage Ratio.

        "Total New Tranche A Term Loan Commitment" shall mean the sum of the New Tranche A Term Loan Commitments of each of the Banks.

        "Total Non-Canadian Revolving Loan Sub-Commitment" at any time shall mean the sum of the Non-Canadian Revolving Loan Sub-Commitments of all the RL Banks; provided that at no time shall the Total Non-Canadian Revolving Loan Sub-
       --------
Commitment exceed the Total Revolving Loan Commitment as then in effect.

        "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

        "Total Term Loan Commitment" shall mean the sum of the Total New Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Tranche C Term Loan Commitment.

        "Total Tranche B Term Loan Commitment" shall mean the sum of the Tranche B Term Loan Commitments of each of the Banks.

        "Total Tranche C Term Loan Commitment" shall mean the sum of the Tranche C Term Loan Commitments of each of the Banks.

        "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of (I)
                                                     ----
the aggregate principal amount of all Revolving Loans then outstanding (using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, thereof in the case of Canadian Dollar Revolving Loans then outstanding),
(II) the aggregate principal amount of Swingline Loans then outstanding plus
(III) the Letter of Credit Outstandings at such time.

        "Trade Letter of Credit" shall have the meaning set forth in Section 2.01(a).

        "Tractor Trailer" shall mean any truck, tractor, tank trailer or other trailer and any similar vehicle or trailer used in a Permitted Business.

        "Tractor Trailer Replacement" shall mean the exchange, sale or other disposition of a Tractor Trailer, which, in the reasonable opinion of the U.S. Borrower, is obsolete, uneconomic, or no longer useful in the conduct of the U.S. Borrower's or any of its Subsidiaries' business or otherwise requires upgrading, the purpose of which exchange, sale or other disposition is to acquire (and has resulted within 180 days prior to such exchange, sale or disposition, or will result within 180 days following such exchange, sale or disposition, in the acquisition of) a replacement Tractor Trailer.

        "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, i.e., Tranche A
                                                                 ----
Term Loans, Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and Swingline Loans.

        "Tranche A Term Loan Borrowing Amount" shall mean, with respect to each Bank, the sum of (i) the New Tranche A Term Loan Commitment of such Bank as in effect on the Restatement Effective Date (before giving effect to any reduction thereto on such date pursuant to Section 3.03(b)) plus (ii) the amount set forth
                                                  ----
opposite such Bank's name in Part A of Schedule I directly below the column entitled "Original Term Loans".

        "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(i).

        "Tranche A Term Loans" shall have the meaning provided in Section
1.01(a).

        "Tranche A Term Note" shall have the meaning provided in Section 1.05(a)(i).

        "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

        "Tranche B Term Loan" shall have the meaning provided in Section
1.01(e).

        "Tranche B Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Part A of Schedule I directly below the column entitled "Tranche B Term Loan Commitment", as the same may be reduced or terminated pursuant to Sections 3.03 and/or 10.

        "Tranche B Term Loan Maturity Date" shall mean August 28, 2005.

        "Tranche B Term Note" shall have the meaning provided in Section 1.05(a)(ii).

        "Tranche C Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(iii).

        "Tranche C Term Loan" shall have the meaning provided in Section
1.01(e).

        "Tranche C Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Part A of Schedule I directly below the column entitled "Tranche C Term Loan Commitment", as the same may be reduced or terminated pursuant to Sections 3.03 and/or 10.

        "Tranche C Term Loan Maturity Date" shall mean February 28, 2006.

        "Tranche C Term Note" shall have the meaning provided in Section 1.05(a)(iii).

        "Transaction" shall mean, collectively, (i) the consummation of the CLC Merger, (ii) the CLC Equity Financing, (iii) the consummation of the CLC Refinancing (including the CLC Tender Offer/Consent Solicitation Consummation),
(iv) the amendment and restatement of the Original Credit Agreement in the form of this Agreement as provided herein, (v) the incurrence of all Loans hereunder on the Restatement Effective Date and (vi) the payment of fees and expenses in connection with the foregoing.

        "Transplastics" shall mean Transplastics, Inc., a Pennsylvania corporation and a Wholly-Owned Subsidiary of CLC.

        "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan, a Eurodollar Loan, a
                                    ----
Canadian Prime Rate Loan, a Bankers' Acceptance Loan or a B/A Equivalent Loan.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

        "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

        "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

        "Unrestricted Subsidiary" shall mean any Subsidiary of the U.S. Borrower that is acquired or created after the Restatement Effective Date and designated by the U.S. Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent, provided that the U.S. Borrower shall only be
                             --------
permitted to so designate a new Unrestricted Subsidiary after the Restatement Effective Date and so long as (i) no Default or Event of Default exists or would result therefrom, (ii) in the case of any Unrestricted Subsidiary directly owned by the U.S. Borrower or any of its Wholly-Owned Domestic Subsidiaries, 100% of the capital stock of such newly-designated Unrestricted Subsidiary is owned by the U.S. Borrower or such Wholly-Owned Domestic Subsidiary and (iii) all of the provisions of Section 9.15 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary and such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the U.S. Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with,
Section 9.05(l), with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments pursuant to
Section 9.05(l), provided that at the time of the initial Investment by the U.S.
                 --------
Borrower or any Wholly-Owned Domestic Subsidiary in such Subsidiary, the U.S. Borrower shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent.

        "Unutilized Revolving Loan Commitment" with respect to any RL Bank at any time shall mean such RL Bank's Revolving Loan Commitment at such time less
                                                                          ----
the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such RL Bank (including any Affiliate of any such Bank acting as a Canadian RL Bank) (taking the Dollar Equivalent of the principal amount or Face Amount, as the case may be, in the case of any Canadian Dollar Revolving Loans then outstanding) and (ii) such RL Bank's Dollar RL Percentage (or, after a Sharing Event has occurred, its Sharing Percentage) of the Letter of Credit Outstandings at such time.

        "U.S. Bank" shall mean (i) each Person listed on Part A of Schedule I that has a New Tranche A Term Loan Commitment, a Tranche B Term Loan Commitment, a Tranche C Term Loan Commitment, outstanding Term Loans and/or a Non-Canadian Revolving Loan Sub-Commitment and (ii) each additional Person that becomes a U.S. Bank party hereto in accordance with Section 1.13 and/or 13.04. A U.S. Bank shall cease to be a "U.S. Bank" when it has assigned all of its outstanding Term Loans and Non-Canadian Revolving Loan Sub-Commitment in accordance with Section
1.13 and/or 13.04. For pur-
poses of this Agreement, "Bank" includes each U.S. Bank unless the context otherwise requires.

        "U.S. Borrower" shall have the meaning provided in the first paragraph of this Agreement

        "U.S. Borrower Common Stock" shall have the meaning provided in Section 7.13.

        "U.S. Borrower Guaranty" shall mean the guaranty of the U.S. Borrower pursuant to Section 14 of this Agreement.

        "U.S. Credit Party" shall mean the U.S. Borrower and each U.S. Subsidiary Guarantor.

        "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

        "U.S. Pledge Agreement" shall have the meaning provided in Section 5.10(a).

        "U.S. Pledge Agreement Collateral" shall mean all of the "Collateral" as defined in the U.S. Pledge Agreement.

        "U.S. Revolving Credit Exposure" for any RL Bank at any time shall mean the Revolving Credit Exposure of such RL Bank, after deducting therefrom all amounts included therein relating to outstanding Canadian Dollar Revolving Loans.

        "U.S. Security Agreement" shall have the meaning provided in Section 5.10(c).

        "U.S. Security Agreement Collateral" shall mean all of the "Collateral" as defined in the U.S. Security Agreement.

        "U.S. Security Documents" shall mean and include the U.S. Pledge Agreement, the U.S. Security Agreement and each Mortgage.

        "U.S. Subsidiaries Guaranty" shall have the meaning provided in Section 5.11(a).

        "U.S. Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.12, each Wholly-Owned Foreign Subsidiary) of the U.S. Borrower that is or becomes a party to the U.S. Subsidiaries Guaranty.

        "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

        "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

        "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

        "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time; provided that (x) other than in the definition of Wholly-Owned Un
      --------
restricted Subsidiary, no Unrestricted Subsidiary shall be considered a Wholly-Owned Subsidiary and (y) Leaman Logistics, Inc. shall be deemed to be a Wholly-Owned Subsidiary of the U.S. Borrower.

        "Wholly-Owned Unrestricted Subsidiary" shall mean any Wholly-Owned Subsidiary which is an Unrestricted Subsidiary..

        "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

        SECTION 12.  The Agents.
                     ----------

        12.01  Appointment.  Each Bank hereby irrevocably designates and
               -----------
appoints Credit Suisse First Boston as Administrative Agent of such Bank (for purposes of this Section 12, the term "Administrative Agent" shall mean Credit Suisse First Boston in its capacity as Administrative Agent hereunder and Collateral Agent pursuant to the Security Documents), BTCo as Syndication Agent and Salomon Brothers Holding Company Inc. as Documentation Agent to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes the Administrative Agent, the Syndication Agent and the Documentation Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Syndication Agent and the Documentation Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Administrative Agent, the Syndication Agent and the Documentation Agent agrees to act as such upon the express conditions contained in this Section 12. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent, the Syndication Agent and the Documentation Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, the Syndication Agent or the Documentation Agent. The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks, and neither any Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Borrower or any of its Subsidiaries.

        12.02  Delegation of Duties.  Each of the Administrative Agent, the
               --------------------
Syndication Agent and the Documentation Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Administrative Agent, the Syndication Agent or the Documentation Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        12.03  Exculpatory Provisions.  None of the Administrative Agent, the
               ----------------------
Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Administrative Agent, Syndication Agent or Documentation Agent, as the case may be, under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers, any of their respective Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent, the Syndication Agent or the Documentation Agent under or in connection with, this Agreement or any other Document or for any failure of any Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations here under or thereunder. None of the Administrative Agent, the Syndication Agent or the Documentation Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries. None of the Administrative Agent, the Syndication Agent or the Documentation Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this

Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, to the Banks or by or on behalf of any Borrower or any of its Subsidiaries to the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

        12.04  Reliance by Agents.  The Administrative Agent, the Syndication
               ------------------
Agent and the Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cable gram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their respective Subsidiaries), independent accountants and other experts selected by the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be. Each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent, the Syndication Agent and the Documentation Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

        12.05  Notice of Default.  None of the Administrative Agent, the
               -----------------
Syndication Agent or the Documentation Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, has actually received notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent, the Syndication Agent or the Documentation Agent receives such a notice, the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall give prompt notice thereof to the Banks. The Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that,
                                                               --------
unless and until the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall have received such directions, the Administrative Agent, the Syndication Agent, or the Documentation Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

        12.06  Nonreliance on Agents and Other Banks.  Each Bank expressly
               -------------------------------------
acknowledges that none of the Administrative Agent, the Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Syndication Agent or Documentation Agent hereinafter taken, including any review of the affairs of any Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Syndication Agent or the Documentation Agent to any Bank. Each Bank represents to the Administrative Agent, the Syndication Agent and the Documentation Agent that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of each Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, indepen-dently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of each Borrower and its Subsidiaries. None of the Administrative Agent, the Syndication Agent or the Documentation Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of any Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent, the Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

        12.07  Indemnification.  The Banks agree to indemnify each of the
               ---------------
Administrative Agent, the Syndication Agent and the Documentation Agent in their respective capacities as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, the Syndication Agent or the Documentation Agent in their respective capacities as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent, the Syndication Agent or the Documentation Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the U.S. Borrower or any of its Subsidiaries; provided,
                                                                       --------
that no Bank shall be liable to the Administrative Agent, the Syndication Agent or the Documentation Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of the Administrative Agent, the Syndication Agent or the Documentation Agent. If any indemnity furnished to the Administrative Agent, the Syndication Agent or the Documentation Agent for any purpose shall, in the opinion of the Administrative Agent, the Syndication Agent or the Documentation Agent be insufficient or become impaired, the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this
Section 12.07 shall survive the payment of all Obligations.

        12.08  Agents in their Individual Capacities.  Each of the
               -------------------------------------
Administrative Agent, the Syndication Agent and the Documentation Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the U.S. Borrower and its Subsidiaries as though the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, were not the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, hereunder. With respect to the Loans made by it and all Obligations owing to it, each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, and the terms "Bank" and "Banks" shall include the Administrative Agent, the Syndication Agent and the Documentation Agent in their individual capacities.

        12.09  Holders.  The Administrative Agent may deem and treat the payee
               -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

        12.10  Resignation of the Agents.  (a)  The Administrative Agent may
               -------------------------
resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

        (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

        (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

        (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

        (e) The Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of the Syndication Agent, the Administrative Agent shall assume all of the functions and duties of the Syndication Agent hereunder and/or under the other Credit Documents.

        (f) The Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of the Documentation Agent, the Administrative Agent shall assume all of the functions and duties of the Documentation Agent hereunder and/or under the other Credit Documents.

        12.11  Special Provisions Regarding the Co-Agents.  No Co-Agent shall
               ------------------------------------------
have any obligations, responsibilities or duties under this Agreement or any other Credit Document in its capacity as such.

        SECTION 13.  Miscellaneous.
                     -------------

        13.01  Payment of Expenses, etc.  The U.S. Borrower agrees to:  (i)
               -------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agents' syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, each Letter of Credit Issuer and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of each Agent, each Letter of Credit Issuer and each of the Banks thereunder (including, without limitation, the reason able fees and disbursements of counsel (including in-house counsel) for each Agent, for each Letter of Credit Issuer and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Letter of Credit Issuer and each Bank, their respective officers, directors, employees, representatives, trustees and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, any Letter of Credit Issuer or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Letter of Credit Issuer, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or any drawing on any Letter of Credit or the Original Transaction or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

        13.02  Right of Setoff.  In addition to any rights now or hereafter
               ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Letter of Credit Issuer and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the U.S. Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Letter of Credit Issuer or such Bank (including, without limitation, by branches and agencies of such Agent, such Letter of Credit Issuer and such Bank wherever located) to or for the credit or the account of the U.S. Borrower or any of its Subsidiaries against and on account of the Obligations of the U.S. Borrower or any of its Subsidiaries to such Agent, such Letter of Credit Issuer or such Bank under this Agree-ment or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the U.S. Borrower or any of its Subsidiaries purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Letter of Credit Issuer or such Bank shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

        13.03  Notices.  Except as otherwise expressly provided herein, all
               -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Schedule II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

        13.04  Benefit of Agreement.  (a)  This Agreement shall be binding upon
               --------------------
and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or
                               --------  -------
transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Banks, except as provided in clause (v) of the first proviso to Section 13.12(a), and, provided further, that, although any Bank may grant participations in its rights
----------------
hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the relevant Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default in crease in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (except as provided in clause (v) of the first proviso to Section 13.12(a)) or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by any Borrower hereunder shall be determined as if such Bank had not sold such participation.

        (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans of any Tranche to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and outstanding principal amount of Term Loans of any Tranche to one or more Eligible Transferees (treating (x) any fund that invests in bank loans and (y) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) the assignment by any Bank (or Canadian RL Bank) of its
--------
Canadian Revolving Loan Sub-Commitment (or any portion thereof) shall constitute the assignment of a like amount of such Bank's (or its respective Affiliate's) Revolving Loan Commitment, (ii) any assignment of all or any portion of the Revolving Loan Commitment of any Bank shall be required to be accompanied by the assignment of all or such portion of the Canadian Revolving Loan Sub-Commitment and/or Non-Canadian Revolving Loan Sub-Commitment of such Bank (or its respective Affiliate) as is equal, in the aggregate, to the amount of the Revolving Loan Commitment being so assigned, (iii) any assignment of all or any portion of the Revolving Loan Commitment and related outstanding Obligations (or, if the Revolving Loan Commitment has terminated, any assignment of Obligations originally extended pursuant to the Revolving Loan Commitments) shall be made on a basis such that the respective assignee participates in Revolving Loans, and in Letter of Credit Outstandings, in accordance with the Revolving Loan Commitment (and Sub-Commitments described above) so assigned (or if the Revolving Loan Commitment has been terminated, on the same basis as participated in by the Banks with Revolving Loan Commitments (and Sub-Commitments described above) prior to the termination thereof), (iv) at such time Schedule I shall be deemed modified to reflect the Commitments and Sub-Commitments and/or outstanding Term Loans, as the case may be, of such new Bank and of the existing Banks (and their respective Affiliates), (v) upon surrender of the old Notes (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes), new Notes will be issued, at the relevant Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications)
to the extent needed to reflect the revised Commitments, Sub-Commitments and/or outstanding Term Loans, as the case may be, (vi) the consent of the Administrative Agent and, so long as no Default or Event of Default is then in existence, the U.S. Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 13.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed), (vii) the consent of each Letter of Credit Issuer shall be required in connection with any assignment of Non-Canadian Revolving Loan Sub-Commitments pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (viii) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment
                              ----------------
will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments (and Sub-Commitments) and/or outstanding Term Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes, the respective assignee Bank shall provide to the U.S. Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). In addition, at any time prior to the occurrence of a Sharing Event, if such assignment pursuant to this Section 13.04(b) is of an interest in a Canadian Revolving Loan Sub-Commitment or Canadian Dollar Revolving Loan to a Person which is not already a Canadian RL Bank hereunder, the respective assignee Canadian RL Bank shall provide, at the time of the assignment, a representation that, as of the date of assignment, the respective assignee Canadian RL Bank is a resident of Canada for purposes of the Tax Act. To the extent that an assignment of all or any portion of a Bank's Commitment and outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the respective Borrower or Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Bank and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Bank from its obligations as a Participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Bank, that it shall be responsible for such amounts).

        (c) Nothing in this Agreement shall prevent or prohibit any Bank or CSFB from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

        13.05  No Waiver; Remedies Cumulative.  No failure or delay on the part
               ------------------------------
of any Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, the Collateral Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent, the Collateral Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents, the Collateral Agent or the Banks to any other or further action in any circumstances without notice or demand.

        13.06  Payments Pro Rata.  (a)  The Administrative Agent agrees that
               -----------------
promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share
                                                                --- ----
of such payment) pro rata based upon their respective shares, if any, of the
                 --- ----
Obligations with respect to which such payment was received.

        (b) Except to the extent that this Agreement provides for payments to be allocated to the Banks under a particular Tranche or with particular Obligations, in each case prior to the occurrence of a Sharing Event, if any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of its Loans or the other Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 10.05, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans or the other Obligations owing to such other Bank, or interest thereon, such Benefitted Banks shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Loans and/or other Obligations owing to each such other Banks, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

        13.07  Calculations; Computations.  (a)  The financial statements to be
               --------------------------
furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the U.S. Borrower to the Banks); provided, that except as otherwise specifically provided
                        --------
herein, all computations determining compliance with Sections 4.02, 8.14 and 9, including definitions used therein shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1997 financial statements of the U.S. Borrower delivered to the Banks pursuant to Section 7.10(b); provided further, that (i) to the extent expressly required pursuant to
         ----------------
the provisions of this Agreement, certain calculations shall be made on a Pro
                                                                          ---
Forma Basis, (ii) to the extent compliance with any of Section 9.09 or 9.10
-----
would include periods occurring prior to the Original Effective Date or the Restatement Effective Date, such calculation shall be adjusted on a Pro Forma
                                                                    --- -----
Basis to give effect to the Original Transaction or the Transaction, as the case may be, as if same had occurred on the first day of the respective period, (iii) in the case of any determinations of Consolidated Interest Expense or Consolidated EBITDA for any portion of any Test Period which ends prior to the Original Effective Date or the Restatement Effective Date, all computations determining compliance with Sections 9.09 and 9.10 and all determinations of the Adjusted Total Leverage Ratio, the Adjusted Senior Leverage Ratio and the Total Leverage Ratio shall be calculated in accordance with the definition of Test Period contained herein and (iv) for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of the U.S. Borrower and its Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

          (b) For purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9 (excluding Sections 9.09 and 9.10), any amounts so incurred or expended (to the extent incurred or expended in a currency other than U.S. Dollars) shall be converted into U.S. Dollars on the basis of the Dollar Equivalent of the respective such amounts as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding or made at any time and it is expressed in terms of U.S. Dollars, all amounts originally incurred or spent in currencies other that U.S. Dollars shall be converted into U.S. Dollars on the basis of the Dollar Equivalent of the respective such amounts as in effect on the date any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding or made at any time).

          (c) All computations of interest (other than interest payable in respect of Canadian Prime Rate Loans) and Fees (other than Acceptance Fees, which shall be determined as provided in the definition thereof) hereunder shall be made on the actual number of days elapsed over a year of 360 days. All computations of interest payable in respect of Canadian Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

          (d) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such annual rate is to be ascertained, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment or interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          13.08  Governing Law; Submission to Jurisdiction; Venue.  (a)  THIS
                 ------------------------------------------------
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN MORTGAGES AND THE CANADIAN SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. Each Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Borrower. Each Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Collateral Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with each Borrower and the Administrative Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Restatement Effective Date") on which (i) each Borrower, each Original Term Loan Bank, each Bank with a New Tranche A Term Loan Commitment, each Bank with a Tranche B Term Loan Commitment, each Bank with a Tranche C Term Loan Commitment, the Required Banks (determined immediately before the occurrence of the Restatement Effective Date and without giving effect thereto), the Administrative Agent, the Syndication Agent and the Documentation Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent and (ii) the conditions contained in Sec tions 5 and 6 are met to the satisfaction of the Agents and the Required Banks (determined immediately after the occurrence of the Restatement Effective
Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release either Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 or 6). The Administrative Agent will give each Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
sub sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank

(other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this
Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, except that the U.S. Borrower may assign or otherwise transfer its rights, obligations and interests hereunder or under the other Credit Documents to any Wholly-Owned Domestic Subsidiary of the U.S. Borrower to the extent (but only to the extent) that (i) the U.S. Borrower guarantees all of the Obligations of such assignee Subsidiary pursuant to a guaranty in form and substance satisfactory to the Required Banks and (ii) the Required Banks shall have consented to such assignment or transfer; provided further, that no such change, waiver, discharge
                        ----------------
or termination shall (t) without the consent of the Majority Lenders of each Sub-Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Sub-Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Banks on substantially the same basis as the extensions of credit pursuant to the various Sub-Tranches are included on the Initial Borrowing Date) or alter the required application of any prepayments, repayments or commitment reductions, as the between the various Sub-Tranches, pursuant to Sections 3.02, 3.03 or 4.02 (excluding Section 4.02(b))(although (x) the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Sub-Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) if additional Tranches or Sub-Tranches of term loans are extended after the Initial Borrowing Date with the consent of the Required Banks as required above, such Tranches and/or Sub-Tranches may be included on a pro rata basis in the various prepayments or repayments required pursuant to Section 4.02), (u) without the consent of the Supermajority Banks of the Term Loans, reduce the amount of, or extend the date of, any Scheduled Repayment owing with respect thereto, or amend the definition of Supermajority Banks (it being understood that, with the consent of the Required Banks additional extensions of credit pursuant to this Agreement may be included in the determination of Supermajority Banks on substantially the same basis as the extensions of Term Loans on the Initial Borrowing Date), (v) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (w) without the consent of each Letter of Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of CSFB, alter its rights or obligations with respect to Swingline Loans, (y) without the consent of the Agents, amend, modify or waive any provision of
Section 12 as same applies to the Agents or any other provision as same relates to the rights or obligations of the Agents and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the U.S. Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the U.S. Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Bank which gave rise to the need to obtain such Bank's consent and/or cash collateralize its applicable Dollar RL Percentage (or, after the occurrence of any Sharing Event, its Sharing Percentage) of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments which are terminated and Loans which are
--------
repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the U.S. Borrower shall not
                              ----------------
have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).


          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 2.05, 4.04, 12.07 and 13.01, shall, subject to the provisions of Section 13.18 (to the extent applicable), survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          13.14  Domicile of Loans and Commitments.  Each Bank may transfer and
                 ---------------------------------
carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that no Borrower shall
                                              --------
be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12 or 1.15) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

          13.15  Confidentiality.  (a)  Each of the Banks agrees that it will
                 ---------------
use its reasonable efforts not to disclose without the prior consent of the
U.S. Borrower (other than to its directors, trustees, employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the U.S. Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement; provided, that any Bank may disclose any such
                            --------
information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body (including any securities exchange or self-regulatory organization), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, that such
                                                   --------
prospective transferee agrees to be bound by this Section 13.15 to the same extent as such Bank.

          (b) Each Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to such Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of such Borrower and its Subsidiaries), provided that such Persons shall be subject to the provisions of
               --------
this Section 13.15 to the same extent as such Bank.


          13.16  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT
                 --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.17  Register.  Each Borrower hereby designates the Administrative
                 --------
Agent to serve as such Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments (and related Canadian Revolving Loan Sub-Commitment, if any) from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect any Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of any Commitment (and related Canadian Revolving Loan Sub-Commitment, if any) of such Bank and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment (and related Canadian Revolving Loan Sub-Commitment, if any) and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment (and related Canadian Revolving Loan Sub-Commitment, if any) and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment (and related Canadian Revolving Loan Sub-Commitment, if any) and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evi dencing such Commitment (and related Canadian Revolving Loan Sub-Commitment, if any) and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. Each Borrower jointly and severally agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

          13.18  Limitation on Additional Amounts, etc.  Notwithstanding
                 --------------------------------------
anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the respective Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by such Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent of the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital that are incurred or suffered on or after the date which occurs six months prior to such Bank giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 13.18 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

          13.19  Post-Closing Actions.  Notwithstanding anything to the contrary
                 --------------------
contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

          (a)  Security Document Filings.  Form UCC-1 financing statements
               -------------------------
delivered by the U.S. Borrower to the Collateral Agent on the Restatement Effective Date shall be filed in the appropriate governmental office within 5 days following the Restatement Effective Date.

          (b)  Certificates of Title.  (i) The Collateral Agent's security
               ---------------------
interest with respect to the certificates of title in respect of all Tractor Trailers owned by CLC and its Subsidiaries on the Restatement Effective Date (other than Tractor Trailers securing Scheduled Existing Indebtedness not being refinanced on the Restatement Effective Date) shall be registered in the appropriate governmental office within 90 days following the Restatement Effective Date and (ii) the Collateral Agent's security interest with respect to the certificates of title in respect of all Tractor Trailers owned by the U.S. Borrower and its Subsidiaries on the Original Effective Date (other than Tractor Trailers securing Scheduled Existing Indebtedness not refinanced on the Original Effective Date) shall be registered in the appropriate governmental office within 60 days following the Restatement Effective Date.

          (c)  UCC-3 Termination and PPSA Financing Change Statements.  Within
               ------------------------------------------------------
10 days following the Restatement Effective Date (or such later date as shall have been determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received Form UCC-3 termination statements and Form PPSA 2-C financing change statements and applications for registration in respect of the Liens listed on Part B of Schedule IX hereto and same shall be filed in the appropriate governmental office within 15 days following the Restatement Effective Date (or such later date as shall have been determined by the Administrative Agent in its sole discretion).

          (d)  Opinions of Local Counsel.  Within 10 days following the
               -------------------------
Restatement Effective Date, the Collateral Agent shall have received additional opinions, addressed to each Agent, the Collateral Agent and each of the Banks from local counsel to Credit Parties and/or the Agents reasonably satisfactory to the Collateral Agent, which opinions (x) shall cover the perfection and enforceability as against third parties of the security interests granted pursuant to the Security Documents and such other matters relating to the transactions contemplated herein as the Collateral Agent may reasonably request and (y) shall be in form and substance reasonably satisfactory to the Collateral Agent.

          (e)  Mortgages.  Within 30 days following the Restatement Effective
               ---------
Date, the Collateral Agent shall have received all of the Mortgages, Mortgage Policies, surveys and other agreements and documents in respect of the Real Property owned by CLC and its Subsidiaries and designated on Schedule III as Mortgaged Properties and which would otherwise be required to be delivered on the Restatement Effective Date pursuant to Section 5.10(f) in the absence of this Section 13.19(e).

          All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods, required above, rather than as otherwise provided in the Credit Documents); provided, that (x)
                                                            --------
to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this
Section 13.19 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by Section 13.19 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a representation, warranty and covenant by each Borrower to each of the Banks that the actions required pursuant to this Section 13.19 will be, or have been, taken within the rele vant time periods referred to in this Section 13.19 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

          13.20  Judgment Currency.  (a)  The Credit Parties' obligations
                 -----------------
hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Bank under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Canadian Dollar Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Canadian Dollar Equivalent or the Dollar Equivalent or any other rate of exchange for this Section 13.20, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          13.21  Absence of Financial Assistance by Canadian Borrower.  (a)  The
                 ----------------------------------------------------
parties hereto acknowledge and agree that notwithstanding anything to the contrary in this Agreement (i) the Obligations of the U.S. Borrower under this Agreement are solely those of the U.S. Borrower and not the Canadian Borrower (which shall have no liability therefor), (ii) none of the provisions of this Agreement or any other Credit Document are intended to result in the Canadian Borrower furnishing any form of "financial assistance" within the meaning of
Section 123.66 of the Companies Act (Quebec) (including, without limitation, the granting of security) to the U.S. Borrower, (iii) any indemnities or other amounts owing under Section 13.01 for which the U.S. Borrower and the Canadian Borrower may be deemed to be jointly and severally liable shall instead constitute the several obligations of the U.S. Borrower and shall not be obligations of the Canadian Borrower and (iv) under no circumstances shall the Canadian Borrower be required by the terms of this Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement the obligations under which are secured by any Security Document to provide "financial assistance" to the U.S. Borrower (as such term may be interpreted by a court of competent jurisdiction in Quebec in considering the application of
Section 123.66 of the Companies Act (Quebec)).

          13.22  Additions of New Banks, etc.  (a)  On and as of the occurrence
                 ---------------------------
of the Restatement Effective Date in accordance with Section 13.10 hereof, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

          (b) By their execution and delivery hereof, the U.S. Borrower, the Canadian Borrower and the Required Banks (as determined immediately before the occurrence of the Restatement Effective Date) agree that, notwithstanding anything to the contrary contained in Section 3.02(a) of the Original Credit Agreement, the reduction to the Total Unutilized Revolving Loan Commitment required pursuant to Section 5.17(a) shall apply to reduce the Revolving Loan Commitment (and the Non-Canadian Revolving Loan Sub-Commitment) of each Bank with a Non-Canadian Revolving Loan Sub-Commitment, pro rata based on the
                                                   --- ----
relative Non-Canadian Revolving Loan Sub-Commitments of the various Banks.

          SECTION 14.  U.S. Borrower Guaranty.
                       ----------------------

          14.01  The U.S. Borrower Guaranty.  In order to induce the Banks to
                 --------------------------
enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the U.S. Borrower from the proceeds of the Loans and the issuance of the Letters of Credit, the U.S. Borrower hereby agrees with the Banks as follows: the U.S. Borrower hereby, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceler ation or otherwise, of any and all of the Canadian Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Canadian Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, the U.S. Borrower unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Canadian Guaranteed Obligations. This U.S. Borrower Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in a reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Canadian Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Canadian Borrower), then and in such event the U.S. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the U.S. Borrower, notwithstanding any revocation of this U.S. Borrower Guaranty or any other instrument evidencing any liability of the Canadian Borrower, and the U.S. Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02  Bankruptcy.  Additionally, the U.S. Borrower, unconditionally
                 ----------
and irrevocably, guarantees the payment of any and all of the Canadian Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Canadian Borrower upon the occurrence of any of the events specified in
Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          14.03  Nature of Liability.  The liability of the U.S. Borrower
                 -------------------
hereunder is exclusive and independent of any security for or other guaranty of the Canadian Guaranteed Obligations whether executed by the U.S. Borrower, any other guarantor or by any other party, and the liability of the U.S. Borrower hereunder is not affected or impaired by (a) any direction as to application of payment by the Canadian Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Canadian Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Canadian Borrower, or (e) any payment made to the Guaranteed Creditors on the Canadian Guaranteed Obligations which any such Guaranteed Creditor repays to the Canadian Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the U.S. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04  Independent Obligation.  No invalidity, irregularity or
                 ----------------------
unenforceability of all or any part of the Canadian Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this U.S. Borrower Guaranty, and this U.S. Borrower Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Canadian Guaranteed Obligations. The obligations of the U.S. Borrower hereunder are independent of the obligations of any other guarantor, any other party or the Canadian Borrower, and a separate action or actions may be brought and prosecuted against the U.S. Borrower whether or not action is brought against any other guarantor, any other party or the Canadian Borrower and whether or not any other guarantor, any other party or the Canadian Borrower be joined in any such action or actions. The U.S. Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Canadian Borrower or other circumstance which operates to toll any statute of limitations as to the Canadian Borrower shall operate to toll the statute of limitations as to the U.S. Borrower.

          14.05  Authorization.  The U.S. Borrower authorizes the Guaranteed
                 -------------
Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Canadian Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this U.S. Borrower Guaranty shall apply to the Canadian Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Canadian Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Canadian Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Canadian Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Canadian Borrower or other obligors;

          (e) settle or compromise any of the Canadian Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Canadian Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Canadian Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Canadian Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the U.S. Borrower from its liabilities under this U.S. Borrower Guaranty.

          14.06  Reliance.  It is not necessary for the Guaranteed Creditors to
                 --------
inquire into the capacity or powers of the Canadian Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and the Canadian Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07  Subordination.  Any of the indebtedness of the Canadian
                 -------------
Borrower now or hereafter owing to the U.S. Borrower is hereby subordinated by the U.S. Borrower to the Canadian Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Canadian Borrower to the U.S. Borrower shall be collected, enforced and received by the U.S. Borrower for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Canadian Guaranteed Obligations, but without affecting or impairing in any manner the liability of the U.S. Borrower under the other provisions of this U.S. Borrower Guaranty. Prior to the transfer by the U.S. Borrower of any note or negotiable instrument evidencing any of the indebtedness of the Canadian Borrower to the U.S. Borrower, the U.S. Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the U.S. Borrower hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this U.S. Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Canadian Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08  Waiver.  (a)  The U.S. Borrower waives any right (except as
                 ------
shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Canadian Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Canadian Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The U.S. Borrower waives any defense based on or arising out of any defense of the Canadian Borrower, any other guarantor or any other party, other than payment in full of the Canadian Guaranteed Obligations, based on or arising out of the disability of the Canadian Borrower, any other guarantor or any other party, or the unenforceability of the Canadian Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower other than payment in full of the Canadian Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Canadian Borrower or any other party, or any security, without affecting or impairing in any way the liability of the U.S. Borrower under this U.S. Borrower Guaranty except to the extent the Canadian Guaranteed Obligations have been paid. The U.S. Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the U.S. Borrower against the Canadian Borrower or any other party or any security.

          (b) The U.S. Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this U.S. Borrower Guaranty, and notices of the existence, creation or incurring of new or additional Canadian Guaranteed Obligations. The U.S. Borrower assumes all responsibility for being and keeping itself informed of the Canadian Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Canadian Guaranteed Obligations and the nature, scope and extent of the risks which the U.S. Borrower assumes and incurs under this U.S. Borrower Guaranty, and agrees that the Guaranteed Creditors shall have no duty to advise the U.S. Borrower of information known to them regarding such circumstances or risks.

          (c) Until such time as the Canadian Guaranteed Obligations have been paid in full in cash or Cash Equivalents, the U.S. Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this U.S. Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Canadian Guaranteed Creditors against the Canadian Borrower or any other guarantor of the Canadian Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Canadian Borrower or any other guarantor which it may at any time otherwise have as a result of this U.S. Borrower Guaranty.

          14.09  Payment.  All payments made by the U.S. Borrower pursuant to
                 -------
this Section 14 shall be made in the respective Applicable Currency in which the Canadian Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.15, to any conversion occurring pursuant thereto). All payments made by the U.S. Borrower pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 4.04.

                                  *  *  *  *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.




                                   MTL INC.



                                   By /s/ Charles J. O'Brien, Jr.
                                      -------------------------------------
                                      Name:   Charles J. O'Brien, Jr.
                                      Title:  President



                                   LEVY TRANSPORT, LTD./LEVY TRANSPORT LTEE.



                                   By /s/ Charles J. O'Brien, Jr.
                                      -------------------------------------
                                      Name:   Charles J. O'Brien, Jr.
                                      Title:


                                   CREDIT SUISSE FIRST BOSTON,
                                      Individually and as
                                      Administrative Agent



                                   By /s/ Julia P. Kingsbury
                                      -------------------------------------
                                      Name: Julia P. Kingsbury
                                      Title: Vice President



                                   By /s/ Robert N. Finney
                                     --------------------------------------
                                     Name: Robert N. Finney
                                     Title: Managing Director



                                   BANKERS TRUST COMPANY,
                                     Individually and as
                                     Syndication Agent



                                   By /s/ Anthony LoGrippo
                                     --------------------------------------
                                     Name: Anthony LoGrippo
                                     Title: Vice President

                                   SALOMON BROTHERS HOLDING COMPANY INC.,



                                   By /s/ Mavis B. Taintor
                                     ------------------------------------
                                     Name: Mavis B. Taintor
                                     Title: Managing Director

                                   ABN AMRO BANK N.V.



                                   By /s/ Kathleen L. Ross
                                     -----------------------------
                                     Name: Kathleen L. Ross
                                     Title: Group Vice President



                                   By /s/ Gerlad F. Mackin
                                     -----------------------------
                                     Name: Gerlad F. Mackin
                                     Title: Vice President

                                   THE BANK OF NOVA SCOTIA



                                   By /s/ W. E. Zarrett
                                     --------------------------
                                    Name:  William E. Zarrett
                                    Title: Senior Relationship Manager

                                   BALANCED HIGH YIELD FUND II LTD.
                                    By: BHF-Bank Aktiengesellscaft acting
                                        through its New York Branch as
                                        attorney in fact.



                                   By /s/ Anthony Heyman - Dan Dobrjanskyj
                                     -------------------------------------
                                     Name: Anthony Heyman  Dan Dobrjanskyj
                                     Title: AVP            AVP

                                   BHF-BANK AKTIENGESELLSCHAFT



                                   By /s/ Anthony Heyman - Dan Dobrjanskyj
                                     -------------------------------------
                                    Name: Anthony Heyman  Dan Dobrjanskyj
                                    Title: AVP            AVP

                                   CREDITANSTALT CORPORATE
                                    FINANCE, INC.



                                   By /s/ Carl G. Drake
                                     --------------------------
                                    Name:  Carl G. Drake
                                    Title: Vice President


                                   By /s/ Robert M. Biringer
                                     --------------------------
                                    Name:  Robert M. Biringer
                                    Title: Executive Vice President

                                   COMERICA BANK, N.A.



                                   By /s/ Martin G. Ellis
                                     --------------------------
                                    Name:  Martin G. Ellis
                                    Title: Vice President

                                   THE MITSUBISHI TRUST AND
                                    BANKING CORPORATION



                                   By /s/ Genichiro Chiba
                                     --------------------------
                                    Name:  Genichiro Chiba
                                    Title: Deputy General Manager

                                   BANK OF TOKYO-MITSUBISHI
                                    TRUST COMPANY



                                   By /s/ Patrick Zoro
                                     --------------------------
                                    Name:  Patrick Zoro
                                    Title: Assistant Vice President

                                   ROYAL BANK OF CANADA



                                   By /s/ Michael J. Madnick
                                     --------------------------
                                    Name:  Michael J. Madnick
                                    Title: Senior Manager

                                   SOCIETE GENERALE



                                   By /s/ Louis P. Laville, III
                                     ----------------------------
                                    Name: Louis P. Laville, III
                                    Title: Vice President

                                   BANK POLSKA KASA OPIEKI
                                    S.A. - PEKAO



                                   By /s/ Harvey Winter
                                     --------------------------
                                    Name: Harvey Winter
                                    Title: Vice President

                                   METROPOLITAN LIFE
                                    INSURANCE COMPANY



                                   By /s/ Scott W. Isley
                                     --------------------------
                                    Name: SCOTT W. ISLEY
                                    Title: Director

                                   PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA



                                   By /s/ B. Ross Smead
                                     --------------------------
                                    Name: B. Ross Smead
                                    Title: Vice President

                                   NATIONAL WESTMINSTER
                                   BANK PLC
                                   By: NatWest Capital Markets
                                       Limited, its Agent
                                   By: Greenwich Capital Markets,
                                       Inc., its Agent



                                   By /s/ J.J. Hood
                                     ---------------------------
                                    Name:  Jerry J. Hood
                                    Title: Vice President

                                   KZH SOLEIL LLC



                                   By /s/ V Conway
                                     ---------------------------
                                   Name: Virginia Conway
                                   Title: Authorized Agent

                                   BANKBOSTON, N.A.



                                   By /s/ Kevin Kearns
                                     --------------------------
                                    Name: Kevin Kearns
                                    Title: Managing Director

                                   MORGAN STANLEY
                                   DEAN WITTER PRIME INCOME
                                    TRUST



                                   By /s/ Peter Sewirtz
                                     --------------------------
                                    Name: Peter Sewirtz
                                    Title: Authorized Signatory

                                    ING HIGH INCOME PRINCIPAL
                                    PRESERVATION FUND
                                    HOLDINGS, LCD
                                    By: ING Capitol Advisors Inc.
                                        As Investment Advisor

                                    By /s/ Helen Y. Rhee
                                      ---------------------------
                                    Name:  HELEN Y. RHEE
                                    Title: VICE PRESIDENT & PORTFOLIO MANAGER

                                   CANADIAN IMPERIAL BANK
                                   OF COMMERCE



                                   By /s/ Frank Fiorito
                                     ---------------------------
                                    Name: FRANK FIORITO
                                    Title: Authorized Signatory

                                    TRANSAMERICA LIFE INSURANCE AND
                                     ANNUITY COMPANY



                                    By /s/ John M. Casparian
                                      ------------------------------
                                     Name:  John M. Casparian
                                     Title: Investment Officer